UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Truist Financial Corporation
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March 17, 2025

Dear Fellow Owner:

We’re inviting you to attend the Annual Meeting of Shareholders of Truist Financial Corporation on April 29, 2025, at 11:00 a.m. Eastern Time. We will hold our Annual Meeting in a virtual-only format this year and have provided information about attending, voting, and submitting questions in the accompanying proxy statement.

In 2024, we delivered solid financial results for shareholders as we fulfilled our expense commitments, completed the sale of Truist Insurance Holdings, and repositioned our balance sheet. We accomplished those results while maintaining strong credit quality and increasing investments in talent, technology, and risk infrastructure. We announced up to a $5 billion multiyear share repurchase authorization and commenced repurchases in the third quarter of 2024.

We also delivered on our purpose to inspire and build better lives and communities by serving our clients with knowledge and care and supporting our communities. We committed $725 million in financial support to those impacted by Hurricane Helene in Western North Carolina. We also launched the Truist Life, Money, and Choices financial education program for high school and college students and supported small businesses and created career pathways in underserved communities through the Truist Foundation.

These efforts position us well to continue our strong momentum and drive long-term value for our shareholders. We look forward to realizing Truist’s potential even more in 2025 as we leverage our expanded capabilities and talented teammates to actualize our purpose.

Once again this year, we are providing proxy materials to many of our shareholders through the internet to support Truist’s sustainability efforts by saving paper and reducing costs. We also believe this will offer you a convenient way to access the proxy materials. Please read our proxy statement carefully for important information about the Annual Meeting and the matters on which we ask for your vote.

Whether or not you plan to attend the virtual-meeting internet webcast, please vote in advance as promptly as possible. Every shareholder vote is important, and we want your shares to be represented at the meeting.

Thank you for your support in helping Truist inspire and build better lives and communities.

Sincerely,

William H. Rogers, Jr. Chairman and Chief Executive Officer	Thomas E. Skains Independent Lead Director

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS OF

TRUIST FINANCIAL CORPORATION

Date and Time: April 29, 2025 11:00 a.m. Eastern Time	Location: Webcast in a virtual format at www.virtualshareholdermeeting.com/TFC2025

AGENDA

•	Election of the 12 director nominees named in the proxy statement, each for a one-year term expiring at the 2026 annual meeting of shareholders

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Truist’s independent registered public accounting firm for 2025

•	Non-binding advisory vote on executive compensation

•	Any other business that may properly be brought before the Annual Meeting

You can vote at the Annual Meeting if you were a shareholder of record at the close of business on February 20, 2025.

Your vote is important. Whether or not you plan to attend the virtual-meeting internet webcast, please vote in advance as promptly as possible. You may vote your shares through the internet, by telephone, by mail, or at the Annual Meeting as described more fully in the proxy statement beginning on page 85.

To attend and submit your questions for the Annual Meeting as a registered shareholder or beneficial owner, you will need to log in at www.virtualshareholdermeeting.com/TFC2025 using your name, a valid email address, and the unique 16-digit control number found on your proxy card, voting instruction form, or Notice of Internet Availability.

By Order of the Board of Directors,

Scott A. Stengel

Senior Executive Vice President, Chief Legal

Officer, Head of Government Affairs, and

Corporate Secretary

March 17, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on April 29, 2025:

The solicitation of the enclosed proxy is made on behalf of the Board of Directors for use at the Annual Meeting to be held on April 29, 2025. A copy of this proxy statement, our 2025 Annual Report, and our 2024 Form 10-K are available at: www.proxyvote.com.

Truist Financial Corporation

214 N. Tryon Street

Charlotte, NC 28202

PROXY STATEMENT

Summary

This summary highlights information contained elsewhere in this proxy statement for Truist Financial Corporation, which is sometimes referred to as the “Company,” “Truist,” “we,” or “us.” This summary does not contain all of the information that you should consider, and you should read this entire proxy statement carefully before you vote. Additional information regarding our 2024 performance can be found in our Annual Report on Form 10-K for the year ended December 31, 2024. The proxy materials were first made available on or about March 17, 2025 to shareholders of record of our common stock at the close of business on February 20, 2025 (the “Record Date”).

The 2025 Annual Meeting of Shareholders of Truist Financial Corporation (the “Annual Meeting”) will be a virtual-only meeting in our continuing effort to expand shareholder access and participation.

2025 Annual Meeting of Shareholders

Time and Date April 29, 2025 11:00 a.m. Eastern Time	Virtual Location www.virtualshareholdermeeting.com/TFC2025	Record Date At close of business February 20, 2025

Proposals and Voting Recommendations

Shareholders will vote on the following three proposals:

Proposal No.	Description	Votes Required	Board Recommendation	Page

1	Election of 12 director nominees named in the proxy statement	Majority of votes cast for each nominee	VOTE FOR EACH NOMINEE	6

2	Ratification of the appointment of our independent registered public accounting firm	Majority of votes cast	VOTE FOR	35
3	Non-binding advisory vote on executive compensation	Majority of votes cast	VOTE FOR	37

2025 Proxy Statement |	1

Proxy Statement Summary

How to Vote

Proxy Voting Methods

Internet	Telephone	Mail	During the Annual Meeting
Go to www.proxyvote.com and follow the instructions on the website.	Call 1-800-690-6903 and follow the instructions on the proxy card or your voting instruction form	Sign, date, and mail your proxy card or voting instruction form	While we encourage you to vote before the meeting, shareholders may vote online during the meeting by following the instructions on page 85.

Shareholders of record on the Record Date may vote at the Annual Meeting. Only one class of our common stock exists, and each share is entitled to one vote. “Shareholders of record” or “registered shareholders” have shares of our common stock registered in their names with our transfer agent, Computershare Trust Company, N.A. “Beneficial owners,” in contrast, own shares of our common stock that are held in “street name” through a broker, bank, or other nominee. Beneficial owners generally cannot vote their shares directly and must instead instruct their brokers, banks, or other nominees how to vote their shares. If you are a beneficial owner of our common stock, your proxy is being solicited through your broker, bank, or other nominee.

Attending the Annual Meeting

If you are a registered shareholder or beneficial owner on the Record Date or are a duly authorized proxy holder of such a registered shareholder or beneficial owner, you may attend the Annual Meeting and will be allowed to vote your shares and submit questions online before and during the Annual Meeting. You will be able to do so by visiting www.virtualshareholdermeeting.com/TFC2025 and logging in with your name, a valid email address, and the 16-digit control number found on your proxy card, voting instruction form, or Notice of Internet Availability, as applicable. You may log into and attend the Annual Meeting online beginning at 10:45 a.m. Eastern Time on April 29, 2025. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. Attendance at the Annual Meeting online is subject to capacity limits set by the virtual-meeting platform provider. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m. Eastern Time on April 28, 2025, and enter your 16-digit control number.

Shareholders who participate in the Annual Meeting virtually by means of the website address provided above will be deemed present, including for purposes of determining a quorum.

For additional information on voting, attendance, and submitting questions for the Annual Meeting, please see the sections entitled “How to Vote” and “How to Attend the Annual Meeting” beginning on page 85 of this proxy statement.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance online or, if you received or requested printed copies of the proxy materials, by phone or by mail to ensure that your shares will be represented at the Annual Meeting.

No recording of the Annual Meeting is permitted, including audio and video recording.

2	| 2025 Proxy Statement

Proxy Statement Summary

Truist’s Purpose

Truist is a purpose-driven financial-services company committed to inspiring and building better lives and communities.

Purpose

To inspire and build better lives and communities.

2025 Proxy Statement |	3

Proxy Statement Summary

Truist Board of Director Nominees

Please consider the following nominees to our Board of Directors. All of these nominees currently serve as Truist directors. We are proud of the experience, skill, and background of this group and the dedication of each nominee.

	Age	Independent	Principal Occupation	Truist Standing Board Committee Memberships

Jennifer S. Banner	65		Executive Director of Management Forum of, and Consultant with Special Appointment to, the University of Tennessee’s Haslam College of Business	• Audit • Technology

K. David Boyer, Jr.	73		CEO of GlobalWatch Technologies, Inc.	• Executive • Technology

Agnes Bundy Scanlan	67		President of The Cambridge Group LLC	• Executive • Nominating and Governance (Chair) • Risk

Dallas S. Clement	59		President and CFO of Cox Enterprises, Inc.	• Audit (Chair) • Executive • Nominating and Governance

Linnie M. Haynesworth	67		Retired Sector Vice President and General Manager, Northrup Grumman Corporation	• Risk • Technology

Donna S. Morea	70		Chairman and CEO of Adesso Group, LLC	• Executive • Risk • Technology (Chair)

Charles A. Patton	68		Manager of Patton Holdings, LLC and PATCO Investments, LLC	• Executive • Nominating and Governance • Risk (Chair)

William H. Rogers, Jr.	67		Chairman and CEO of Truist	• Executive (Chair)

Thomas E. Skains	68		Retired Chairman, President, and CEO of Piedmont Natural Gas Company, Inc.	• Compensation and Human Capital • Executive • Nominating and Governance

Laurence Stein	57		Retired EVP and COO, Asset & Wealth Management, of The Goldman Sachs Group, Inc.	• Risk

Bruce L. Tanner	66		Retired EVP and CFO of Lockheed Martin Corporation	• Audit • Compensation and Human Capital
Steven C. Voorhees	70		Retired President and CEO of WestRock Company	• Audit • Compensation and Human Capital (Chair) • Executive

4	| 2025 Proxy Statement

Proxy Statement Summary

CONTINUING COMMITMENT TO SOUND CORPORATE GOVERNANCE

Truist maintains the following corporate governance framework:

Accountability

•	Majority voting for director elections

•	Annual elections for all directors

•	Stock ownership requirements for directors and executive officers

•	Prohibition on hedging and pledging of Truist securities for our directors and executives whose compensation is reviewed and approved by the Compensation and Human Capital Committee

•	Annual Board and Board committee self-evaluations

Robust Shareholder Rights

•	Proxy access

•	Shareholder right to call a special meeting

•	No supermajority voting provisions

Active and Responsive Shareholder Engagement

•

Engagement takes place throughout the year to obtain shareholder insight into corporate governance, executive compensation, corporate responsibility and sustainability, and other areas of importance to our shareholders.

•

Our engagement program includes meetings with our largest shareholders led by senior management and, in certain cases, our independent Lead Director or Chair of the Nominating and Governance Committee.

•	Feedback received from shareholders is taken into consideration by our directors and executive officers when planning future company policies, practices, and disclosures in public filings.

Corporate Responsibility and Sustainability

•	We aim to be a good corporate citizen through our Purpose, Mission, and Values, including efforts in sustainability and commitment to communities.

•

We prioritize human capital management through the Compensation and Human Capital Committee, which oversees Truist’s strategies and initiatives on talent management and employee well-being and engagement. Truist places special emphasis on providing compensation and benefits that foster an environment of financial security and economic mobility for its teammates.

•

Our 2023 Corporate Responsibility and Sustainability Report highlights some of our work to create long-term value for our clients, shareholders, communities, and teammates, and we plan to publish our next version of this report in the spring of 2025.

•	In 2024, we released our third Task Force on Climate-Related Financial Disclosures (“TCFD”) Report, with plans to publish our next TCFD Report in the spring of 2025.

2025 Proxy Statement |	5

Proposal 1—Election of Directors

We are asking you to elect each of the 12 director nominees named in this proxy statement to serve on the Board of Directors for a one-year term expiring at the annual meeting of shareholders in 2026. Although our Board of Directors expects that each of the nominees will be available for election, if a vacancy in the slate of nominees occurs, shares of Truist common stock represented by proxies will be voted for the election of a substitute nominee designated by the Board. Alternatively, the Board may reduce the number of persons to be elected by the number of directors unable to serve.

In an uncontested election of directors, our articles of incorporation require each director to be elected by the majority of the votes cast at a meeting of shareholders. Under our Director Resignation Policy, as described in our Corporate Governance Guidelines, any incumbent director nominee who fails to receive more votes in favor of the director’s election than against the director’s election shall tender his or her resignation to the Board, which will be conditioned on the Board’s acceptance of the resignation. The Nominating and Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board whether to accept, reject, or otherwise act with respect to the tendered resignation. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the shareholder vote and will publicly disclose its decision within this 90-day timeframe. A director whose resignation is under consideration will abstain from participating in any recommendation or decision regarding that resignation. If a director’s resignation is not accepted, the director will continue to serve until the next annual meeting of shareholders and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal.

Each of our director nominees has been identified as possessing good business acumen, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. Sound judgment and community leadership are also important characteristics that our nominees possess. Each nominee additionally brings to us a strong and unique background and set of skills, providing our Board with collective strength in overseeing Truist’s strategy, culture, and performance.

Board Composition

The Board and the Nominating and Governance Committee strive to recruit and retain directors who possess a broad array of skills, backgrounds, and expertise that, taken as a whole, create a strong and effective governing body. The Nominating and Governance Committee regularly reviews the composition of the Board and its committees to determine the appropriate balance of skills, backgrounds, and expertise to provide strong oversight of the Company’s business and affairs.

Our directors also have a broad range of tenures on our Board.

* Board tenure here and throughout the proxy statement includes each director’s Board service at Truist and either BB&T or SunTrust, as applicable.

6	| 2025 Proxy Statement

Proposal 1—Election of Directors

Director Qualifications

We believe that the Board’s skill set and commitment to Truist help promote our purpose to “inspire and build better lives and communities.” The Board invests a substantial amount of time, effort, and energy in overseeing the development and execution of our strategic plan consistent with Truist’s risk appetite. As illustrated below, the qualifications of the directors position the Board well to fulfill these responsibilities.

Qualifications, Attributes, Skills, and Experience Represented on the Board

Financial Services

Experience in the financial services industry is valuable in overseeing our strategy and operations, including opportunities and risks facing our businesses. This attribute may include significant leadership roles at financial services companies or service on relevant boards that enables directors to gain insights and expertise that will enhance their support of the business and affairs of Truist.

Human Capital Management

Maintaining a skilled and motivated workforce is a critical component of Truist’s future success. Directors with experience in areas that include employee benefits, compensation programs, career growth, and employee engagement are increasingly important in retaining and acquiring talented teammates and reinforcing Truist’s culture.

Executive Leadership

We seek directors who have served in significant leadership positions and who possess strong abilities to motivate and manage others. This includes the ability to identify, evaluate, and develop leadership qualities in others. Current or recent experience as a Chair, CEO, President, CFO, or other senior executive are strong indicators of skill and expertise in this category.

Sustainability

Truist recognizes that sustainability issues are important to our shareholders and other stakeholders, and we continue to be focused on and transparent about our efforts in these areas. We seek leaders with experience in corporate responsibility matters, including sustainability and community investment and development.

Client and Consumer Interfaces and Trends

Expertise in these areas is important for reaching clients who are increasingly seeking convenience in the delivery of financial services. Directors with an understanding of how technology and design attract and maintain clients, including through the capabilities and functionalities of our products, are well positioned to support the growth of our businesses.

Cybersecurity and Information Security

We are advantaged by directors who are conversant in enterprise technology, related industry trends, and emerging risks in information security, data privacy, and cybersecurity.

Accounting/Financial Management

Experience in finance enables directors to analyze our financial statements and capital structure and to oversee our accounting and financial reporting processes. NYSE rules require that at least one member of our Audit Committee have accounting or related financial management expertise.

Technology and Digital Innovation

Truist knows the importance of technological innovation and digital competitiveness to its growth, including in serving our existing clients and reaching new ones. Leaders with knowledge in these areas can help Truist improve its promotion and delivery of products and services through digital platforms.

Regulatory and Enterprise Risk Management

We derive value from experience in identifying and managing strategic and other risks. Federal Reserve Board Regulation YY requires that the Risk Committee have at least one member who qualifies as a “risk management expert.”

Leadership in Transformation and Disruption

Truist directly benefits from leaders who are comfortable and experienced in navigating an ever-changing competitive landscape and who accept transformation as a constant. Such leaders can provide insight into organizational agility and resiliency to address emerging needs and challenges for our businesses.

Corporate Governance and Public Board Service

Directors with an understanding of corporate governance, including for public companies, can support goals involving disclosure and accountability. Such an understanding also helps guide the Company in its corporate responsibility initiatives.

Public Affairs, Government Relations, Legal, and Compliance

Directors with experience and expertise in these areas can deliver insights that help Truist to navigate the complex political and regulatory landscape in which we operate.

2025 Proxy Statement |	7

Proposal 1—Election of Directors

Nominees for Election as Directors for a One-Year Term Expiring in 2026

The Board of Directors has nominated the following individuals to serve as directors of Truist until the 2026 annual meeting of shareholders and until their respective successors are elected and qualified. The nominees for election to our Board of Directors and their principal occupations, experience, key qualifications, and skills are set forth below.

JENNIFER S. BANNER KNOXVILLE, TN	K. DAVID BOYER, JR. OAKTON, VA

Tenure: • Since 2003 Age: 65 Board Committees: • Audit • Technology Public Company Directorships: • Uniti Group • Elme Communities	Tenure: • Since 2009 Age: 73 Board Committees: • Executive • Technology • Trust (Chair)—Truist Bank

Professional Experience:

Since June, 2019, Ms. Banner has served the University of Tennessee Haslam College of Business as Executive Director of the Management Forum and, since August 2024, as Consultant with Special Appointment working in the Integrated Business and Engineering Program, the Physician Executive MBA Program, and the Department of Management and Entrepreneurship. Ms. Banner previously served as President and Chief Executive Officer of SchaadSource, LLC (a privately held managerial and strategic services company) from 2006 through March 2019, Chief Executive Officer of Schaad Companies, LLC (a diversified holding company) from 2008 through 2018, and Chief Executive Officer of the Schaad Family Office, LLC (a diversified holding company) from 2012 through 2018. Ms. Banner is also an Industry Research Fellow at the Massachusetts Institute of Technology Center for Information Systems Research (MIT CISR), which provides chief information officers, digital leaders, and boards of directors with insights into technology and digital innovation. She was a co-researcher and co-author with MIT CISR senior research scientists of an article published in Sloan Management Review regarding the importance of technology and digital skills in the boardroom and is presently participating with MIT senior research scientists regarding future-ready technology skills for public company directors. Ms. Banner has served on the board of trustees of Elme Communities (NYSE: ELME) since 2022 and on the board of directors of Uniti Group, Inc. (NASDAQ: UNIT) since 2015.

Qualifications and Skills:

Ms. Banner brings to Truist leadership and management experience and skills in public accounting, real estate, financial services, corporate governance, regulatory, and risk management from her prior service on the boards of directors of First Vantage Bank and First Virginia Banks, Inc. among other listed companies. Ms. Banner’s skills also include knowledge of technology innovation and digital transformation through formal training and research participation as an Industry Research Fellow with MIT CISR and from other external sources.

Professional Experience:

Mr. Boyer has served as Chief Executive Officer of GlobalWatch Technologies, Inc. (a privately-held business intelligence, cybersecurity, information assurance, governance, and compliance firm) since 2004. Mr. Boyer also has served as a director of Virginia Community Development Corporation (a tax credit fund manager supporting economic development in Richmond) since 2009 and as a Treasury Board Member for the Commonwealth of Virginia from 2002-2014. Mr. Boyer is also a National Association of Corporate Directors (NACD) Board Leadership Fellow and a member of the Presidential Counselors for Pennsylvania State University.

Qualifications and Skills:

Through his experience both as a Board member and from his prior service for more than 11 years on Truist Bank’s local advisory board in Washington, D.C., Mr. Boyer has gained a thorough understanding of Truist’s banking organization, corporate governance structure, and its values and culture. Mr. Boyer’s contributions as a Truist director also include his experience with risk management, accounting, and finance, as well as information technology services, information management, cybersecurity, data analytics, and anti-terrorism assistance services.

8	| 2025 Proxy Statement

Proposal 1—Election of Directors

AGNES BUNDY SCANLAN CAMBRIDGE, MA	DALLAS S. CLEMENT ATLANTA, GA

Tenure:

•  Since 2017

Age: 67

Board Committees:

•  Executive

•  Nominating and Governance (Chair)

•  Risk

•  Trust—Truist Bank

Public Company Directorship:

•  AppFolio, Inc.

Past Public Company Directorship:

•  R1 RCM Inc.

Tenure: • Since 2015 Age: 59 Board Committees: • Audit (Chair) • Executive • Nominating and Governance

Professional Experience:

Ms. Bundy Scanlan has served as President of The Cambridge Group LLC, a regulatory advisory firm, since May 2020. From 2017 to 2020, she was a senior advisor for Treliant Risk Advisors, counseling financial services firms on risk management, strategic, and other regulatory matters. From 2015 to 2017, she served as the Northeast Regional Director of Supervision Examinations for the Consumer Financial Protection Bureau. Previously, she served as Chief Regulatory Officer, Chief Compliance Officer, Chief Privacy Officer, Regulatory Relations Executive, and Director of Corporate Community Development for, and as legal counsel to, a number of banks and financial services firms, and as legal counsel to the United States Senate Budget Committee. Ms. Bundy Scanlan serves on the boards of directors of AppFolio, Inc., a provider of cloud-based business software solutions, services, and data analytics to the real estate industry, and Institutional Capital Network, Inc., a privately held global fintech platform driving access to alternative investments for the wealth management industry.

Qualifications and Skills:

Ms. Bundy Scanlan brings her demonstrated extensive risk management experience, including in the areas of climate risk, regulatory, compliance, legal, and government affairs, to our Board of Directors. She recently demonstrated her commitment to climate leadership by earning a Diligent Climate Leadership Certificate from the Diligent Institute, a program focusing on climate risk and related business strategy. With over 20 years of professional experience, she is highly regarded as an expert and leader in the fields of governance, regulatory and compliance risk, information security, and sustainability and contributes these skills to Truist’s Board of Directors.

Professional Experience:

Mr. Clement is President and Chief Financial Officer of Cox Enterprises, Inc., a privately-held media, communications, and technology company, responsible for its treasury, financial reporting and control, tax, audit, and financial planning and analysis functions. Mr. Clement also oversees the sustainability, information technology, risk management, aviation, real estate, and security functions at Cox. Previously, he served as Executive Vice President and Chief Financial Officer of Cox Enterprises and Executive Vice President and Chief Financial Officer for Cox Automotive, the largest automotive marketplace and leading provider of software solutions to auto dealers throughout the U.S. He also had accountability for the international businesses and Cox Automotive’s financial services unit, NextGear. Prior to the formation of Cox Automotive, Mr. Clement served as Chief Financial Officer of Autotrader Group. He also spent 20 years at Cox Communications, where he held a variety of roles, including Executive Vice President and Chief Strategy and Product Management Officer.

Qualifications and Skills:

Mr. Clement enriches the Truist Board of Directors through his broad financial and business experience, including service as President and CFO of a large customer-facing company with significant technology operations. Mr. Clement has worked for over 30 years in executive management, strategy, finance, and corporate development across a number of different businesses. Mr. Clement’s experience and expertise provide valuable leadership over a broad range of Board functions, including audit, financial reporting, corporate governance, information technology, sustainability, and corporate strategy.

2025 Proxy Statement |	9

Proposal 1—Election of Directors

LINNIE M. HAYNESWORTH OAKTON, VA	DONNA S. MOREA ROYAL OAK, MD
Tenure: • Since 2019 Age: 67 Board Committees: • Risk • Technology Public Company Directorships: • Automatic Data Processing, Inc. • Micron Technology, Inc. • Eastman Chemical Company

Tenure:

•  Since 2012

Age: 70

Board Committees:

•  Executive

•  Risk

•  Technology (Chair)

Public Company Directorship:

•  Science Applications International Corporation

Past Public Company Directorship:

•  KLDiscovery Inc.

Professional Experience:

Ms. Haynesworth retired in 2019 as the Sector Vice President and General Manager of the Cyber and Intelligence Mission Solutions Division for Northrop Grumman Corporation’s (NGC’s) Mission Systems Sector after assuming this role in 2016. In this position, Ms. Haynesworth had executive responsibility for the overall growth and program activities for the division’s business portfolio, including full spectrum cyber, multi-enterprise data management and integration, as well as mission enabling intelligence, surveillance, and reconnaissance (ISR) solutions supporting domestic and international customers. She previously served as Sector Vice President and General Manager of the ISR Division within the former Information Systems sector of NGC, as well as led NGC’s Federal and Defense Technologies Division. Ms. Haynesworth serves on the boards of Automatic Data Processing, Inc. (a global technology company), Micron Technology, Inc. (a memory and storage solutions business), and Eastman Chemical Company (a global specialty materials company). In addition, Ms. Haynesworth is an advisory board member of the U.S. Department of Defense Business Board.

Qualifications and Skills:

Ms. Haynesworth enriches the Truist Board through her deep background in cybersecurity governance, enterprise strategy, large complex system development, and disruptive technology integration. She formerly served on the board of directors of the Intelligence and National Security Alliance and the Northern Virginia Technology Council. Ms. Haynesworth provides Truist’s Board a valuable resource, and offers significant insights as cybersecurity and technology play an increasing role in Truist’s operations and businesses.

Professional Experience:

Since 2012, Ms. Morea has been the Chairman and Chief Executive Officer of Adesso Group, LLC, which provides consulting and advisory services, with an emphasis on strategic growth opportunities, for businesses of all sizes. Ms. Morea is the Retired President, US, Europe, and Asia Pacific, and former member of the board, of CGI, one of the largest global technology firms, where she served for over 30 years. She presently serves as chair of the board of Science Applications International Corporation, a publicly-traded firm that provides technical, engineering, and enterprise information technology services. Ms. Morea is also an Operating Executive of The Carlyle Group, where she focuses on technology and business services. She has also served as the chair of the Northern Virginia Technology Council, which has more than 1,000 member organizations.

Qualifications and Skills:

Ms. Morea is a nationally recognized executive in IT, software, and professional services management with over 40 years of experience and provides valuable insight to Truist in today’s changing competitive environment. In addition, she has broad experience in managing IT and business process services for large enterprises, including companies in such diverse and highly regulated industries as financial services, healthcare, and telecommunications. Ms. Morea also makes important contributions to the Truist Board through her executive management experience and knowledge of information technology, given the increasing importance of technology to our operations and businesses.

10	| 2025 Proxy Statement

Proposal 1—Election of Directors

CHARLES A. PATTON N. PRINCE GEORGE, VA	WILLIAM H. ROGERS, JR. CHARLOTTE, NC

Tenure: • Since 2013 Age: 68 Board Committees: • Executive • Nominating and Governance • Risk (Chair)	Tenure: • Since 2011 Age: 67 Board Committee: • Executive (Chair)

Professional Experience:

Mr. Patton has served as a consultant and manager of Patton Holdings, LLC (a real estate holding company) since 2007 and manager of PATCO Investments, LLC (emphasizing specialty lending and equity participations) since 1998.

Qualifications and Skills:

Mr. Patton has served in leadership positions in the financial services industry, including as the President and Chief Executive Officer of Virginia First Savings Bank. In this role, he gained leadership, oversight, and risk management skills, as well as financial industry and banking operations expertise. Mr. Patton brings these skills to Truist’s Board and its committees, along with the considerable corporate governance and risk management expertise gained from his service on the Truist Board of Directors and its committees.

Professional Experience:

Mr. Rogers has been the Chief Executive Officer of Truist and Truist Bank since September 2021 and has served as Chairman of the Board of Directors since March 2022. Previously, he served as President and Chief Operating Officer of Truist and Truist Bank since December 7, 2019. He is the former Chairman and Chief Executive Officer of SunTrust Banks, Inc. He was named Chairman of SunTrust in 2012 after being elected to the board and named Chief Executive Officer in 2011.

Qualifications and Skills:

Mr. Rogers previously served on the board of the Bank Policy Institute and as the Sixth District representative on the Federal Advisory Council of the Board of Governors of the Federal Reserve System from 2017 through 2019. He is currently serving as the Fifth District representative on the Federal Advisory Council. He is also chair of the board of the Boys & Girls Clubs of America and Charlotte Center City Partners, and serves as a member of the Emory University Board of Trustees and on the Global Board of Advisors for Operation HOPE, Inc. He is also a member of the Charlotte Executive Leadership Council.

Mr. Rogers contributes to the Truist Board in several ways, including his extensive experience in the financial services industry and expertise in risk management strategy and corporate governance.

2025 Proxy Statement |	11

Proposal 1—Election of Directors

THOMAS E. SKAINS CHARLOTTE, NC	LAURENCE STEIN RYE, NY

Tenure:

•  Since 2009

Age: 68

Board Committees:

•  Compensation and Human Capital

•  Executive

•  Nominating and Governance

Public Company Directorships:

•  Duke Energy Corporation

•  National Fuel Gas Company

Tenure: • Since 2024 Age: 57 Board Committees: • Risk • Trust—Truist Bank

Professional Experience:

Mr. Skains served as Chairman, President, and Chief Executive Officer of Piedmont Natural Gas Company, Inc. from 2003 until its acquisition in October 2016 by Duke Energy Corporation.

Qualifications and Skills:

Mr. Skains is our independent Lead Director and brings extensive leadership and strategic planning skills to Truist through his experience as the Chairman, President, and Chief Executive Officer of Piedmont Natural Gas, a major natural gas utility in the Southeast. Mr. Skains also brings a wealth of corporate governance and risk management expertise and knowledge of environmental regulations gained through his former role at Piedmont Natural Gas, and as a director of Duke Energy Corporation and National Fuel Gas Company. His experience in the highly regulated natural gas industry is especially valuable given the high degree of regulation that exists in the financial services industry. The Board of Directors believes that Mr. Skains’ extensive experience provides an effective counterbalance to our Chairman and Chief Executive Officer and well-qualifies him to serve as our independent Lead Director. Mr. Skains has served on the boards of several prominent civic and business associations, providing him with extensive community relations experience.

Professional Experience:

Mr. Stein retired in 2023 as Executive Vice President and Chief Operating Officer, Asset & Wealth Management, at The Goldman Sachs Group, Inc., where he was a member of the Management Committee. Prior to his role in Asset & Wealth Management, he served as the firm’s Chief Administrative Officer from 2018 to 2022. His experience at Goldman Sachs also includes serving as the Global Head of the Operations Division, the Chief Operating Officer of the Securities Division, and the Chief Financial Officer of the Investment Banking Division. After joining Goldman Sachs in 1996, Mr. Stein was named Managing Director in 2003 and Partner in 2006. Mr. Stein began his career at Ernst & Young.

Qualifications and Skills:

Having spent 27 years at Goldman Sachs serving in senior leadership roles across multiple lines of business, Mr. Stein has a strong background in the financial services industry. Throughout his extensive tenure at Goldman Sachs, Mr. Stein demonstrated a proven track record of increasing efficiency, streamlining operations, and driving growth while not compromising controls and risk management. These skills and his experience in a broad range of businesses and functions within a large, complex financial services firm, including asset and wealth management, securities, investment banking, finance, operations, technology, and risk, make Mr. Stein a valuable member of our Board.

12	| 2025 Proxy Statement

Proposal 1—Election of Directors

BRUCE L. TANNER COLLEYVILLE, TX	STEVEN C. VOORHEES JACKSONVILLE BEACH, FL

Tenure: • Since 2015 Age: 66 Board Committees: • Audit • Compensation and Human Capital Public Company Directorship: • American Tower Corporation	Tenure: • Since 2018 Age: 70 Board Committees: • Audit • Compensation and Human Capital (Chair) • Executive Past Public Company Directorship: • WestRock Company (now Smurfit Westrock plc)

Professional Experience:

Mr. Tanner retired in August 2019 as an Executive Vice President and Strategic Advisor for Lockheed Martin Corporation. From 2007 to February 2019, he served as Executive Vice President and Chief Financial Officer for Lockheed Martin. As Chief Financial Officer, he was responsible for all aspects of Lockheed’s financial strategies, processes, and operations. He also served as Vice President of Finance and Business Operations at Lockheed Martin Aeronautics, where he was responsible for all business aspects of the company, including financial management, accounting, estimating, contracts, and program finance. Mr. Tanner also serves on the board of directors of American Tower Corporation, a publicly-traded real estate investment trust.

Qualifications and Skills:

Mr. Tanner brings a wealth of global financial leadership experience from his tenure at Lockheed Martin, where he led the finance organization through an extended period of significant growth, including numerous acquisitions. His public company experience and expertise in both finance and M&A are instrumental and contribute to the Board’s role in overseeing our operations.

Professional Experience:

Prior to his retirement in March 2021, Mr. Voorhees served as the President and Chief Executive Officer and as a director of WestRock Company, an international provider of paper and packaging solutions. Before being named to his role at WestRock, he served as the Chief Executive Officer and as a director of a predecessor entity, RockTenn Company. Before joining RockTenn, he served in various operations and executive roles at Sonat, Inc., a diversified energy company. Mr. Voorhees is a trustee of the University of Virginia Darden School Foundation and a director of 3DE by Junior Achievement.

Qualifications and Skills:

Mr. Voorhees has extensive business experience in senior executive roles that he adds to the Truist Board. In addition, he has broad management and financial experience, including having served as a director, chief executive officer, and chief financial officer of a large, publicly-traded company. His more than 20 years of experience with growing a company and M&A lends to his continued contributions to the Board.

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Proposal 1—Election of Directors

Standing Board Committee Membership and Lead Director Responsibilities

Pursuant to Truist’s Corporate Governance Guidelines, directors are expected to attend the Board meetings, the meetings of the Board committees on which they serve, and the annual meeting of shareholders. All of our directors attended the 2024 annual meeting of shareholders.

The table below shows director membership on each of our six standing committees as of the date of this proxy statement: Audit; Compensation and Human Capital; Executive; Nominating and Governance; Risk; and Technology. The charter for each of these committees is accessible on our website at https://ir.truist.com/Board-Committees. The table also includes the members of the Trust Committee of our principal banking subsidiary, Truist Bank.

Each Board member attended more than 75% of the aggregate number of Board meetings, and meetings of the committees on which he or she served, during his or her tenure in 2024. During 2024, the Board of Directors held 13 meetings.

The following pages provide detail on the responsibilities of our independent Lead Director and each standing committee of the Board, including the current members, the principal functions, and the number of meetings held in 2024.

Director	Audit Committee	Compensation and Human Capital Committee	Executive Committee	Nominating and Governance Committee	Risk Committee	Technology Committee	Trust Committee(1)

Jennifer S. Banner	✓					✓

K. David Boyer, Jr.			✓			✓	Chair

Agnes Bundy Scanlan			✓	Chair	✓		✓

Dallas S. Clement	Chair		✓	✓

Linnie M. Haynesworth					✓	✓

Donna S. Morea			✓		✓	Chair

Charles A. Patton			✓	✓	Chair

William H. Rogers, Jr.			Chair

Thomas E. Skains(2)		✓	✓	✓

Laurence Stein					✓		✓

Bruce L. Tanner	✓	✓
Steven C. Voorhees	✓	Chair	✓

(1) The Trust Committee is a committee of the Board of Directors of Truist Bank.

(2) Independent Lead Director.

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Proposal 1—Election of Directors

Independent Lead Director

Thomas E. Skains	Key Responsibilities

•  Assists the Chairman and other Board members in effectively overseeing the direction and management of Truist.

•  Convenes, sets the agenda for, and chairs executive sessions of the non-management directors following each regularly scheduled Board meeting.

•  Presides at all Board meetings at which the Chairman is not present (including executive sessions).

•  Takes responsibility for feedback and engagement with the Chief Executive Officer on executive sessions.

•  Has the authority to call and preside over meetings of the independent directors.

•  Leads the Board’s annual review and evaluation of Truist’s executive officer succession plan.

•  Acts as Chairman in the event the current Chairman is unable to continue his responsibilities until a successor Chairman can be elected by the Board.

•  Collaborates with the Chairman and Chief Executive Officer in developing the agendas for meetings of the Board and approves such agendas.

•  Solicits the non-management directors for advice on agenda items for meetings of the Board.

•  Consults with the Chairman and Chief Executive Officer on, and approves, information that is sent to the Board in preparation for and at Board meetings.

•  Collaborates with the Chairman and Chief Executive Officer and the chairs of the standing committees in developing and managing the schedule of meetings of the Board and approves all Board and committee meeting schedules.

•  Facilitates teamwork and communication among the independent directors and the Chairman and Chief Executive Officer.

•  If requested by major shareholders, makes himself reasonably available for consultation and direct communication.

•  If the positions of Chairman and Chief Executive Officer are combined and the individual serving as Chairman and Chief Executive Officer also serves as the Chair of the Executive Committee, the Lead Director serves as a member of the Executive Committee, approves the scheduling of Executive Committee meetings, suggests matters for inclusion on the Executive Committee agendas and approve such agendas, approves information sent to Executive Committee members in preparation for and at Executive Committee meetings, and presides at all meetings of the Executive Committee at which the Chair is not present (including executive sessions).

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Proposal 1—Election of Directors

Audit Committee

Dallas S. Clement Chair 15 Meetings in 2024 Committee Members: Jennifer S. Banner Dallas S. Clement Bruce L. Tanner Steven C. Voorhees	Key Committee Responsibilities:

•  Assists the Board in its oversight of the integrity of our financial statements and disclosures.

•  Responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services.

•  Preapproves all auditing services and permitted non-audit services to be performed by the independent auditor.

•  Assists the Board in oversight of Truist’s internal control processes.

•  Monitors financial risks and exposures and reviews with management the steps management has taken to monitor, minimize, or control such risks or exposures.

•  Evaluates the qualifications, performance, and independence of the independent auditor, including a review and evaluation of the lead audit partner.

•  Oversees Truist’s internal audit function, including annual review and approval of Audit Services’ performance objectives and annual performance review of Audit Services and the Chief Audit Officer, and receives regular reports from the Chief Audit Officer.

•  Periodically reviews, recommends changes to, and monitors compliance with the Policy and Procedures for Accounting and Legal Violations.

•  Discusses with Truist’s Chief Legal Officer legal matters that may be disclosable or that may have a material impact on Truist.

•  Periodically receives updates from management regarding, and reviews and approves Truist’s disclosure policy for, the regulatory disclosure requirements established by the Basel Committee on Banking Supervision, as implemented by the applicable U.S. banking agencies.

Compensation and Human Capital Committee

Steven C. Voorhees Chair 10 Meetings in 2024 Committee Members: Thomas E. Skains Bruce L. Tanner Steven C. Voorhees	Key Committee Responsibilities:

•  Manages the duties of the Board related to executive compensation.

•  Reviews and approves a statement of Truist’s compensation philosophy, principles, and practices.

•  Determines the compensation of the Chief Executive Officer, any person designated as an “officer” by the Board for purposes of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder, and such other executive officers as the Committee may designate from time to time.

•  Responsible for oversight and review of our compensation and benefit plans.

•  Provides input on human capital strategy for Truist, including talent management.

•  Recommends compensation and benefits for directors.

•  May engage a compensation consultant to make recommendations relating to overall compensation philosophy, the peer group to be used for external comparison purposes, short-term and long-term incentive compensation plans, and related compensation matters.

•  Oversees and evaluates the design, administration, and risk management of material incentive compensation arrangements and programs, including Truist’s clawback policy.

•  Oversees the Company’s strategies and initiatives on teammate engagement and well-being, and human capital metrics and reporting, unless otherwise addressed by the Board.

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Proposal 1—Election of Directors

Executive Committee

 William H. Rogers, Jr.

  Chair

  2 Meetings in 2024

 Committee Members:

  K. David Boyer, Jr.

  Agnes Bundy Scanlan

  Dallas S. Clement

  Donna S. Morea

  Charles A. Patton

  William H. Rogers, Jr.

  Thomas E. Skains

  Steven C. Voorhees

Key Committee Responsibilities:

•  Authorized to exercise all powers and authority of the Board in the management of the business and affairs of the Company during the intervals between Board meetings, to the extent permitted by applicable law.

Nominating and Governance Committee

Agnes Bundy Scanlan Chair 7 Meetings in 2024 Committee Members: Agnes Bundy Scanlan Dallas S. Clement Charles A. Patton Thomas E. Skains	Key Committee Responsibilities:

•  Reviews the qualifications and independence of members of the Board and its committees.

•  Annually reviews and makes recommendations on the composition and structure of the Board and its committees, including the chair of each committee.

•  Identifies and recommends to the Board director nominees for election by shareholders at the annual meeting of shareholders.

•  Provides guidance and oversight on corporate governance and related matters, including corporate responsibility and sustainability issues, related person transactions, and shareholder proposals.

•  Annually reviews and recommends changes to the Company’s key corporate governance documents, including its bylaws, Corporate Governance Guidelines, and Board committee charters.

•  Oversees the annual performance of the Board and its committees.

•  Oversees Truist’s emergency CEO succession and continuity planning.

•  Oversees and evolves as appropriate the Board Development Program, and any other director orientation and continuing education programs.

•  Reviews and monitors compliance with Truist’s Code of Ethics.

•  Reviews feedback from our shareholder engagement program and oversees our corporate responsibility and sustainability reporting.

•  Oversees Truist’s policies, programs, strategies, and practices related to environmental, social, and humanitarian matters.

•  Oversees Truist’s policies and practices related to political contributions and lobbying, including Truist’s Statement of Political Engagement.

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Proposal 1—Election of Directors

Risk Committee

Charles A. Patton Chair 16 Meetings in 2024 Committee Members: Agnes Bundy Scanlan Linnie M. Haynesworth Donna S. Morea Charles A. Patton Laurence Stein	Key Committee Responsibilities:

•  Assists the Board in its oversight of Truist’s risk management framework, including the significant policies, programs, and plans established by management to identify, measure, monitor, assess, manage, and report on risks arising from Truist’s exposures and business activities.

•  Reviews processes for identifying, assessing, monitoring, and managing compliance, credit, liquidity, market, operational, technology, reputational, financial crimes, strategic, and environmental, social, and governance (including climate change) risks.

•  Oversees the effectiveness of Truist’s risk management policies and procedures and monitors trends in emerging and ongoing risks.

•  Receives periodic reports on, and reviews of, Truist’s risk management framework and risk management programs and their results.

•  Discusses with management, including the Chief Risk Officer (who reports directly to the Risk Committee), our major risk exposures and reviews the steps management has taken to identify, monitor, and control such exposures.

•  Approves the appointment and removal of the Chief Risk Officer, annually reviews the Chief Risk Officer’s performance, and annually makes a recommendation to the Compensation and Human Capital Committee with respect to the compensation of the Chief Risk Officer consistent with the safety and soundness of the Company.

•  Reviews and submits the Company’s CCAR and stress test submissions and resolution plans for review and approval by the Board as a whole.

•  Approves statements defining Truist’s risk appetite, monitors our risk profile, and provides input to management regarding our risk appetite and risk profile.

•  Oversees management’s implementation and management of, and adherence to, Truist’s significant risk management strategy, policies, procedures, limits, and tolerances.

•  Provides oversight of the Company’s progress on corporate responsibility and sustainability risk management initiatives and activities.

Technology Committee

Donna S. Morea Chair 5 Meetings in 2024 Committee Members: Jennifer S. Banner K. David Boyer Linnie M. Haynesworth Donna S. Morea	Key Committee Responsibilities:

•  Assists the Board in its oversight of the Company’s technology strategy and operations, and significant investments in support of such strategy and operations.

•  Receives reports from management on the Company’s technology strategy and operations, significant technology investments and related technological progress, and trends that may affect the Company’s technology strategy and operations.

•  Reviews the Company’s technology strategy and operations and associated expenditures for the Company and its business segments.

•  Reviews or discusses the Company’s technology policies, standards, and controls.

•  Reviews significant technology investments in support of the Company’s technology strategy and operations.

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Proposal 1—Election of Directors

Compensation of Directors

On an annual basis, the Compensation and Human Capital Committee reviews the compensation paid to our directors and makes recommendations to the Board regarding any changes. Working with the Compensation Consultant (as defined in the “Compensation Discussion and Analysis”), the Compensation and Human Capital Committee annually assesses the competitiveness of Truist’s director compensation program relative to our peers. In making this assessment, the Compensation and Human Capital Committee reviews (i) the individual pay components of our program relative to the pay components for directors at our peers, (ii) the average total compensation of our Board members relative to directors at our peers, and (iii) our aggregate Board compensation as compared to our peer group.

The director compensation shown in the 2024 Director Compensation Table below reflects total compensation paid to each director for service as a member of the Boards of both the Company and Truist Bank. A director who is also a teammate of Truist or its subsidiaries is not eligible to receive any equity, retainer, or fees for service on either Board.

The table below shows the fees paid to our non-employee directors for 2024. In its annual review of our director compensation program for 2025, the Compensation and Human Capital Committee determined that no adjustments needed to be made at the time to the fees our non-employee directors are entitled to receive for 2025.

Each director receives a base retainer of $100,000. The Lead Director, committee chairs (other than Mr. Rogers, who receives no additional compensation for his role as Chair of the Executive Committee), and non-chair members of the Audit and Risk Committees receive the additional retainers set forth below.

Amount of Annual Retainer	Position

$100,000	• Each non-employee director

$50,000	• Lead Director

$45,000	• Chair of the Audit Committee • Chair of the Risk Committee • Chair of the Technology Committee

$30,000	• Chair of the Compensation and Human Capital Committee • Chair of the Nominating and Governance Committee

$20,000	• Chair of the Truist Bank Trust Committee
$15,000	• All non-chair members of the Audit and Risk Committees

Director Equity Awards

•

For 2024 and 2025 service, the Board approved $180,000 in equity-based compensation, issued in the form of RSUs that 100% vest at the end of the year in which they are granted (subject to deferral as described below).

•	If Board service is terminated due to disability or death, all unvested RSUs granted to a non-employee director fully vest as of the date of disability or death.

•	If Board service is terminated for any other reason, all unvested RSUs outstanding as of the date of termination are forfeited.

•	Upon a change of control, all unvested RSUs become fully vested, and a corresponding number of shares of Truist common stock would be issuable to each director holding such RSUs.

Non-Employee Directors’ Deferred Compensation Plan. The Truist Amended and Restated Non-Employee Directors’ Deferred Compensation Plan permits participating non-employee directors to defer 50% or 100% of their retainer fees into a deferred savings account as well as 100% of their equity compensation awards. Participating non-employee directors make an election upon entering the plan regarding the deferral of their non-employee director fees and equity compensation awards and the form of distributions under the plan. Deferrals of retainer fees are fully vested at all times and are payable in cash after termination of the director’s service on the Board. Deferred equity awards are payable in Truist shares after termination of a director’s service on the Board.

Stock Ownership Guidelines. Truist requires each non-employee director to hold or control an amount of common stock having a value equal to at least 5x the amount of his or her annual cash retainer paid by Truist for such director’s services. All non-employee directors are expected to meet this ownership requirement by the later of (i) five years following initial appointment as a director, or (ii) such period of time as it may take to reach the ownership requirement threshold by holding shares or RSUs granted by Truist pursuant to the

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Proposal 1—Election of Directors

equity compensation arrangements for directors. All current directors either met the minimum ownership requirement or were still within the time frame allowed to achieve such ownership as of December 31, 2024.

2024 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Other Compensation ($)		Total ($)
Jennifer S. Banner	115,000	172,138	—		287,138

K. David Boyer, Jr.	120,000	172,138	—		292,138

Agnes Bundy Scanlan	145,000	172,138	—		317,138

Dallas S. Clement	145,000	172,138	—		317,138

Patrick C. Graney III(3)	115,000	—	—		115,000

Linnie M. Haynesworth	115,000	172,138	—		287,138

Donna S. Morea	160,000	172,138	5,000	(5)	337,138

Charles A. Patton	145,000	172,138	—		317,138

Christine Sears(4)	104,673	—	10,000		114,673

Thomas E. Skains	154,673	172,138	5,000	(5)	331,811

Laurence Stein	79,500	117,966	—		197,466

Bruce L. Tanner	115,000	172,138	—		287,138
Steven C. Voorhees	145,000	172,138	5,000	(5)	322,138

(1)

William H. Rogers, Jr. is not included in this table, because, for 2024, he is identified as a named executive officer and his compensation received for his service as a named executive officer is reflected in the 2024 Summary Compensation Table. Mr. Rogers did not receive any incremental compensation for his service as a director.

(2)

In February 2024, each then serving non-employee director of Truist Financial Corporation received 5,160 restricted stock units. The grant date fair value was $33.36 for each unit, and the Restricted Stock Unit (“RSU”) awards vested on December 31, 2024. In April 2024, Mr. Stein was elected to the Board and received a prorated grant of 3,203 RSUs. The grant date fair value was $36.83 for each unit, and the RSUs vested on December 31, 2024. The amounts in this column reflect the grant date fair value for RSU awards for the fiscal year ended December 31, 2024, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the calculation of these amounts for awards granted in 2024 are included in Note 15 “Benefit Plans” in the “Notes to Consolidated Financial Statements” included within Truist’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. As of December 31, 2024, none of our non-employee directors held outstanding RSUs. See the “Stock Ownership Information” table on page 83 for information regarding our current directors’ beneficial ownership of Truist shares as of January 31, 2025.

(3)

Mr. Graney retired from the Board on August 31, 2024. His compensation includes his annual cash retainers, which were paid in full, but does not include his annual director equity award that was granted in February 2024 because he retired before the award vested.

(4)

Ms. Sears retired from the Board at the annual meeting of shareholders held on April 23, 2024. Her compensation includes her annual base cash retainer of $100,000, a prorated annual cash retainer for service on the Audit Committee, and a charitable contribution made to a non-profit organization chosen by her to honor her retirement, but does not include her annual director equity award that was granted in February 2024 because she retired before the award vested.

(5)	Reflects matching contributions, up to a $5,000 limit, paid to a charity identified by the director corresponding to the director’s donation to a Company-sponsored political action committee.

20	| 2025 Proxy Statement

Corporate Governance

The Board of Directors regularly reviews Truist’s corporate governance program taking into account industry and other practices, recent developments, and the requirements of applicable statutes, regulations, and other laws.

Key Corporate Governance Documents

Please visit our website at https://ir.truist.com under “Governance & Responsibility” to view our corporate governance documents. Shareholders may also request a copy of any of these documents by contacting our Corporate Secretary at:

Truist Financial Corporation

Attn: Corporate Secretary

214 N. Tryon Street

43rd Floor, Mail Code 500-93-43-13

Charlotte, North Carolina 28202

• Corporate Governance Guidelines • Articles of Incorporation and Bylaws • Charters for each of the Company’s standing Board committees • Code of Ethics • Accounting and Legal Violations Policy

Corporate Governance Practices

Our governance practices promote board effectiveness and shareholder interests. Our key corporate governance practices are summarized below:

Independence

•  Independent Board of Directors: 92% of our current directors are independent, and our Audit, Compensation and Human Capital, and Nominating and Governance Committees are composed entirely of independent directors.

•  Independent Lead Director: Thomas E. Skains serves as our Lead Director, continuing our practice of providing a strong, independent voice to this position. Our Lead Director serves an important governance function by providing strong leadership for non-management and independent directors and is a member of our Executive Committee. Our Corporate Governance Guidelines discuss the responsibilities placed on our Lead Director, which we believe provide an effective counter-balance to the Chairman and Chief Executive Officer role at Truist. See “Board Leadership Structure—Independent Lead Director.”

•  Hedging/Pledging of Shares: We prohibit hedging and pledging of our common stock by directors, executive officers, and other executives whose compensation is reviewed and approved by the Compensation and Human Capital Committee.

Accountability and Shareholder Engagement

•  Strong Board Structure and Governance Practices: Our Board of Directors and committee structure is aligned to position the Company for the economic, regulatory, technological, and competitive challenges that we face. Our Board members conduct self-assessments annually, and committee and chair composition is also considered on an annual basis.

•  Robust Shareholder Engagement Program: We have a formal shareholder engagement program through which we seek feedback on our governance practices from our largest shareholders. The feedback we receive is communicated directly to our Nominating and Governance Committee and is considered in determining whether changes are needed to our corporate governance practices.

•  Clawbacks: We have an Executive Compensation Recoupment Policy, which together with the Truist Financial Corporation 2022 Incentive Plan (the “2022 Incentive Plan”) and related award agreements, make all executive awards (cash and equity other than base salary) subject to recoupment as determined by the Compensation and Human Capital Committee to comply with applicable law or for other matters, such as misconduct or materially inaccurate performance metrics (pursuant to our Incentive Compensation Policy).

•  Executive Risk Outcomes Assessment: We have an executive risk outcomes assessment approved by the Risk Committee, which the Compensation and Human Capital Committee has discretion to use to reduce short-term incentive compensation for negative risk outcomes.

•  Comprehensive Board Development: Our Board Development Program is designed to support the directors in their continuing education and the performance of their responsibilities as members of the Board and Board committees.

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Corporate Governance

Corporate Responsibility and Sustainability

•  Corporate Responsibility and Sustainability: We publish an annual Corporate Responsibility and Sustainability Report highlighting our good stewardship of the natural resources entrusted to us, our promotion of teammate and community well-being, and our strong corporate governance program. In 2024, we released our third TCFD Report, with plans to publish our next TCFD Report in the spring of 2025. Our Nominating and Governance Committee reviews our Corporate Responsibility and Sustainability Reports and similar disclosures and oversees the Company’s corporate responsibility and sustainability matters. Our Risk Committee provides oversight of the Company’s progress on corporate responsibility and sustainability risk management initiatives and activities. Our Audit Committee periodically reviews Truist’s controls and procedures with respect to corporate responsibility data.

•  Belonging: Truist aspires to foster a performance-based culture that is reinforced by belonging and inclusivity. Furthering a sense of belonging drives our teammate mission of creating an inclusive and energizing environment that empowers teammates to learn, grow, and have meaningful careers. Through inclusivity we strive for business settings where every teammate is respected, everyone matters and has a voice, and everyone feels welcome and empowered to make meaningful contributions. Collectively, this approach helps us to be competitive in meeting the needs of our clients and communities.

Shareholder Support

•  Special Meetings: Truist’s bylaws permit shareholders owning 20% or more of our common stock to call a special meeting of shareholders.

•  Proxy Access: Our bylaws provide for proxy access that allows a shareholder or group of up to 20 shareholders that has held at least 3% of our common stock for at least three years to nominate up to the greater of two directors or 25% of the Board and have those nominees appear in our proxy statement, subject to notice and other specific requirements in our bylaws.

•  No Supermajority Vote Provisions: Our bylaws do not contain supermajority vote requirements.

•  Majority Voting for Directors: All director nominees in uncontested elections must be elected by an affirmative vote of the majority of votes cast.

•  Annual Elections: Each of our directors is elected for a one-year term expiring at the next annual meeting of shareholders and until their respective successors are elected and qualified or until the director’s earlier resignation or removal.

•  Stock Ownership Guidelines: By requiring our Chief Executive Officer to own stock equal to 6x his annual salary, other executive officers to own stock equal to 3x their annual salary, and directors to own stock equal to 5x their annual cash retainer, we aim to align their interests to those of our shareholders.

•  Mandatory Director Retirement Age: Under our bylaws and Corporate Governance Guidelines, directors must retire from service at the end of the calendar year in which they turn 75 years of age.

Corporate Governance Guidelines

Our Corporate Governance Guidelines provide the framework for fulfillment of the Board’s corporate governance duties and responsibilities, taking into consideration industry and other practices, recent developments, and applicable statutes, regulations, and other laws. The Corporate Governance Guidelines address a number of matters applicable to directors, including director qualification standards, director independence requirements, share ownership guidelines, Board responsibilities, Board development, role of the independent Lead Director, retirement, meetings of non-management directors, and director compensation.

DIRECTOR INDEPENDENCE

Our Board of Directors is committed to maintaining objective, independent oversight of management. The value we place on the independence of our directors is reflected in our corporate governance documents, Board committee charters, annual independence review of our Board members, and the role of our Lead Director.

In determining director independence, our Board considers the New York Stock Exchange’s (“NYSE”) independence criteria and the standards set forth in our Corporate Governance Guidelines. Consistent with NYSE rules, our Board of Directors broadly considers all relevant facts and circumstances that bear on the materiality of each director’s relationship with Truist, including the potential for conflicts of interest, when determining director independence. In making an independence determination, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship, and has not had such a relationship within the past three years, with Truist or any of its subsidiaries.

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Corporate Governance

To assist it in making independence determinations, our Board of Directors has adopted categorical standards, which are contained in our Corporate Governance Guidelines. These director independence standards reflect, among other items, the NYSE independence requirements and other applicable laws and regulations related to director independence, and address certain relationships that the Board has determined affect a director’s independence. These standards are designed to assist the Board of Directors in determining director independence and include:

Business Relationships

•

The Board reviews whether loans to directors and their related interests from Truist have been made in compliance with the provisions of Federal Reserve Board Regulation O and have been made in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons, and do not involve more than the normal risk of collectability or present other unfavorable features, and whether any of such credits should be classified as nonaccrual, restructured, or potential problem loans. Extensions of credit made in compliance with Regulation O will not negate a director’s independence.

•

The Board reviews whether a director’s deposit, investment, fiduciary, or other relationships with Truist are conducted in the ordinary course of business on substantially the same terms and conditions as are otherwise available to non-affiliated clients for comparable transactions.

Contributions to Charities

•

Contributions to charitable or non-profit organizations of which a director is an executive officer will not establish a material relationship with Truist that would negate the director’s independence if:

○

Within the past three years, the aggregate amount of all such contributions during any single fiscal year of the charitable or non-profit organization did not exceed the greater of $1 million or 2% of the charitable or non-profit organization’s consolidated gross revenues for that fiscal year (excluding any contributions made or pledged pursuant to a matching gift program that is not itself deemed to be a material relationship); and

○	The charitable or non-profit organization is not a family foundation created by the director or an immediate family member of the director.

Employment or Affiliated Relationships

•	A director is not independent if:

○	during the past three years, the director has been an employee of Truist or the director has an immediate family member who has been an executive officer of Truist or any of its subsidiaries;

○

during the past three years, the director has received, or has an immediate family member who is an executive officer of Truist and has received, more than $120,000 during any twelve-month period in direct compensation from Truist or any of its subsidiaries;

○

the director is a partner of or employed by the internal or external auditor of Truist, has an immediate family member who is a partner of the internal or external auditor of Truist, or has an immediate family member who is employed in a professional capacity by the internal or external auditor of Truist and personally works on Truist’s audit;

○	during the past three years, the director was, or had an immediate family member who was, a partner or employee of Truist’s internal or external auditor and personally worked on Truist’s audit;

○

the director was, during the past three years, employed by, or had an immediate family member who was employed as an executive officer of, another company where any executive officer of Truist or any of its subsidiaries served on that company’s compensation committee of the board of directors; or

○

the director was, during the past three years, an executive officer or an employee, or had an immediate family member who was an executive officer, of a company that made payments to or received payments from Truist or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

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Corporate Governance

Director Independence Review Process

The Nominating and Governance Committee assists the Board by annually evaluating the independence of each prospective and incumbent director using the foregoing standards and such other factors as the Nominating and Governance Committee deems appropriate, and makes a recommendation to the Board regarding the independence of each such person. As a part of this evaluation process, the Nominating and Governance Committee also considers each director’s occupation, other publicly held company directorships, personal and affiliate transactions with Truist and its subsidiaries, relationships considered in accordance with our Related Person Transactions Policy, and other relevant direct and indirect relationships that may affect independence. In particular, the Board considers Truist’s purchase or provision of products or services during the last three years from or to each entity where a director, including Mr. Clement, was an executive officer or employee of such entity, or had an immediate family member who was an executive officer of such entity, and where that entity made payments to or received payments from Truist or any of its subsidiaries for products or services; however, all such transactions were made: (a) in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties, (b) in the aggregate for any single fiscal year, did not exceed 0.25% of Truist’s or such other entity’s gross revenue, and (c) were immaterial to both Truist and the other entity.

After duly considering all such information, our Board of Directors has affirmatively determined that the following current directors or nominees have no disqualifying material relationships with Truist or its subsidiaries and are independent:

• Jennifer S. Banner	• Dallas S. Clement	• Charles A. Patton	• Bruce L. Tanner

• K. David Boyer, Jr.	• Linnie M. Haynesworth	• Thomas E. Skains	• Steven C. Voorhees

• Agnes Bundy Scanlan	• Donna S. Morea	• Laurence Stein

William H. Rogers, Jr. was deemed not to be independent due to his role as a current executive officer of Truist. The Board also determined that Christine Sears and Patrick C. Graney III, who each retired during 2024, were independent. Each member of the Audit Committee, the Compensation and Human Capital Committee, and the Nominating and Governance Committee has been determined by the Board to be independent in accordance with the requirements of the NYSE, SEC, and our Corporate Governance Guidelines. The SEC and the NYSE also have established standards relating to audit committee membership and functions. With regard to such membership standards, the Board has determined that Jennifer S. Banner, Dallas S. Clement, Bruce L. Tanner, and Steven C. Voorhees meet the requirements of an “audit committee financial expert” as defined by the SEC.

For more details on our independence requirements, see our Corporate Governance Guidelines, which can be found on the Investor Relations page of our website at https://ir.truist.com under “Governance & Responsibility”—“Corporate Governance.”

CHANGES TO JOB RESPONSIBILITIES OR POSITION

If a director changes his or her principal employment activity, position, or responsibility, he or she must notify the Chairman of the Board and the Chair of the Nominating and Governance Committee of such change and offer his or her resignation from the Board. Prior to the resignation becoming effective, the Board, through the Nominating and Governance Committee, will review any such change and determine the appropriateness of the director’s continued membership on the Board.

SERVICE ON OTHER BOARDS

A director must advise the Chairman of the Board and the Chair of the Nominating and Governance Committee before accepting an invitation to serve on another public or private company board. If the invitation is to serve on another public company board, the Nominating and Governance Committee will review whether such board service may unduly impact the ability of the director to fulfill his or her responsibilities as a director of Truist and must approve such board service before the director accepts the additional position. A non-employee director of Truist may not serve on more than three other public company boards, and a non-employee director of Truist who is also the chief executive officer of another public company may not serve on more than one other public company board. In addition, Audit Committee members shall not simultaneously serve on the audit committees of more than a total of three public companies, unless the Board approves such additional service before the director accepts the additional audit committee position. Executive officers of Truist may serve on one public company board, in addition to the Truist Board, with the approval of the Chief Executive Officer or, in the case of the Chief Executive Officer, the Nominating and Governance Committee.

BOARD DEVELOPMENT

Our Board Development Program is designed to support the directors in their continuing education and the performance of their responsibilities as members of the Board and Board committees. The Board Development Program allows directors to supplement their existing skill sets and stay informed of emerging risks and trends in Truist’s business and the broader financial services industry in general. The Board, through formal annual polling and informal requests throughout the year, identifies areas of focus for development opportunities. Programs and courses are provided by both in-house experts and outside advisors on a wide range of topics to enhance the directors’ knowledge in areas important in carrying out their responsibilities as directors.

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To facilitate awareness of outside learning opportunities, Truist makes available to directors a calendar of relevant programs. Management reports annually to the Nominating and Governance Committee with respect to completed development activity over the past year and plans for future development opportunities.

Newly elected directors undergo an extensive director orientation process. We view the director orientation process as a means to acquaint newly elected directors with our culture, businesses, operations, corporate governance, and risk-management framework and also to further their understanding of Truist’s competitive position within the broader financial-services industry. Additionally, directors newly appointed to any of the Board’s committees are offered an orientation to the committee and its duties and operations.

BOARD AND BOARD COMMITTEE SELF-ASSESSMENTS

Cadence and Process

On an annual basis, the Board and its committees evaluate their performance and other attributes of their effectiveness. The Nominating and Governance Committee is responsible for overseeing these self-assessments and recommends a process for approval by the Board. In 2024 the process included written surveys that were completed by the members of the Board and each committee and one-on-one interviews by the Chairman with each director.

Topics

The self-assessments are designed to support the Board and its committees in adapting their structures and practices as opportunities for enhancement are identified and as Truist’s size, scope of operations, risk profile, and other characteristics change over time. Topics covered in the Board’s self-assessments generally include:

•	strategy and risk appetite;

•	management succession and accountability;

•	information needs and director development;

•	stature of independent functions; and

•	Board composition and governance structure.

Topics covered in the assessments of the Board’s committees generally include:

•	general oversight;

•	management accountability;

•	information needs; and

•	committee composition and governance structure.

Reporting and Action Items

Results of the self-assessments are discussed by the directors in executive sessions and, as appropriate, are conveyed to senior management to improve oversight by the Board and its committees. For example, based in part on previous self-assessments, enhancements have been made to meeting agendas and materials, opportunities for director development, and processes for management succession planning.

SUCCESSION PLANNING AT TRUIST

Human capital management and talent development are a priority for the Board of Directors. Our Corporate Governance Guidelines provide that the Board of Directors is responsible for overseeing an executive officer succession plan, including procedures for Chief Executive Officer selection in the event of an emergency or the retirement of the Chief Executive Officer. On the recommendation of the Nominating and Governance Committee, the Board of Directors has adopted a resolution regarding emergency succession for the Chief Executive Officer. The Lead Director facilitates the Board’s regular review and evaluation of our executive officer succession plan. As part of the plan, our Chairman and Chief Executive Officer evaluates and recommends potential successors, along with a review of any development plans of such individuals.

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Corporate Governance

Board Leadership Structure

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

Our Board of Directors is led by the Chairman. Under our bylaws, the Chairman is elected by the Board and presides over each Board meeting and performs such other duties as may be incident to the office of Chairman. Our bylaws and Corporate Governance Guidelines each provide that the Chairman may also hold the position of Chief Executive Officer. Truist’s Chairman and Chief Executive Officer is not permitted to serve as a member of any standing Board committee, other than the Executive Committee, the Risk Committee, or the Technology Committee. Our Corporate Governance Guidelines provide that when the position of Chairman of the Board is not held by an independent director, the Board will appoint an independent Lead Director.

It is the Board’s current belief that having a unified Chairman and Chief Executive Officer is appropriate and in the best interests of Truist and its shareholders. The Board believes that combining the Chairman and Chief Executive Officer roles at this time provides the following advantages to us:

•

our Chief Executive Officer is more familiar with our current business and industry than our non-management directors and is best situated to lead discussions on important matters affecting the business of Truist;

•

combining the Chief Executive Officer and Chairman positions, along with a strong partnership with the independent Lead Director, creates a firm link between management and the Board and promotes both the development and implementation of corporate strategy; and

•

combining the roles of Chief Executive Officer and Chairman contributes to a more efficient and effective Board, promotes unity of vision for the Company, and avoids potential conflict among directors.

The Board is aware of the potential issues that may arise when an insider chairs the board of a public company but believes these are more than offset by existing safeguards, which include the designation of a strong independent Lead Director with a clearly defined role and authority set forth in our Corporate Governance Guidelines and discussed further below.

In addition, our Board regularly meets in executive session, chaired by the independent Lead Director, with the independent directors outside the presence of management. Further, only our independent directors are involved in meetings to discuss succession planning and Chief Executive Officer compensation.

The Board believes its approach to risk oversight, as more fully discussed below under “Risk Oversight,” enables the Board to choose the appropriate leadership structure while continuing to effectively oversee risk.

INDEPENDENT LEAD DIRECTOR

Effective March 12, 2022, Thomas E. Skains was appointed as the Board’s independent Lead Director, subject to the rotation policy for Lead Director service as set forth in our Corporate Governance Guidelines. Our Corporate Governance Guidelines require that our Lead Director (i) be appointed by a majority vote of the independent directors and (ii) serve in such capacity for an initial two-year term (subject to annual election as a director by the shareholders), and may serve for subsequent one-year term(s) at the discretion of the Board. Mr. Skains’ term as Lead Director was recently extended by the Board until March 12, 2026.

Our Board believes that the Lead Director serves an important corporate governance function by providing strong, independent leadership for the non-management directors and provides an appropriate balance to the Chairman and Chief Executive Officer. In addition to the formal list of duties performed by our Lead Director as set forth in our Corporate Governance Guidelines, he also meets with regulators, supports shareholder engagement, and attends meetings with senior management. A more complete description of the role of our Lead Director is included in our Corporate Governance Guidelines and in the discussion above under “Standing Board Committee Membership and Lead Director Responsibilities.”

Director Refreshment

As one of its primary responsibilities, the Nominating and Governance Committee routinely evaluates the size, composition, and structure of the Board. When refreshment may be beneficial, the Nominating and Governance Committee conducts a thoughtful evaluation and vetting process before recommending a candidate for Board membership. During the process, the Nominating and Governance Committee considers factors such as the candidate’s background, skills, and expertise, any additional characteristics that would best complement the current Board composition, the strategic priorities of the Company, and any potential conflicts of interest.

The Nominating and Governance Committee has been actively engaged in the refreshment process in recent years. In October 2023, Truist announced changes to the Board, including a reduction in the size of the Board from 21 to 13 directors effective January 1, 2024. The Nominating and Governance Committee’s refreshment efforts also resulted in Laurence Stein’s nomination and election to the Board at the 2024 Annual Meeting of Shareholders. Mr. Stein brings valuable experience to the Board in financial services and financial risk management as he retired in late 2023 after serving for many years in various senior executive roles with a large, complex financial

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institution. With the addition of Mr. Stein and two additional director retirements in 2024, the Board now has 12 directors. Of these 12 directors, several have broad experience in regulatory strategy and compliance, including directors who have served as (i) a former regional director with the Consumer Financial Protection Bureau and as Chief Compliance and Privacy Officer for two major financial institutions, (ii) CEO of a regional bank, and (iii) CEO of a major natural gas utility. Each of these directors has experience in leading businesses or operations in a regulated environment and interacting with regulatory agencies. Several directors also have direct experience managing capital and liquidity. In addition to the directors with CEO experience mentioned above, the Board also includes directors who serve or have served as (i) CFO of a major aerospace, defense, information security, and technology corporation, (ii) CEO and CFO of a multinational manufacturer of paper and packaging products, and (iii) President and CFO of a large media, technology, and communications conglomerate. In these roles, the directors have overseen the capital structure of their companies and managed liquidity planning and analysis.

Nominating and Governance Committee Director Nominations

The Nominating and Governance Committee is responsible for identifying and recommending to the Board nominees for election or reelection as directors. We seek as director candidates individuals who possess good business acumen, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics in order to most effectively serve the long-term interests of Truist and its shareholders.

The Nominating and Governance Committee considers candidates submitted by directors and third-party search firms hired for identifying director candidates. The Nominating and Governance Committee also considers candidates recommended by shareholders.

Director candidates, including those recommended by shareholders, will be evaluated using the director membership criteria described below. The Board considers the Nominating and Governance Committee’s recommendations when appointing directors and selecting director nominees to be submitted to shareholders for election at the annual meeting of shareholders.

DIRECTOR MEMBERSHIP CRITERIA

A director candidate is nominated to stand for election based on his or her professional experience, strategic insights, recognized achievement in his or her respective field, an ability to contribute to our business, experience in risk management, and the willingness to make the commitment of time and effort required of a Truist director over an extended period of time. A director must be “financially literate” and should understand the intricacies of a public company. A director should possess good business acumen, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. Other factors are also considered in the context of assessing the overall composition of the Board.

An important goal of the Board, pursued through the Nominating and Governance Committee, is to recruit and retain directors who possess a broad array of skills, backgrounds, and expertise, that, taken as a whole, create a strong and effective governing body. The Nominating and Governance Committee annually assesses these factors in the director selection and nomination process.

DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

The Board of Directors will consider qualified director nominees recommended by shareholders. Those recommendations should be sent in writing to the Corporate Secretary, Truist Financial Corporation, 214 N. Tryon Street, 43rd Floor, Mail Code 500-93-43-13, Charlotte, North Carolina 28202. The Nominating and Governance Committee will evaluate director candidates recommended by shareholders using the director membership criteria described above.

Majority Voting and Director Resignation Policy

Our articles of incorporation require each director to be elected by the majority of the votes cast at a meeting of shareholders. Under North Carolina law, an incumbent director who fails to receive a majority of votes cast for his or her reelection remains in office until the director’s successor is elected and qualified, the size of the Board is reduced, or the director resigns or is otherwise removed. Our current Director Resignation Policy addresses this “holdover” issue by requiring any director who does not receive the requisite affirmative majority of the votes cast for his or her reelection to tender his or her resignation to the Board.

Under our Director Resignation Policy, as described in our Corporate Governance Guidelines, any incumbent director nominee who fails to receive more votes in favor of the director’s election than against the director’s election shall tender his or her resignation to the Board, which will be conditioned on the Board’s acceptance of the resignation. The Nominating and Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board whether to accept, reject, or otherwise act with respect to the tendered resignation. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the shareholder vote and will publicly disclose its decision within this 90-day timeframe. A director whose resignation is under consideration will abstain from participating in any recommendation or decision regarding that resignation. If a director’s resignation is not accepted, the director will continue to serve until the next annual meeting of shareholders and until the director’s successor is elected and qualified, or until the director’s earlier resignation or removal.

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Corporate Governance

Related Person Transactions

The Board, acting through the Nominating and Governance Committee, approves or ratifies related person transactions in accordance with the Related Person Transactions Policy.

The term “related person transaction,” under the Related Person Transactions Policy, generally means a transaction in which Truist was, is, or will be a participant, the amount involved exceeds $120,000, and in which a related person has, had, or will have a direct or indirect material interest. A “related person” under the Related Person Transactions Policy generally means any person who was in any of the following categories: (i) at any time during the relevant period for disclosure of related person transactions, (a) a director, director nominee, or executive officer of Truist, or (b) an immediate family member of any of the foregoing, and (ii) at any time when a transaction in which the person had a direct or indirect material interest occurred or existed, (a) a beneficial owner of more than five percent of any class of the Company’s voting securities, and (b) any immediate family member of any such beneficial owner. An immediate family member is, for any person, the person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law—including, in each case, adoptive relationships—and any person (other than a tenant or employee) sharing the household of the person.

As provided in the Related Person Transactions Policy, any charitable contribution in excess of $5 million made by Truist to any charitable or non-profit organization of which a director or executive officer of Truist serves as a director, trustee, executive officer, advisory board member, or in any similar leadership capacity and that is not a related person transaction must be approved by the Nominating and Governance Committee. Further, charitable contributions between $500,000 and $5 million to such organizations that are not related person transactions must be reported at the next Nominating and Governance Committee meeting.

A number of our directors, executive officers, and their affiliates utilize certain products and services offered by Truist, including personal and corporate banking, securities brokerage, investment advisory, and wealth management services, in the ordinary course of our business. Since January 1, 2024, other than as described below, there have been no related person transactions that were required either to be approved or ratified under our Related Person Transactions Policy or reported under the SEC’s related person transaction rules.

Based on information contained in separate Schedule 13G/A or Form 13F-HR filings with the SEC, each of BlackRock, Inc., Capital International Investors, and Vanguard Group, Inc. reported that it (or its affiliates) beneficially owned or had investment discretion over more than 5% of the outstanding shares of our common stock as of December 31, 2024. During 2024, we, and our affiliates, engaged in transactions in the ordinary course of business with BlackRock, Capital International Investors, and Vanguard (or their respective affiliates), including sales of debt securities of the Company in public offerings of those securities, sales of fixed income and equity securities by our institutional broker-dealer subsidiary, and, in the case of BlackRock, the licensing of a technology solution that is embedded in Truist’s robo-advisor application, Truist Invest, to process and rebalance client investment portfolios. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties.

Shareholder Engagement Program

GENERAL

Truist’s shareholder engagement program is a robust, year-round process, incorporating analysis of results of our annual shareholder meeting, key topics of importance to our shareholders, and Board deliberations. We listen closely to our shareholders to understand their views on a variety of topics, including our executive compensation and corporate governance programs, as well as corporate responsibility and sustainability issues involving the Company. At Truist, our shareholder engagement program is designed to encompass a dialogue with our shareholders on several levels, including:

•	Periodic telephonic meetings with our larger institutional shareholders;

•	In-person, or virtual, meetings with institutional shareholder representatives as requested;
•	Responses to shareholder correspondence;

•	Dialogue with proponents of shareholder proposals; and

•	Engagement with proxy advisory firms.

Truist’s Nominating and Governance Committee is responsible for overseeing our shareholder engagement program, which includes meetings with our largest shareholders led by senior management and, in certain cases, our independent Lead Director or Chair of the Nominating and Governance Committee.

The shareholder engagement program complements the work performed by our Investor Relations team in regularly communicating with our shareholders, including through investor conferences and meetings and quarterly earnings calls. Feedback from calls with our shareholders is provided to the Board, the Compensation and Human Capital Committee, or the Nominating and Governance Committee, as appropriate.

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GOALS OF SHAREHOLDER ENGAGEMENT

The goals of our shareholder engagement program include:

•	Discussing with our largest shareholders our current practices in corporate governance, corporate responsibility and sustainability, and executive compensation;

•	Enhancing communication with our largest shareholders;
•	Providing our Board and senior management with observations from our shareholders on our corporate governance, executive compensation, and corporate responsibility and sustainability practices; and

•	Allowing senior management and the Board to make thoughtful and deliberate decisions that are balanced and considerate of our diverse shareholder base in the best interests of Truist.

SHAREHOLDER ENGAGEMENT PROCESS

SHAREHOLDER FEEDBACK

In the fall of 2024, we contacted our 35 largest institutional shareholders, representing approximately 49% of our outstanding shares. We invited each of these shareholders to a call with representatives from the Company, including our independent Lead Director or Chair of our Nominating and Governance Committee in instances in which the shareholder held more than 1% of our outstanding shares. The Truist team met with 12 shareholders during our fall 2024 engagement. Topics discussed at the meetings with these shareholders included (i) corporate governance, (ii) executive compensation, (iii) corporate responsibility and sustainability, (iv) cybersecurity, (v) political contributions and lobbying, and (vi) human capital management.

Following these calls, senior management reviewed shareholder feedback with the Nominating and Governance Committee and other Board committees as appropriate. Senior management, the Nominating and Governance Committee, and the Board will continue to take that feedback into consideration, along with feedback from shareholders received outside of our fall outreach effort and peer practices, when planning future company policies, practices, and disclosures in public filings. The Board and senior management endeavor to listen, consider, and respond to the results of our shareholder engagement process throughout the year in shaping the goals and objectives of Truist.

During our fall 2024 engagement, shareholders were supportive of the Company’s reports and disclosures in areas related to corporate responsibility and sustainability and provided helpful feedback and views on other topics, such as changes to our executive-compensation program and one-time performance-based leadership awards granted in 2024. Based on the shareholder feedback during our fall 2024 engagement, we enhanced disclosures in this proxy statement regarding:

•	Board composition and refreshment; and

•	changes to our executive-compensation program in 2024 and one-time performance-based leadership awards

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Corporate Governance

Communications with the Board of Directors

Any shareholder or other interested party may contact the Board of Directors or any individual director by written communication mailed to:

Board of Directors c/o Corporate Secretary Truist Financial Corporation 214 N. Tryon Street 43rd Floor, Mail Code 500-93-43-13 Charlotte, North Carolina 28202

Any proper communication so received will be processed by the Corporate Secretary on behalf of the Board or any individually named director. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board, the Corporate Secretary will prepare a summary of the communication for prompt delivery to the appropriate member(s) of the Board.

Corporate Responsibility and Sustainability

The Board of Directors and senior management are committed to a balanced approach to corporate responsibility and sustainability that delivers long-term value for shareholders, clients, communities, teammates, and other stakeholders. This is consistent with our purpose to inspire and build better lives and communities. Corporate responsibility and sustainability programs are expressed through activities like investments in communities and innovative technologies as well as responsible business practices and sound governance.

We collaborate with commercial clients of all sizes and across all industries as they set and achieve their sustainability goals. With a client-first mentality, we help clients achieve their own corporate responsibility and sustainability objectives.

Truist has maintained a focus on operational sustainability, including reducing our operational emissions. Across the enterprise, we seek opportunities to conserve or minimize consumption of energy and other resources. Truist is working enterprise-wide to improve sustainability in our governance, strategic planning, risk management, facilities, operations, and lines of business. Truist continues to make improvements in data gathering and analysis processes for enhanced transparency and disclosures regarding emissions and sustainability.

STAKEHOLDER ENGAGEMENT ON CORPORATE RESPONSIBILITY AND SUSTAINABILITY MATTERS

Truist regularly engages with clients, investors, suppliers, community leaders, teammates, and other stakeholders to gain better insights into their views, preferences, aspirations, and concerns about corporate responsibility and sustainability matters. Stakeholder engagement helps prioritize goals and actions that deliver long-term value for Truist. In addition to our regular engagement cadence, we also periodically seek stakeholder feedback to determine the responsibility and sustainability issues that they believe are material to Truist’s performance. For a detailed review of our shareholder engagement efforts, please see the “Shareholder Engagement Program” section of this proxy statement.

GOVERNANCE, RISK MANAGEMENT, AND OVERSIGHT

The Board oversees corporate responsibility and sustainability programs, risks, and disclosures.

The Nominating and Governance Committee is the primary committee responsible for oversight of corporate responsibility and sustainability matters, including reporting and, along with the Audit Committee, disclosure practices. As needed, other Board committees receive updates on corporate responsibility and sustainability matters that relate directly to their responsibilities. For example, the Compensation and Human Capital Committee receives updates on human capital management strategies and initiatives, and the Risk Committee reviews Truist’s climate-related risks and risk-management practices. The full Board also receives updates on key programs, accomplishments, and plans.

Management committees support the Board committees in their oversight of corporate responsibility and sustainability matters. The Corporate Responsibility and Sustainability Committee, which reports to the Nominating and Governance Committee, is composed of internal leaders who guide related public affairs and communications, disclosures and reporting, operational sustainability, and sustainable finance activities. The Disclosure Committee reports to the Audit Committee and reviews our principal corporate responsibility and sustainability disclosures prior to publication.

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CURRENT PRACTICES AND ACCOMPLISHMENTS

In expressing our purpose, we make investments that strengthen the communities where we live and work and conduct business in an ethical and responsible way.

Corporate Responsibility and Sustainability Reporting Practices

As a responsible corporate citizen, we disclose our performance and progress on corporate responsibility and sustainability metrics consistent with generally accepted voluntary reporting frameworks. Progress and metrics are reported yearly in Truist’s Corporate Responsibility and Sustainability Report, the Disclosure Summary, the TCFD Report (which will include the previously separate Climate Lobbying Summary), and the Political Contributions Report. We plan to publish 2024 versions of these reports in the spring of 2025. These reports will be made available on the Investor Relations page of our website (https://ir.truist.com/corporate-responsibility-and-sustainability-at-truist).

A Balanced Approach to Corporate Responsibility and Sustainability

Truist takes a balanced approach to corporate responsibility and sustainability matters. We understand that one size does not fit all and are committed to meeting clients where they are to help achieve their sustainability goals. Truist provides products and services to help clients of all sizes across all industries. We seek to consistently evaluate business opportunities and consider and manage risk consistent with our Enterprise Risk Management Framework (“ERM Framework”) and overall risk appetite.

Community Impact, Financial Inclusion, and Financial Education Practices

Truist supports financial education, affordable homeownership, emergency savings, investing for retirement, creating career opportunities, expanding access to capital, and other initiatives that help people become more financially secure and knowledgeable about managing their money. Some of these initiatives include (i) Community Reinvestment Act (“CRA”) investments and philanthropic giving to organizations that address affordable housing and workforce development; (ii) Community Development Lending for affordable housing and lending to nonprofits that support low- to moderate-income (“LMI”) populations; (iii) financial and technical support for small businesses; and (iv) mortgage lending for LMI borrowers. Truist received an “outstanding” rating from the FDIC for the most recent CRA exam cycle covering 2020-2022.

Truist’s community support occurs through numerous channels, including (i) the Truist Foundation, a 501(c)(3) nonprofit organization funded by Truist; (ii) the Truist Charitable Fund, a donor-advised fund financially supported by Truist; (iii) corporate philanthropy; (iv) our commitments through the CRA; (v) teammate-led volunteerism; (vi) teammate giving to the One Team Fund to provide short-term financial assistance to help teammates recover during unexpected events, family emergencies, or natural disasters; (vii) our annual Workplace Giving Campaign that facilitates teammate donations to various nonprofit organizations; (viii) Truist matching gifts to nonprofits that teammates choose to support; and (ix) in-kind leadership development events hosted by the Truist Leadership Institute for nonprofits and schools free of charge. Truist partners with both large national organizations that can address issues at scale across our footprint as well as local and smaller organizations that address issues that are unique to a particular region. Grants are often paired with additional philanthropic support from other local nonprofits, community foundations, public-private partnerships, and other sources of funding to amplify the impact of giving.

MORE INFORMATION

For more information, please see the Investor Relations page of our website (https://ir.truist.com/corporate-responsibility-and- sustainability-at-truist) where you can review our Corporate Responsibility and Sustainability Reports and related disclosures.

Ethics at Truist

CODE OF ETHICS

Ethics matter at Truist. We believe the ultimate success of Truist is directly related to the extent that each one of our teammates lives and works every day by adhering to our Purpose, Mission, and Values. We are keenly focused on doing what is right in interactions with our clients, teammates, and other stakeholders. The Board has adopted an enterprise Code of Ethics (the “Code”) that applies to our teammates and directors. All Truist teammates and directors are required to read, understand, and comply with the Code. The Code governs our corporate conduct and covers topics including cultivating a respectful workplace, managing client relationships, and guidance for outside activities and employment. Any waiver of the Code involving an executive officer or member of the Board will be promptly disclosed on our website in accordance with applicable legal, regulatory, and New York Stock Exchange requirements. A copy of our Code is available in the “Governance and Responsibility” section of our investor relations website (https://ir.truist.com).

Truist also maintains a distinct Supplier Code of Conduct which provides general guidance about the standards of integrity and business conduct that we expect of our suppliers.

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Corporate Governance

ETHICS HOTLINE AND REPORTING CONCERNS

We value and respect the opinions and insights of teammates at all levels throughout the organization. Accordingly, Truist has several channels available for teammates and others to report ethical concerns, including concerns regarding accounting, internal controls, and auditing matters. Truist encourages teammates to raise concerns with their managers, as well as through the internal Reporting Teammate Concerns intranet reporting system and Truist’s Anonymous Action Hotline. The Anonymous Action Hotline is managed by an independent third party and is available 24 hours a day, seven days a week. Our Enterprise Ethics Office independently reviews and monitors teammate concern activity for trends and provides reports to the Board of Directors. Acts of retaliation against teammates for reporting concerns violate the Code and are not tolerated.

Accounting and Legal Violations Policy

Our Chief Legal Officer, with oversight from the Audit Committee, receives and assesses complaints or concerns regarding:

•	accounting, internal accounting controls, or auditing matters that are or are suspected of being questionable, inappropriate, or illegal; and

•	actual or suspected material violations or breaches:

○	of applicable federal or state securities laws,

○	fiduciary duties arising under applicable federal or state laws, or

○	similar material violations of any federal or state law.

We offer multiple avenues for submitting complaints or concerns, including an anonymous reporting hotline available through a third party provider. Complaints or concerns regarding these matters are referred to our Chief Legal Officer, who is responsible for assessing and, if reasonably possible and appropriate in the judgment of the Chief Legal Officer, overseeing the investigation of reported matters. The Audit Committee periodically reviews and recommends changes to this policy and receives reports on both non-substantiated and substantiated matters.

Risk Oversight

Truist seeks to maintain a comprehensive ERM Framework supported by people, processes, and systems to identify, measure, monitor, manage, and report on significant risks arising from exposures and business activities. Truist’s ERM Framework is designed to promote the execution of strategic goals and objectives in alignment with Truist’s risk appetite to realize its Purpose, Mission, and Values.

We place significant emphasis on risk management and maintain a separate Board-level Risk Committee, which plays a key risk oversight role within our ERM Framework. Among its responsibilities, the Risk Committee monitors our policies, programs, and plans established by management to identify, measure, monitor, assess, manage, and report on risks arising from Truist’s exposures and business activities. The Risk Management Organization (“RMO”) is led by the Chief Risk Officer and is responsible for overseeing (i) the establishment and monitoring of enterprise-wide risk limits, (ii) the implementation and ongoing compliance with risk management policies, procedures, processes, and systems, and (iii) the management of risks, controls, monitoring, and testing. The Chief Risk Officer chairs the Enterprise Risk Committee, which provides oversight based on an integrated view of risks across our organization, including strategic, compliance, credit, liquidity, market, operational, technology, and reputational risks, and is responsible for escalating and resolving risk management concerns and reporting emerging risks to the Risk Committee.

The ERM Framework is supported by three lines of defense to manage risk as follows.

•

First Line of Defense. Consisting of the Business Unit Risk Owners (“BU Risk Owners”) and the Governance and Controls Organization (“GCO”), teammates in the first line of defense operate at the point where risks originate–either through serving clients directly or providing functional services and support. BU Risk Owners are responsible for risks within their business, including the identification, escalation, mitigation, and management of risks. The GCO standardizes first-line risk execution and ownership across the Company in partnership with the business units and enterprise functions. As part of the first-line of defense, the GCO provides risk advice and oversight, issues management, testing, reporting, and business continuity expertise to first-line execution efforts.

•

Second Line of Defense. The second line of defense provides independent risk management, oversight, and challenge of the first line of defense. The second line of defense resides within the RMO, which establishes policies and procedures to guide and oversee the execution of ERM Framework requirements across Truist and independently identify and escalate issues.

•

Third Line of Defense. Truist Audit Services (Truist’s internal audit function) provides independent and objective assurance for Truist by evaluating the design and effectiveness of risk management activities, oversight, and challenge. Results are reported to senior management and the Board of Directors according to the Audit Services Policy.

32	| 2025 Proxy Statement

Corporate Governance

Strategic Direction and Planning

One of the Board’s most important responsibilities is to provide oversight, guidance, and direction with respect to Truist’s Corporate Strategic Plan (“Strategic Plan”). The Strategic Plan is designed to translate the Company’s Purpose, Mission, and Values into actionable priorities which provide direction for Truist. The Company’s strategic planning process: (i) includes an independent risk evaluation to confirm that strategic activities are consistent with the Board-approved risk appetite (including corresponding limits and warning thresholds); (ii) reflects alignment with Truist’s capital planning; and (iii) takes into consideration enterprise objectives, corresponding business unit objectives, and operating plans. Board input on these factors informs management’s updates to the Strategic Plan, which are generally presented to the Board for adoption on an annual basis. The resulting Strategic Plan guides Truist’s activities for the applicable years, and implementation of the Strategic Plan is monitored by the Enterprise Strategy and Execution Committee and the Board.

The Board also approves the annual Profit Plan, which is a detailed one-year financial plan that outlines our goals for generating revenue, managing expenses, and maintaining a strong framework for managing capital, liquidity, interest rate, and credit risk.

After the sale of the Company’s remaining interest in Truist Insurance Holdings, LLC (“TIH”), which was completed during the second quarter of 2024, the Board revised the Company’s Strategic Plan and the Profit Plan to reflect the TIH sale and subsequent strategic balance sheet repositioning, including removing TIH earnings, incorporating discontinued operations accounting related to the TIH sale, and adding net interest income from the reinvestment of proceeds from the TIH sale and balance sheet repositioning. These adjustments were necessary to provide a more accurate representation of the Company’s expected financial performance for the 2024 fiscal year. For purposes of this proxy statement, we refer to the initially-approved Profit Plan for 2024 as the “Original Plan” and the revised Profit Plan as the “Final Plan.”

Information Security/Cybersecurity

Like other financial services firms, Truist faces an increasingly complex and evolving cybersecurity threat environment. We maintain a risk-based cybersecurity framework that is part of our ERM Framework. It is implemented through people, processes, and technology, whereby we assess, identify, and manage material risks from cybersecurity threats and seek to adapt our risk mitigation activities accordingly. Our Board has primary responsibility for the oversight of our enterprise risk management and exercises its oversight function in respect of cybersecurity risk through the Risk Committee. The Risk Committee is responsible for overseeing Truist’s risk management function, including approving and reviewing Truist’s risk management framework and policies, and overseeing management’s implementation of such framework and policies.

Our information security program, which specifies how we execute our cybersecurity framework, is operated and maintained by management, including the Chief Information Officer, the Chief Information Security Officer, and the Chief Risk Officer. These senior officers are responsible for assessing and managing Truist’s cybersecurity risks. Our information security program also includes processes for escalating and considering the materiality of incidents that impact Truist, including escalation to executive management and the Board, which are periodically tested through tabletop exercises to assess Truist’s preparedness. Our cybersecurity framework strategy, which is overseen by the Chief Information Security Officer, is informed by various risk and control assessments, control testing, external assessments, threat intelligence, and public and private information sharing. For more information on our management of cybersecurity risks, please see the “Cybersecurity” section of our Annual Report on Form 10-K for the year ended December 31, 2024.

Statement of Political Engagement

Our executive officers have direct responsibility for our political activities, while our Nominating and Governance Committee oversees the Company’s policies and practices relating to political contributions and lobbying. A copy of Truist’s Statement of Political Engagement may be obtained from our investor relations website (https://ir.truist.com). Truist participates in policy debates on issues to support our interests. Truist does not use corporate funds to contribute to federal, state, or local political candidates, political parties, or political committees organized for the advancement of a political candidate, including super political action committees, or otherwise employ its resources, including in-kind resources, for the benefit of any of the foregoing. In some cases, Truist may contribute corporate funds to 501(c) tax-exempt organizations that engage in advocacy and education to promote a robust financial services industry and a vibrant, growing economy. Truist may also occasionally make corporate contributions to ballot measure committees where permitted by law. Truist discloses any ballot measure contributions in its annual political contributions reporting. As part of Truist’s involvement in the public policy process, Truist regularly expresses its views on policy matters to elected officials and their staff, as well as the principals and staff of various regulatory organizations. Truist generally does not engage in grassroots lobbying, which consists of directly communicating with the public advocating action with respect to specific legislation. If Truist does engage in grassroots lobbying, Truist will disclose such activity where and as required by law.

Truist sponsors nonprofit, unincorporated political action committees (“PACs”), which allow directors and teammates to voluntarily pool their financial resources to support federal and state candidates who drive policies to help financial institutions continue to innovate,

2025 Proxy Statement |	33

Corporate Governance

serve our communities, and advance the success and prosperity of our clients. Political contributions from the Truist PACs are designated for core banking, business, and economic advocacy without regard to party affiliation. All PAC expenditures are a matter of public record and are available for review on the websites of the Federal Election Commission and various state election offices. The political spending of Truist’s PACs is also disclosed on the corporate governance page of Truist’s investor relations website (https://ir.truist.com/corporate-governance). The Truist PACs are governed by a board of directors, which is composed of Truist teammates, that is charged with oversight of PAC activities as well as the development of policies governing contributions, solicitations, and communications.

34	| 2025 Proxy Statement

Proposal 2—Ratification of the Appointment of our Independent

Registered Public Accounting Firm

RESPONSIBILITIES

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. To execute on this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance, and independence. The Audit Committee has carefully considered the selection of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit and report on the consolidated financial statements of Truist and the effectiveness of our internal control over financial reporting.

SHAREHOLDER RATIFICATION

Our shareholders are being asked to ratify the appointment of PwC for 2025 because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to questions posed by shareholders. Whether or not shareholders ratify the appointment of PwC as our independent registered public accounting firm for 2025, the Audit Committee may continue to retain the firm or may reconsider its appointment.

Fees to Independent Registered Public Accounting Firm

The following table shows the aggregate fees incurred by the Company for professional services by PwC for fiscal years 2024 and 2023:

	2024 ($)	2023 ($)
Audit Fees	25,077,000	30,807,000	(1)
Audit-Related Fees	3,627,000	4,507,000
Tax Fees	229,000	223,000
All Other Fees	185,000	299,000
Total	29,118,000	35,836,000

(1)	Includes $8,500,000 for professional services relating to PwC’s audit of TIH.

Audit Fees. This category includes fees billed or expected to be billed for professional services for the integrated audits of our consolidated financial statements, including the audit of the effectiveness of internal control over financial reporting. This category also includes reviews of our quarterly reports on Form 10-Q, statutory audits, or other financial statement audits of subsidiaries, and comfort letters and consents related to SEC registration statements. In addition, fees for 2023 reflect amounts related to the audit of newly prepared historical financial statements for TIH.

Audit-Related Fees. This category includes fees billed or expected to be billed for assurance and other services that are reasonably related to the performance of the audits of our consolidated financial statements and effectiveness of internal control over financial reporting that are not reported under the audit fees category above. These services consist of service organization control reports, other audit and attest services, services provided in connection with certain agreed upon procedures and other attestation reports, financial accounting, reporting and compliance matters, and risk and internal control reviews.

Tax Fees. This category includes fees billed or expected to be billed for tax-related services, including tax compliance, tax planning, and tax advice.

All Other Fees. This category includes fees billed or expected to be billed for non-audit services and subscription-based services, including software licenses, benchmarking services, training, and other advisory services.

The Audit Committee considered the non-audit services performed by, and fees paid to, PwC in 2024 and determined that such services and fees are compatible with the independence of PwC.

2025 Proxy Statement |	35

Proposal 2—Ratification of the Appointment of Our Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policy

Under the terms of its charter, the Audit Committee must pre-approve all services (including the fees and terms of such services) to be performed for us by our independent registered public accounting firm, subject to de minimis exceptions for permitted non-audit services that are later approved by the Audit Committee prior to the completion of the audit and otherwise in accordance with the terms of applicable SEC rules. The Audit Committee may form and delegate authority to subcommittees consisting of three or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, as long as the decisions of such subcommittee(s) to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. In 2024 and 2023, all of the services provided by our independent registered public accounting firm were reviewed and approved by the Audit Committee.

Audit Committee Report

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors is currently composed of four independent directors and operates under an amended and restated charter adopted by the Board of Directors on December 17, 2024. The primary duties and responsibilities of the Audit Committee are to assist the Board of Directors in monitoring: (i) the integrity of the financial statements of the Company; (ii) compliance by the Company with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the Company’s internal controls and procedures; and (v) the performance of the Company’s internal audit function and the Company’s independent auditors.

While the Audit Committee has the duties and responsibilities set forth above and those set forth in its charter, our management is responsible for the internal controls and the financial reporting process, and the independent registered public accounting firm is responsible for performing an integrated audit of our financial statements and of the effectiveness of our internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board and issuing a report thereon.

In the performance of its oversight function, the Audit Committee has performed the duties required by its charter, including meeting and holding discussions with management, the independent registered public accounting firm, and the internal auditor, and has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee discussed with the independent registered public accounting firm its views on fraud risks and how it demonstrates its independence.

The Audit Committee has received the written disclosures and the letters from the independent registered public accounting firm stipulated by applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence with respect to the Company. The Audit Committee also has considered whether the provision of any non-audit services by the independent registered public accounting firm is compatible with maintaining the independence of the auditors.

Based upon a review of the reports by, and discussions with, management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the Report of the Independent Registered Public Accounting Firm, the Audit Committee recommended on February 24, 2025 to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025.

Submitted by the Audit Committee of the Truist Board of Directors as of February 24, 2025:

Dallas S. Clement, Chair	Bruce L. Tanner
Jennifer S. Banner	Steven C. Voorhees

36	| 2025 Proxy Statement

Proposal 3—Advisory Vote to Approve Truist’s Executive-

Compensation Program

Proposal 3 asks shareholders to approve our executive-compensation program, through what is commonly known as a say-on-pay advisory vote. The Compensation and Human Capital Committee and the Board believe that our executive-compensation program, as described in the “Compensation Discussion and Analysis,” reflects a pay-for-performance culture at Truist that is rooted in our Purpose, Mission, and Values. The Compensation and Human Capital Committee and the Board also believe that the executive-compensation program is well designed and effective in aligning the interests of the executives with the long-term interests of our shareholders, while minimizing incentives for unnecessary and excessive risk taking consistent with applicable banking and other laws.

In making a decision on whether to approve our executive-compensation program, we ask that you consider the “Compensation Discussion and Analysis,” the compensation tables, and the related narrative disclosures in this proxy statement. The say-on-pay advisory vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices described in this proxy statement.

The Board asks shareholders to support our executive-compensation program through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation paid to Truist’s named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures in the Company’s 2025 Proxy Statement.”

This say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation and Human Capital Committee, or the Board. The Compensation and Human Capital Committee and the Board, however, greatly value the opinions of shareholders, and to the extent that there is a significant vote against the executive-compensation program as disclosed in this proxy statement, the Compensation and Human Capital Committee will consider the concerns of shareholders and evaluate whether any actions are necessary to address those concerns.

2025 Proxy Statement |	37

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive-compensation philosophy and program as applicable to the following named executive officers.

OUR NAMED EXECUTIVE OFFICERS
William H. Rogers, Jr.	Michael B. Maguire	Kristin Lesher	Hugh S. Cummins III	Dontá L. Wilson
Chairman and Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer	Senior Executive Vice President and Chief Wholesale Banking Officer	Former Vice Chair and Chief Operating Officer*	Senior Executive Vice President and Chief Consumer and Small Business Banking Officer

* Effective January 13, 2025, Mr. Cummins resigned from his position as Vice Chair and Chief Operating Officer as a result of material changes to his responsibilities.

The Compensation Discussion and Analysis is organized into the following sections.

Section 1—Executive Summary

The Compensation and Human Capital Committee (which we refer to in the Compensation Discussion & Analysis as the “Committee”) is committed to an executive-compensation program that is aligned with the interests of shareholders, drives long-term value creation for the franchise, and accounts for the safety and soundness of Truist commensurate with its structure, risk profile, complexity, activities, and size.

Entering 2024, senior management and the Board were evaluating the potential for a transformative strategic move through the sale of our remaining interest in TIH and a balance sheet repositioning to replace TIH’s earnings after closing.

Due to the significance of these transactions for Truist and in alignment with peer practices, the Committee adopted a structured scorecard for the Annual Incentive Performance (“AIP”) award program that established financial and non-financial performance expectations for senior management within the context of this strategic transition. See “Annual Incentive Performance Awards” beginning on page 46. For the 2024 long-term incentive awards, recognizing that the sale of TIH would present difficulties in setting quantitative objectives for return on average common equity (“ROACE”), the Committee selected absolute and relative adjusted diluted earnings per share (“EPS”)* growth as the performance measures, subject to minimum capital requirements and a relative total shareholder return (“TSR”) modifier, to emphasize core banking growth over the next three years in creating long-term value for shareholders. See “Long-Term Incentive Awards” beginning on page 51.

* Represents a non-GAAP measure. Please see Annex A for the reconciliation from the GAAP amount to the adjusted amount

38	| 2025 Proxy Statement

Compensation Discussion and Analysis

On May 6, 2024, the sale of TIH closed, and we elected to reposition a portion of the investment securities portfolio, which included the reinvestment of $39.4 billion designed to replace the loss of TIH’s earnings. With an implied enterprise valuation of $15.5 billion, this divestiture strengthened Truist’s balance sheet by adding 230 basis points of Common Equity Tier 1 (“CET1”) capital and increased tangible book value per share (“TBVPS”)* by 33%. The transaction and related balance sheet repositioning also created financial flexibility for Truist to decisively pivot to offense in its core wholesale- and consumer-banking businesses. In addition, on June 28, 2024, we announced that the Board had authorized the repurchase of up to $5 billion of shares of our common stock through the end of 2026 with repurchases expected to begin during the third quarter.

After the successful completion of these strategic initiatives, the Committee focused on leadership continuity and granted one-time leadership awards to Messrs. Maguire and Wilson to drive future performance and to support continuity. The awards were structured as Performance Share Units (“PSUs”) that would be earned based on minimum capital requirements and relative TSR performance, each measured over a three-year performance period. Our Chairman and CEO did not receive such an award. See “One-Time Performance-Based Leadership Awards” beginning on page 55.

Heading into the end of the year, senior management and the Board continued their work to further crystallize the strategic aim of our more streamlined and strengthened Truist. Our strategic ambition is to build the top super-regional bank that grows with our clients through care. Our Strategic Priorities consist of the following.

•

Leveraging our capital position by growing and capturing additional share within our high growth markets and existing client base in key focus areas in Wholesale Banking and Consumer and Small Business Banking and in areas, markets, and client solutions where we have invested significantly and have momentum

•

In Wholesale Banking, deepening and growing existing client relationships in areas like payments and wealth, enhancing the client digital experience, continuing our momentum in investment banking and trading, and capturing more share of the commercial middle market

•

In Consumer and Small Business Banking, growing core deposits, deepening existing relationships with premier clients, enhancing the client digital experience, and driving additional fee and loan growth through our differentiated consumer lending solutions

•

Continuing to invest in important areas, including new and existing talent, technology, risk, and cybersecurity, while maintaining our expense discipline with a goal of driving positive operating leverage

•	Maintaining our credit and risk discipline

•	Returning capital to shareholders through our common stock dividend and share repurchase authorization

•	Delivering on our purpose to inspire and build better lives and communities by serving our clients with knowledge and care and supporting our communities.

See “Strategic Direction and Planning” beginning on page 33.

Reviewing 2024, the Committee noted that senior management had successfully negotiated and executed the highly challenging sale of

TIH and subsequent balance-sheet repositioning without losing business and operational momentum. Adjusted pre-provision net revenue (“PPNR”)* was down only negligibly year-over-year despite the sizeable divestiture, with improvements in PPNR from Wholesale Banking and Consumer and Small Business Banking. Our capital position was enhanced relative to peers, while the interest-rate-risk position of the firm was meaningfully improved. The leadership of the firm was enhanced by adding highly talented executives from competitors and appropriately incentivizing select officers already in place. In all, the Committee concluded that Truist’s senior management ended the year having created long-term value for shareholders and putting Truist in a far better position to continue to create long-term value for shareholders for the foreseeable future.

* Represents a non-GAAP financial measure. Please see Annex A for a reconciliation from the GAAP amount to the adjusted amount.

2025 Proxy Statement |	39

Compensation Discussion and Analysis

Section 2—Business and Performance

Business Overview

Truist is a purpose-driven financial-services company, dedicated to inspiring and building better lives and communities. Headquartered in Charlotte, North Carolina, Truist has a leading market share in many of the high-growth markets in the United States and offers a wide range of financial products and services through wholesale- and consumer-banking businesses. These products and services include:

•	Branch, digital, and online banking

•	Premier and small-business banking

•	National consumer lending

•	Commercial and corporate banking
•	Investment banking and capital markets

•	Commercial real estate

•	Payments

•	Wealth management

Truist Bank, the largest subsidiary of Truist Financial Corporation, was chartered in 1872 and is the oldest bank headquartered in North Carolina. Truist Bank is one of the 10 largest commercial banks in the United States and provides banking and trust services for clients through 1,928 offices as of December 31, 2024, and its digital and online platforms.

Key Financial and Operational Accomplishments in 2024*

Through the strategic transition in 2024, we sustained business and operational momentum and delivered strong financial results for shareholders. The following charts show the key financial measures that reflect execution against our corporate strategy as discussed in the “2024 Key Financial Measures and Strategic Priorities” beginning on page 47.

* Adjusted diluted earnings per share, adjusted net income available to common shareholders, PPNR, and adjusted noninterest expense are non-GAAP financial measures. Please see Annex A for a reconciliation from GAAP or unadjusted amounts to these adjusted amounts.

** EPS for purposes of our incentive compensation plans differs from adjusted diluted earnings per share as disclosed in our earnings materials, which is shown above.

40	| 2025 Proxy Statement

Compensation Discussion and Analysis

In addition to these specific financial measures, we continued to live our purpose to inspire and build better lives and communities in 2024 while creating long-term value for shareholders consistent with prudent risk management. Our purposeful activities included:

•

Through the sale of our remaining interest in TIH, we created a relative capital advantage—adding 230 basis points of CET1 capital and increasing TBVPS* by 33%—while creating financial flexibility for Truist to drive growth in its core wholesale- and consumer-banking businesses.

•	We executed a strategic balance-sheet repositioning, including the reinvestment of $39.4 billion designed to replace TIH’s earnings, while improving the interest-rate-risk position of the firm.

•

The Board authorized the repurchase of up to $5 billion of shares of common stock through the end of 2026, and during 2024, we returned $3.8 billion of capital to shareholders through $2.8 billion in common stock dividends and $1.0 billion in share repurchases. This return of capital amounted to 76% of adjusted net income* for 2024.

•	We fulfilled our commitment to limit expense growth while investing in talent, technology, and risk infrastructure.

•	We exhibited discipline in managing credit risk and delivered strong results from the loan portfolio.

•

We increased wholesale fee income, notably increasing investment banking and trading income by 46%, and enhanced the wholesale digital experience, including enhancements to Truist One View and the unveiling of electronic bill presentment.

•

Consumer and Small Business Banking grew net new checking accounts by 103,700, received the largest increase in consumer customer satisfaction among national and super regional banks in J.D. Power’s National Banking Satisfaction Study, and the number of annual digital banking transactions surpassed 323 million in 2024.

•	We completed the divestiture of Sterling Capital Management LLC, an investment-management firm, to Guardian Capital Group Limited as part of our broader efforts to realign and simplify operations.

•

We launched Truist Cares for Western North Carolina, a three-year $725 million commitment to support critical small-business, housing, and infrastructure efforts in Western North Carolina as communities impacted by Hurricane Helene recover and rebuild.

•	We committed more than $2.5 billion to support 10,253 units of affordable housing, 11,978 new jobs, and projects that will serve 468,890 people in LMI communities over time.

•

We received the highest possible overall rating of “Outstanding” from the Federal Deposit Insurance Corporation for the most recent Community Reinvestment Act examination period from 2020-2022. The Community Reinvestment Act encourages banks to help meet the credit needs of communities in which they operate, including low- and moderate-income neighborhoods, consistent with safe and sound banking operations.

* Represents a non-GAAP financial measure. Please see Annex A for a reconciliation from the GAAP amount to the adjusted amount.

2025 Proxy Statement |	41

Compensation Discussion and Analysis

Section 3—Executive-Compensation Framework

Compensation Philosophy

Annually the Committee considers and approves a statement of compensation principles. These principles are grounded in an underlying philosophy that our executive-compensation program emphasizes long-term, performance-based compensation.

•	Compensation systems reward performance that supports and drives our strategic objectives, and produces positive business results over the longer term.

•	Total compensation includes a mix of performance goals and aligns with shareholder interests by providing a significant percentage of compensation in equity.

•	The program promotes balance and discourages imprudent risk taking.

•	Total compensation opportunities are established relative to organizations with which we compete for both talent and shareholder investment and at levels that enable us to attract and retain executives who are critical to our long-term success.

•	Compensation opportunities reward strong industry performance and are aligned with internal performance and Truist’s risk management.

•	Executive management must meet significant stock-ownership requirements to more closely align their interests with those of our shareholders.

•	Compensation is compatible with effective controls and risk management and is supported by strong corporate governance.

Key Compensation Goals

For 2024 the executive-compensation program supported the following key goals.

•	Align the interests of our executives with those of our shareholders.

•	Tie the majority of executive compensation to performance.

•	Set rigorous goals that motivate and reward our executives to achieve strong short-term and long-term performance.
•	Encourage prudent but not unnecessary or excessive risk-taking.

•	Remain competitive with the market in attracting and retaining top talent.

•	Support our Purpose, Mission, and Values.

42	| 2025 Proxy Statement

Compensation Discussion and Analysis

Section 4—Elements of Executive Compensation

Summary

	Base Salary	Annual Incentive Performance Awards	Performance Share Unit and Long- Term Incentive Plan Awards	Restricted Stock Unit Awards

Purpose	Fixed pay reflecting scope of leadership responsibilities, experience, performance, skills, knowledge, and market competitiveness	Short-term incentive rewarding annual corporate, business/function, and individual performance	Long-term incentives rewarding the achievement of absolute and relative EPS objectives, subject to minimum capital requirements and a TSR modifier	Long-term incentive rewarding the sustainable appreciation of Truist’s stock price

Performance Period	—	1 Year (January 1, 2024- December 31, 2024)	3 Years (January 1, 2024- December 31, 2026)	—

Key Features	Fixed cash compensation

Cash award

Corporate payout based on the results of the structured scorecard

•  Primary financial measures (absolute and relative)

•  Secondary financial measures (absolute and relative)

•  Strategic areas of focus

Incentive award based on corporate payout, business/function and individual performance, and risk-management execution

Equity and (typically) cash awards

Payouts based on:

•  Absolute EPS (75%)

•  Relative EPS Growth (25%)

•  Subject to TSR Modifier (+/-20%)

Subject to CET1 capital ratio in excess of the minimum capital requirement (including the stress capital buffer)

Subject to reduction or forfeiture in the event of an annual operating loss or a significant negative risk outcome

Equity award

Vests over 4 years (in one-third increments each March 15, beginning after the second anniversary of grant)

Subject to reduction or forfeiture in the event of an annual operating loss or a significant negative risk outcome

Payout	—	0% to 200% of target	0% to 150% of target	—

2025 Proxy Statement |	43

Compensation Discussion and Analysis

Weighting

The following charts illustrate the target annual compensation for our CEO, Mr. Rogers, and the average target annual compensation for our other named executive officers based on the compensation structure in place for these officers as of December 31, 2024.(1)

(1)	Excludes the one-time leadership awards granted to Messrs. Maguire and Wilson and the one-time award of RSUs granted to Ms. Lesher in connection with her commencement of employment with Truist.

Process

44	| 2025 Proxy Statement

Compensation Discussion and Analysis

Practices

What We Do
✓	Pay for Performance: Approximately 92% of the CEO’s and 88% of the average of the other named executive officers’ target annual compensation is based on performance.

✓	Balance Multiple Performance Metrics: We consider multiple quantitative and qualitative factors in measuring performance and consider both absolute and relative performance.
✓

Tie Long-Term Incentives to Performance: 65% of our long-term incentives is subject to performance and 100% is subject to forfeiture in the event of an annual operating loss or significant negative risk outcome.

✓	Grant Equity Awards with Retentive Vesting Schedules: Our RSUs vest over four years, strengthening their retentive value.
✓	Consider Peer Group Pay Levels and Practices: In making compensation decisions, we review market data from our peers as well as other financial services firms with whom we compete for talent.

✓	Seek Shareholder Feedback: We conduct an annual say-on-pay vote, have a formal shareholder engagement program, and consider shareholder feedback in making compensation decisions.
✓	Require Minimum Stock Ownership: We maintain stock-ownership requirements for our executive officers and directors.

✓	Conduct Executive Risk Outcomes Assessments and Use Tally Sheets: Our Committee annually reviews executive-risk-outcomes assessments approved by the Risk Committee and tally sheets for our executives.
✓	Retain a Separate Compensation Consultant for the Committee: The Committee independently engages a compensation consultant to advise on its assessments and determinations.

✓

Provide a Broad-Based Pension Plan: We provide a broad-based pension plan for eligible teammates, and our named executive officers participate on the same basis as other similarly situated teammates to encourage a long-term orientation and the retention of talent.

✓	Discourage Unnecessary Risk Taking: Our Committee can adjust payouts or require the forfeiture of unvested awards for significant negative risk outcomes.

✓	Reinforce Clawback Provisions: The 2022 Incentive Plan and our award agreements authorize the clawback of awards to comply with applicable law and Truist’s policies.
What We Don’t Do

✗	No Guaranteed Incentive Payouts: We don’t provide absolute or guaranteed incentive payouts.
✗	No Stock Options: We don’t award options to acquire shares of the Company’s stock

✗	No Option Repricing: We don’t reprice any legacy stock options that remain outstanding.
✗	No Excise Tax Gross-Ups: We don’t gross-up payments for excise taxes.

✗

No Hedging and Pledging: We prohibit the hedging or pledging of Truist stock by directors and the CEO, our other executive officers, and other executives whom the Committee may designate from time to time (collectively, the “Covered Executives”).

✗	No Excessive Perquisites: We offer only limited perquisites as determined to be appropriate in order to remain competitive in attracting and retaining executive talent.

✗	No Employment Agreements: We don’t enter into employment agreements with our executive officers.

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Compensation Discussion and Analysis

Section 5—Executive-Compensation Decisions

Salary

Base salaries provide the foundational component of executive pay and reflect each executive’s position, responsibilities, experience, performance, skills, and knowledge. The Committee approved the base salaries for our named executive officers after taking into account these factors as well as market pay practices for similar roles at peer institutions and at other financial-services firms with whom we compete for talent.

INDIVIDUAL DETERMINATIONS

Base salaries for 2024 for our named executive officers were set at the levels in the table below. Mr. Wilson received a merit increase to his base salary from $700,000 to $750,000 effective as of January 1, 2024, due to his promotion to Senior Executive Vice President and Chief Consumer and Small Business Banking Officer in November 2023. The salaries of the other named executive officers did not change.

Name	Annual Base Salary ($)
William H. Rogers, Jr.	1,200,000
Michael B. Maguire	700,000
Hugh S. Cummins IIII	800,000
Kristin Lesher	750,000
Dontá L. Wilson	750,000

Annual Incentive Performance Awards

The AIP award program creates a short-term incentive to reward annual corporate, business or function, and individual performance.

As highlighted in the “Executive Summary,” senior management and the Board entered 2024 evaluating the potential for a transformative strategic move through the sale of our remaining interest in TIH and a balance sheet repositioning to replace TIH’s earnings after closing. With an implied enterprise valuation of $15.5 billion, this divestiture strengthened the balance sheet and created financial flexibility for Truist to decisively pivot to offense in its core wholesale- and consumer-banking businesses.

Due to the significance of the TIH sale and balance sheet repositioning for Truist and in alignment with peer practices, the Committee adopted a structured scorecard for the AIP award program that emphasizes a comprehensive evaluation of performance across multiple categories.

The structured scorecard is designed to align with the interests of shareholders, drive long-term value creation for the franchise, and account for the safety and soundness of Truist commensurate with its structure, risk profile, complexity, activities, and size. This scorecard provides the Committee with a framework to comprehensively evaluate performance relative to Truist’s strategic initiatives and support strategic and risk-management decisions that are in the long-term interests of our shareholders within the context of the current economic and competitive environment.

AIP STRUCTURED SCORECARD

The structured scorecard is composed of:

•

Eight primary financial measures (EPS, PPNR, Adjusted Return on Average Tangible Common Equity, TBVPS plus Dividend Growth, Adjusted Noninterest Expense, CET1 Capital Ratio, and One- and Three-Year TSR)*

•	Five secondary measures (Adjusted Pre-Tax Income, Adjusted Net Income to Common Shareholders, Revenue, Adjusted Return on Average Assets, and Adjusted Efficiency Ratio)*

•	Four strategic areas of focus (Transform to Capitalize on Competitive Advantage, Simplify and Optimize Resources and Controls, Repurpose to Performance, and Winning Behaviors)

Utilizing this scorecard, the Committee assesses corporate performance and payout ranges. After this is completed, the Committee assesses relevant business or function results, individual performance, and risk-management execution to determine each Covered Executive’s contribution to Truist’s success and AIP award. The corporate payouts for the AIP award program for 2024 range from 0% to 200%.

* Metrics other than CET1 Capital Ratio, One- and Three-Year TSR, and Revenue may be adjusted to account for unusual or significant items.

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Compensation Discussion and Analysis

2024 KEY FINANCIAL MEASURES AND STRATEGIC PRIORITIES

The Committee reviewed the strategic initiatives for 2024 and selected from the structured scorecard those key financial measures and strategic priorities that were the focus of AIP corporate performance. While the Committee selects specific measures for emphasis, all scorecard components are ultimately taken into account when determining corporate performance.

The strategic initiatives for 2024 and the resulting key financial measures and strategic priorities selected by the Committee for 2024 were:

* Represents a non-GAAP financial measure. Please see Annex A for a reconciliation from the GAAP amount to the adjusted amount.

The Committee focused on these financial metrics for their strong correlation with shareholder returns in the context of Truist’s strategic, business, and operational priorities for 2024. EPS and PPNR directly reflect profitability and the generation of earnings, which enable us to grow the franchise. TBVPS plus dividend growth aligns with the creation of long-term value for shareholders. Adjusted noninterest expense (“NIE”)* reflects our 2024 priority to limit expense growth to 0–1%. The CET1 Capital Ratio reflects our 2024 priority to create a relative capital advantage that enhances our ability to compete. The One-Year TSR metric directly captures the short-term return to shareholders, which maintains a focus on our incremental progress in long-term value creation.

The Committee approves adjustments to GAAP results so that participants are compensated for core financial, business, and operational performance relative to planned levels and are not artificially penalized or rewarded for non-core events and other factors that

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Compensation Discussion and Analysis

do not reflect the ongoing management of the franchise, such as the gain on the sale of TIH and the losses incurred in connection with the subsequent balance-sheet restructuring. The Committee also believes that these adjustments enhance the comparability of the Company’s results with prior periods. In addition, to facilitate assessments of performance relative to peers, the Committee considers comparable adjustments to their results.

The 2024 strategic priorities selected by the Committee reflect our strategic transition with the sale of TIH, our commitment to business growth and expense discipline, the focus on risk management required of a Category III firm under federal banking laws, and the cultural and other foundations on which financial, business, and operational results are built.

CORPORATE PERFORMANCE ACHIEVED

Against 2024 Key Financial Measures

The table below presents the Company’s achievement with respect to the financial performance factors selected to be the focus for 2024. The Committee assessed overall financial performance as exceeding expectations.

The Committee noted in particular that EPS significantly exceeded both the higher expectations in the Original Plan at the beginning of 2024 and the revised expectations following the TIH transaction in the Final Plan, reflecting both the overall benefit of the TIH transaction and management’s outperformance in effecting it and the balance sheet repositioning. The exceptional EPS performance was driven by NIE decreasing by 0.4% versus 2023, investment banking and trading income increasing by 46% versus 2023, and lower net charge-offs than expected. NIE exceeded our commitment to limit expense growth to 0-1% through the successful completion of the cost-savings program announced in September 2023 and disciplined expense management throughout 2024. Capital significantly improved in 2024 primarily due to the sale of TIH, as evidenced by the 47.0% TBVPS plus dividend growth and the 140-basis point improvement in the CET1 capital ratio. Truist maintained the CET1 capital ratio at 11.5% while also returning $3.8 billion of capital to shareholders through $2.8 billion in common stock dividends and $1.0 billion in share repurchases. The Original Plan and the Final Plan did not include the share repurchase program that commenced in the second half of 2025. In addition, Truist placed in the top half of the peer group on all financial measures, except for One-Year TSR.

Measures	2024 Results	2024 Original Plan	2024 Final Plan	2023 Results	2024 Results vs. Original Plan	2024 Results vs. Final Plan	2024 Results vs. 2023 Results	Peer Ranking(1)	Committee Assessment vs. Expectations
EPS* ($)	$3.81	$3.44	$3.61	$3.81	10.8%	5.5%	0.0%	4	Exceeded (110-150%)
PPNR* ($ millions)(2)	$8,811	$9,163	$8,943	$8,868	(3.8%)	(1.5%)	(0.6%)	2	At (90-110%)
TBVPS + Dividend Growth	47.0%	22.5%	53.5%	32.5%	24.5%	(6.5%)	47.0%(3)	1	At (90-110%)
NIE* ($ millions)(2)	$11,330	$14,100(2)	$11,462	$11,374	19.6%(4)	1.2%(4)	0.4%(4)	3	Exceeded (110-150%)
CET1 Capital Ratio	11.5%	10.6%	11.8%	10.1%	0.9%	(0.3%)	1.4%	5	Exceeded (110-150%)
One-Year TSR	23.7%			(8.5%)				Relative Peer Ranking(5): 10	Below (70-90%)

(1)

Represents Truist’s ranking out of 11 banks (Truist and its peer group members) based on percentage growth in the applicable financial measure relative to 2023, except that the ranking for the CET1 capital ratio is based on the CET1 capital ratios of Truist and its peer group members calculated as of December 31, 2024. The Committee assessment also considers the number of positions the Company improved over the year relative to January 2024 consensus estimates for the Company and its peer group members with respect to the applicable financial measure for 2024. See “Peer Group and Competitive Analyses” beginning on page 60.

(2)

On February 20, 2024, the Company entered into an agreement to sell the remaining 80% stake of the common equity in TIH to an investor group, representing substantially all of the Company’s insurance holdings segment. As a result, the 2024 Results, the Final Plan, and 2023 Results report PPNR and NIE based on continuing operations. The Board approved the Original Plan prior to the Company entering into this sale agreement and, as a result, the Original Plan does not present PPNR and NIE under the discontinued operations basis of presentation.

(3)	TBVPS + Dividend Growth is a growth rate. Accordingly, the 2024 Results vs. 2023 Results value is the 2024 growth rate.

(4)

Lower NIE indicates that resources are being used more effectively. Therefore, we have presented decreases in NIE as a positive change when compared to the Original Plan, the Final Plan, and the 2023 results.

(5)	Represents the Company’s ranking relative to its peer group members based on actual One-Year TSR results for 2024. See “Peer Group and Competitive Analyses” beginning on page 60.

* Represents a non-GAAP financial measure. Please see Annex A for a reconciliation from the GAAP amount to the adjusted amount.

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Compensation Discussion and Analysis

Against 2024 Strategic Priorities

The table below presents the Company’s 2024 performance on the strategic priorities selected for the 2024 AIP award program. The Committee assessed overall performance on strategic priorities at expectations, with successful investments in risk management, completion of the divestiture of TIH and balance sheet repositioning, and disciplined expense management balanced by continued areas of improvement in risk identification, management, and remediation to support our continued growth and optimized risk/return balance.

Element	Performance	Committee Assessment vs. Expectations

Risk Management

•  Refined our governance structure and enhanced investment in our risk management framework, with continued areas for improvement identified with respect to risk identification, management, and remediation to support our continued growth and optimized risk/return balance

•  Redesigned and uplifted multiple risk programs to drive improved risk execution

•  Created new risk awareness, execution metrics, and reporting routines to highlight areas of improved execution and support risk identification

Below (70-90%)

Divestiture of TIH and Balance Sheet Repositioning

•  Successfully completed the sale of Truist’s remaining stake in TIH on May 6, 2024

•  Executed a strategic balance sheet repositioning of a portion of Truist’s available-for-sale investment securities portfolio by selling $27.7 billion of lower-yielding investment securities and investing approximately $18.7 billion in shorter duration investment securities at higher yields and $20.7 billion in cash (including proceeds of the TIH sale), which increased net interest income by approximately $710 million in 2024

•  Increased Truist’s CET1 capital ratio by 1.4% to 11.5% as of December 31, 2024

•  Increased Truist’s CET1 capital ratio by 2.5% to 9.6% including the impact of accumulated other comprehensive income related to securities and pension, as well as related changes to deferred taxes

Exceeded (110-150%)

Franchise Momentum

•  Increased fee income in Wholesale Banking above the Final Plan, including increasing investment banking and trading income by 46% in 2024 (favorable among peers)

•  Ended 2024 with deposit balances above the Final Plan, even though deposits declined versus 2023

•  Ending balance on loans held for investment decreased by 1.8% in 2024, which lagged peers

At (90-110%)

Expense Management

•  Completed expense reduction program, resulting in approximately $750 million in annualized gross cost savings

•  Fulfilled our commitment to limit NIE growth, decreasing NIE by 0.4% versus 2023, while investing in talent, technology, and risk infrastructure commensurate with our status as a Category III firm under federal banking laws

Exceeded (110-150%)
Communities/Teammates

•  Launched Truist Cares for Western North Carolina, a three-year, $725 million commitment to support critical small business, housing, and infrastructure efforts in Western North Carolina as communities impacted by Hurricane Helene recover and rebuild

•  Retained high-performing teammates at levels exceeding internal targets

•  Continued focus on upholding our corporate culture through conducting teammate engagement surveys

At (90-110%)

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Compensation Discussion and Analysis

Corporate Funding Results

As described above, the Committee determined that Truist exceeded its financial performance goals through the sale of TIH, the securities portfolio repositioning, as well as growth in its core businesses. The Committee also recognized that the Company made tangible progress on its strategic priorities. These factors supported the Committee’s conclusion that, in the aggregate, Truist achieved towards the high end of “At Expectations” for 2024, and, accordingly, the Committee funded the AIP awards at 107.5% of target.

INDIVIDUAL PERFORMANCE

The Committee analyzed individual NEO performance against their goals for 2024 and against risk management execution and established final individual AIP awards. In each case, the Committee considered its assessment of risk management under the 2024 strategic priorities and concluded that Truist continues to mature and enhance its risk management program and processes. The Committee determined to decrease the overall funding of the AIP award for Mr. Rogers to 95% of target in recognition of his ultimate oversight of these processes and limited individual awards for Messrs. Cummins and Maguire to emphasize their shared oversight of these processes. The Committee adjusted positively the funding of the AIP awards for Ms. Lesher and Mr. Wilson, who drove strong performance for their respective lines of business.

FINAL 2024 AIP AWARDS

Based on its assessment of corporate and individual results, the Committee approved the following AIP payouts to the named executives:

Name	Base Salary ($)	Target AIP (% of Base Salary)	AIP Award (% of Target)	AIP Award ($)
William H. Rogers, Jr.	1,200,000	300	95.00	3,420,000
Michael B. Maguire	700,000	180	101.45	1,278,309
Hugh S. Cummins IIII	800,000	285	101.45	2,313,131
Kristin Lesher	750,000	225	111.53	1,882,090
Dontá L. Wilson	750,000	215	111.53	1,798,441

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Compensation Discussion and Analysis

2025 PROGRAM

For 2025, the Committee reviewed our 2025 strategic objectives and identified the following key financial measures and strategic priorities for the year.

* Metrics may be adjusted to account for unusual or significant items for Truist and peers.

Long-Term Incentive Awards

The long-term incentive program is intended to provide a significant portion of executive pay opportunity based on our future performance and value creation for our shareholders. Under this program, 65% of an executive’s long-term incentive opportunity is at risk based purely on our performance over a three-year performance period: 40% as PSU awards, which settle in stock; and 25% as LTIP awards, which typically settle in cash. The PSU and LTIP awards use the same performance measures and weightings. The remaining 35% of the long-term incentive opportunity is granted as time-based RSU awards that do not start vesting until the end of the second year and then vest ratably over the next three years.

Our 2024–2026 long-term incentive awards are subject to the general terms set forth in the below chart. Note that dividends are not paid on any unvested awards.

Award Type	Performance Period	Vesting	Potential Reduction or Forfeiture on Certain Events(1)	Payout

PSU Awards (40%)	Three years (January 1, 2024 – December 31, 2026)	Three-year cliff vesting after performance is determined	Yes	0% to 150% of target

LTIP Awards (25%)	Three years (January 1, 2024 – December 31, 2026)	Three-year cliff vesting after performance is determined	Yes	0% to 150% of target
RSU Awards (35%)	Not applicable	Four-year vesting of 0% after one year and one-third after each of years two, three, and four	Yes	Not applicable

(1)

Awards are subject to reduction or forfeiture if there is an aggregate operating loss for the performance period or the Committee determines that there has been a significant negative risk outcome as a result of a corporate or individual action.

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Compensation Discussion and Analysis

2024–2026 LONG-TERM INCENTIVE PERFORMANCE METRICS

For Truist’s 2024–2026 long-term incentive performance cycle, the Committee determined to use EPS as the primary performance metric for the PSU and LTIP awards (weighted at 75% for absolute EPS and 25% for relative EPS), given its correlation with TSR and its use as a primary financial income statement metric for banks and public companies. The Committee also provided that the ultimate payout for the PSU and LTIP awards is subject to a relative TSR modifier and the achievement of minimum capital requirements, each measured over the 2024–2026 performance period. Together, these metrics are designed to align management priorities with shareholder values—supporting profitability and earnings growth, generating capital, operating within sound risk controls, and preserving strong asset quality metrics.

For 2022 and 2023, we granted PSU and LTIP awards that vest based on the achievement of ROACE and Return on Average Tangible Common Equity (“ROATCE”) goals relative to Truist’s peer group (for awards granted in 2022) and ROACE goals relative to Truist’s peer group (for awards granted in 2023). In considering performance metrics for awards granted in 2024, the Committee determined to emphasize profitability and growth through the use of absolute and relative EPS metrics and also considered that the TIH transaction would impact our capital structure during the performance period, making it difficult to evaluate ROACE.

2024–2026 PSU and LTIP Award Performance Measures

EPS

The absolute EPS and relative EPS growth applicable to the 2024–2026 PSU and LTIP awards will be calculated each year based on GAAP EPS, as adjusted for the impact of significant unusual items and, in the case of the absolute EPS metric, substituting net charge-offs for any provision benefit or expense. Absolute EPS is evaluated against performance levels on a 3-year cumulative basis. Relative EPS is evaluated compared to peer performance on an annual basis with the payout determined each year, and the final payout is the average of the payout earned over the three-year period. The payout will be 0% for performance results below the threshold level.

Absolute EPS (75%)

Performance Level	Metric Achievement (% of Metric)	Payout Earned (% of Target Award)
Maximum (25% above target performance)	150	112.50

Target	100	75.00
Threshold (43% below target performance)	50	37.50

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Compensation Discussion and Analysis

Relative EPS Growth (25%)

Rank	Metric Achievement (% of Metric)	Payout Earned (% of Target Award)
1 or 2 (Maximum)	150.0	37.50

3	137.5	34.38

4	125.0	31.25

5	112.5	28.13

6 (Target)	100.0	25.00

7	83.3	20.83

8	66.7	16.68

9 (Threshold)	50.0	12.50
10 or 11	—	—

Relative TSR Modifier

Payouts are subject to a modifier based on our TSR relative to the performance of the Company’s peer group over the performance period, as illustrated in the table below.

Percentile Performance of Truist TSR Relative to Peer Group TSR	Percentage Point Change in Payout

75th or greater	20 percentage point increase(1)

Greater than 25th but less than 75th	No adjustment
25th or less	20 percentage point reduction

(1)	Subject to overall payout cap of 150% of target. Positive modifier is only applicable if absolute EPS or relative EPS perform above threshold.

Capital Requirement

Truist must maintain a CET1 Capital Ratio above the minimum capital requirement, including the stress capital buffer, as of the last day of the performance period.

2024 AWARDS

Our named executives have a target long-term award opportunity (defined as a percentage of base salary) which represents the aggregate amount of PSU, LTIP, and RSU awards realized if we achieve the target performance goals approved by the Committee. The table below summarizes the award opportunities under our 2024 long-term incentive program for the listed named executives at the target level of performance.

Name	Target Total Long -Term Incentive (% of Base Salary)
William H. Rogers, Jr.	850

Michael B. Maguire	380

Hugh S. Cummins IIII	615

Kristin Lesher	675
Dontá L. Wilson	485

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Compensation Discussion and Analysis

LONG-TERM AWARDS GRANTED IN 2024

Name	Performance Share Units - Grant Date Fair Value at Target ($)(1)	LTIP Awards - Grant Date Value at Target ($)(2)	Restricted Stock Units - Grant Date Fair Value ($)(1)
William H. Rogers, Jr.	3,521,969	2,544,000	2,966,370

Michael B. Maguire	5,014,776	665,000	774,888

Hugh S. Cummins III	1,700,727	1,224,000	1,431,568

Kristin Lesher	1,749,349	1,260,000	6,625,073(3)
Dontá L. Wilson	5,357,775	907,500	1,054,959

(1)	The grant date fair values listed above are calculated in accordance with FASB ASC Topic 718.

(2)

LTIP awards are calculated as a percentage of the NEO’s average salary over the three-year performance period. The grant date values listed above assume the target level of performance is achieved and there is no change in the NEO’s salary over the performance period.

(3)

Includes the one-time award of 164,492 RSUs (with a grant date fair value of $5,151,889) granted to Ms. Lesher in connection with her commencement of employment with the Company, which was not part of the 2024 annual pay program. The award is subject to three-year vesting in one-third increments on each of February 12, 2025, 2026, and 2027.

2022–2024 PERFORMANCE AND PAYOUTS

The PSU and LTIP awards granted in 2022 (pertaining to the 2022–2024 performance period) vested and settled in early 2025. For these awards, the Committee determined to stop measuring actual performance following the first quarter of 2024 as a result of the TIH sale and its expected impact on our capital structure (which was not anticipated at the time the awards were granted in 2022) and assume that a target level of performance was achieved over the remaining three calendar quarters of the 12-quarter performance period. Accordingly, payouts for the 2022–2024 PSU and LTIP awards were as follows:

	Relative ROATCE Performance and Percentile (50% Weighting)	ROATCE Payout (% of Target)	Relative ROACE Performance and Percentile (50% Weighting)	ROACE Payout (% of Target)	Calculated Payout (% of Target)	Actual Payout (% of Target)
Q1 2022 - Q1-2024 (75% Weighting)	22.19% or the 98th percentile	75.00	10.11% or the 31st percentile	31.14	106.14	79.60

Q2 2024 - Q4 2024 (25% Weighting)	–	–	–	–	100.00	25.00
Total						104.60

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Compensation Discussion and Analysis

2025-2027 PROGRAM

For 2025, the Committee determined to grant PSU and LTIP awards that vest 50% based on three-year cumulative absolute EPS, 25% based on the average of absolute ROATCE over three years, and 25% based on three-year TSR relative to Truist’s peer group. EPS and ROATCE will be calculated based on GAAP net income available to common shareholders, adjusted for the impact of significant unusual items and substituting net charge-offs for any provision benefit or expense. The Committee selected these performance measures due to their alignment with shareholder return. EPS is correlated with TSR and is used as a primary financial income statement metric for banks and public companies. ROATCE is also correlated with TSR and aligns with Truist’s publicly stated medium-term goal to improve ROATCE to the mid-teens. The Committee changed TSR from a modifier to a metric to directly measure shareholder value in determining the payout. In addition, consistent with previous PSU and LTIP awards, Truist must maintain a CET1 capital ratio above the minimum capital requirement, including the stress capital buffer, as of the last day of the performance period in order for the awards to pay out.

One-Time Performance-Based Leadership Awards

On August 26, 2024, the Committee approved the grant of one-time leadership awards (“Leadership Awards”) with a grant date of September 3, 2024 to support the retention of key leaders who are critical to taking full advantage of the business opportunities created by the TIH sale. With respect to performance, the Leadership Awards are designed to drive the strategic plan and shareholder value creation while incentivizing maintenance of appropriate capital levels and appropriate risk management. The Committee chose to make the awards in the form of PSUs rather than RSUs to reflect that recipients must play a key role in Truist’s long-term success and to reinforce our commitment to a pay-for-performance philosophy. The Committee’s rationale for granting the one-time awards, as described more below, was based on Truist’s unique circumstances as it transforms its business. The Committee grants one-time awards infrequently and believes that the limited and strategic use of targeted one-time awards may be an effective tool in times of critical transformation.

The Leadership Awards are subject to the general terms set forth in the below chart. Note that dividends are not paid on any unvested awards.

Award Type	Performance Period	Vesting	Potential Reduction or Forfeiture on Certain Events(1)	Payout
Leadership Awards	Three years (September 1, 2024 – August 31, 2027)	Three-year cliff vesting on August 31, 2027	Yes	75% to 125% of target

(1)

Awards are subject to reduction or forfeiture if there is an aggregate operating loss for the performance period or the Committee determines that there has been a significant negative risk outcome as a result of a corporate or individual action.

PERFORMANCE METRICS FOR ONE-TIME LEADERSHIP AWARDS

Relative TSR Performance

Payouts are based on our TSR relative to the performance of the KBW Nasdaq Bank Index (BKX) over the performance period. The Leadership Awards will pay out at 125% of target if Truist performs at or above the 75th percentile, at 100% of target if Truist performs at or above the 55th percentile, and at 75% of target if Truist performs at or below the 25th percentile. Straight line interpolation will be used to calculate payout percentages not specifically described in the preceding sentence.

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Compensation Discussion and Analysis

Capital Requirement

Truist must maintain a CET1 Capital Ratio above the minimum capital requirement, including the stress capital buffer, as of the last day of each fiscal year during the performance period. One-third of each Leadership Award will be forfeited for each fiscal year end at which this requirement is not met.

INDIVIDUAL DETERMINATIONS

The Committee determined to grant Leadership Awards to two named executives, Messrs. Maguire and Wilson, as a retention incentive to mitigate potential flight risk, as both are at mid-career stages with significant tenure and expertise that are critical to Truist’s ongoing success. 2024 was an instrumental year for Truist’s Finance team under Mr. Maguire’s leadership. The Finance team successfully led many large-scale strategic initiatives that helped drive the new strategic direction of Truist and position the Company for long-term success, including the TIH sale, repositioning the balance sheet, significant work from the Investor Relations team to manage Truist’s engagement with the investor community, the establishment of a new Capital Adequacy and Resolution Planning team, and significant progress to strengthen financial risk management. Under Mr. Wilson’s leadership, the Consumer and Small Business Banking team exceeded 2024 expectations in several categories including deposits, loans, non-interest income, PPNR, and client engagement and satisfaction scores. In particular, the team grew net new checking accounts by 103,700, and the number of digital banking transactions surpassed 323 million in 2024. Given the career progression and marketability of Messrs. Maguire and Wilson, the Leadership Awards are intended to reinforce their commitment to our organization. Messrs. Rogers and Cummins did not receive the Leadership Awards because they are at later stages in their careers, with Mr. Rogers bringing long-standing stability to Truist and Mr. Cummins subsequently resigning as a result of material changes to his responsibilities, effective January 13, 2025. Meanwhile, Ms. Lesher was recently hired, and her negotiated compensation package already includes tailored incentives appropriate for her role.

In determining the size of the Leadership Award for each of Messrs. Maguire and Wilson, the Committee took into account the executive’s expected contribution to the success of the Company, the holding power of the executive’s outstanding equity awards in an increasingly competitive environment, the executive’s total target direct compensation, and the executive’s skill set and attractiveness in the market for talent.

Name	Performance Share Units	Grant Date Fair Value ($)(1)
Michael B. Maguire	101,763	4,500,000
Dontá L. Wilson	101,763	4,500,000

(1)	The grant date fair values listed above are calculated in accordance with FASB ASC Topic 718.

Other Compensation Benefits and Elements

LIMITED PERQUISITES

Our named executives receive limited perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall executive-compensation program. Such perquisites may include residential security services, executive physical wellness examinations, occasional use of sports tickets, spousal participation in certain corporate events, and limited personal use of the company aircraft and driver.

For additional information regarding the perquisites provided to our named executives, see the 2024 Summary Compensation Table.

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Compensation Discussion and Analysis

BENEFIT PLANS

During 2024, we maintained teammate benefit plans that constitute a portion of the total compensation package available to the named executives and all eligible teammates of Truist. These plans consist of the following:

•

the Truist Financial Corporation 401(k) Savings Plan (the “401(k) Plan”), which in 2024 permitted teammates to contribute up to 50% of their cash compensation on a tax-deferred or after-tax basis, within certain Internal Revenue Service (“IRS”) limits, with Truist providing (a) matching contributions of up to 4% of a participant’s cash compensation and (b) discretionary contributions based on Truist’s achievement of certain financial goals, which in each case are 100% vested when made

•

the Truist Financial Corporation Non-Qualified Defined Contribution Plan (the “Non-Qualified Defined Contribution Plan”), which is designed to augment the benefits under the 401(k) Plan to the extent such benefits are curtailed by IRS limits (during 2024, eligible participants in the Non-Qualified Defined Contribution Plan were permitted to defer up to 50% of their cash compensation, with certain participants eligible to receive a matching contribution of up to 6% of their cash compensation (matching contributions were reduced to 4% of eligible participants’ cash compensation beginning January 1, 2025))

•	a medical plan that provides coverage for all eligible teammates

•	disability insurance which pays a teammate 50% of their monthly compensation in the event of disability, subject to a cap of $35,000 per month (excluding executive officers)

•	certain other teammate benefits (such as sick leave, vacation, dental and vision coverage, etc.)

These teammate benefits are determined by the same criteria applicable to all of our teammates, unless otherwise noted. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability, or death, and to provide a reasonable level of retirement income based on years of service with Truist. These benefits are part of the strong value proposition we offer our teammates and help keep us competitive in attracting and retaining teammates. We believe that our teammate benefits are generally on par with benefits provided by our peer group and consistent with industry standards.

PENSION PLANS

In addition to the benefit plans described above, we maintain two pension plans:

•	the Truist Financial Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit retirement plan for eligible teammates

•

the Truist Financial Corporation Non-Qualified Defined Benefit Plan (the “Non-Qualified Defined Benefit Plan”), which is designed to augment the benefits payable under the Pension Plan to the extent such benefits are curtailed by IRS limits

The Pension Plan and the Non-Qualified Defined Benefit Plan are broad-based benefits, and the named executives participate in both plans on the same basis as other similarly situated teammates. The plans provide retirement benefits based on length of service and cash compensation level prior to retirement, with benefits generally increasing substantially as a participant approaches retirement. As we are among the few remaining companies that offer a traditional pension plan for our teammates, we believe this benefit provides a competitive advantage for attracting and retaining talent. We believe the retirement benefits provided by the Pension Plan are meaningful to all teammates, but especially to those who have devoted substantial service to Truist.

For additional information regarding the benefits provided to our named executives under the Pension Plan and the Non-Qualified Defined Benefit Plan, see the 2024 Pension Benefits Table and the accompanying narrative.

SEVERANCE

The Company maintains the Amended and Restated Management Change of Control, Severance and Noncompetition Plan (the “Severance Plan”), which covers executive officers, including each of the named executives. For information regarding the benefits provided to our named executives under the Severance Plan, see the Potential Payments Upon Termination or Change of Control Table and the accompanying narrative.

2025 Proxy Statement |	57

Compensation Discussion and Analysis

Section 6—Process

Who Makes Executive-Compensation Decisions

ROLE OF COMPENSATION AND HUMAN CAPITAL COMMITTEE

The Committee administers Truist’s compensation program for named executives in a manner consistent with our Purpose, Mission, Values, and compensation philosophy. The Committee’s authority and responsibilities are set forth in its charter and include:

•	reviewing and approving the compensation for executive officers, including the named executives

•	selecting and approving performance metrics and goals for the executive-compensation program and evaluating performance at the end of each performance period

•	approving award opportunities for our AIP, PSU, LTIP, and RSU awards

•	overseeing the risk management of the Company’s incentive compensation arrangements

•	conducting an annual review of director compensation

In making compensation decisions, the Committee uses several resources and tools, including the services of a compensation consultant. The Committee engaged Meridian Compensation Partners, LLC as the Committee’s independent compensation advisor through October 31, 2024, and engaged and appointed Farient Advisors LLC as the Committee’s independent compensation advisor beginning on November 1, 2024 (each, for the relevant periods, the “compensation consultant”). The Committee also considers summary analyses of total compensation delineating each compensation element (sometimes referred to as “tally sheets”), an assessment of executive risk outcomes (which is reviewed and approved by the Risk Committee), competitive benchmarking, and a review of the Company’s internal control effectiveness.

Performance Adjustments

The Committee retains discretion to make adjustments to our performance, as well as the reported results from members of our peer group, for purposes of performance-based compensation awards.

•

Throughout the year, the Committee reviews projected results and items for possible adjustment. At the beginning of each year, the Committee receives final performance information for the prior year, and historically has made adjustments to our reported results (e.g., net income) so that the applicable compensatory plans fairly compensate participants for core Truist performance

•	The Committee may also make adjustments to the reported performance of peer group members for awards that measure our performance relative to the peer group

•	A reconciliation of adjustments that the Committee made for the purposes of evaluating 2024 performance is included in Annex A to this proxy statement

Unless otherwise indicated, discussions of 2024 performance for compensation purposes in this proxy statement include these adjustments made by the Committee.

ROLE OF MANAGEMENT

The Committee periodically receives reports from our Chief Audit Officer, the head of our internal audit function, regarding our internal controls. After review and approval by the Risk Committee of the executive risk outcomes assessment, the Committee also receives reports from our Chief Risk Officer on our executive risk outcomes assessment for the Company and individual executives. The purpose of these reports is to allow the Committee to evaluate our current risk environment and internal control positions relevant to incentive compensation, and to take these issues into consideration when determining short-term incentive compensation.

The CEO is also involved in compensation determinations for executive officers, other than himself, including for each of the other named executives, and makes recommendations to the Committee. The CEO is in the best position to assess the performance of the other executive officers, and he plays an important role in the compensation setting process for executive officers. Ultimately, however, decisions about individual compensation elements and total compensation of all executive officers are made by the Committee, based primarily on the executive officer’s performance and our overall performance, with consideration of the business environment in which the results were achieved. In addition, the Risk Committee provides input with respect to, and approves the compensation of, the Chief Risk Officer, and the Audit Committee provides input with respect to, and approves the compensation of, the Chief Audit Officer.

ROLE OF COMPENSATION CONSULTANT

The Committee engaged each of the compensation consultants to provide market reference perspective and serve as an advisor during their respective terms. The compensation consultant serves at the request of, and reports directly to, the Committee. The Committee has the sole authority to approve the compensation consultant’s fees and other retention terms, including the authority to limit the amount of fees the compensation consultant may earn from other services provided to Truist. The compensation consultant performs a review of our executive compensation programs, provides peer group analyses, and advises on regulatory developments, corporate governance, and best practice trends.

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Compensation Discussion and Analysis

The Committee reviewed whether each of the compensation consultants is independent and whether the engagements presented any conflicts of interest. In conducting this review, the Committee noted that each of the compensation consultants (i) provides or provided no services to Truist other than compensation consulting, (ii) has or had no personal or business relationships with members of our Board or executive officers, (iii) does or did not directly own any shares of Truist stock, and (iv) retains or retained a written policy designed to avoid conflicts of interest that may arise. Each of the compensation consultants determined that they were independent from our management and confirmed this in a written statement provided to the Chair of the Committee.

During 2024, the compensation consultant provided the following services to the Committee:

•	reviewed Truist’s total compensation philosophy for reasonableness and appropriateness

•	reviewed overall compensation levels

•	reviewed our total executive-compensation program relative to peers and advised the Committee of plans or practices that may be changed to improve effectiveness

•	provided market and peer data and recommendations on executive officer and senior management compensation

•	reviewed and advised the Committee on the composition of our peer group

•	reviewed public disclosure on compensation, including compensation disclosures in this proxy statement

•	advised the Committee regarding the compensation of outside directors

In order for the compensation consultant to provide effective advice, the Committee expects it to interact with our management from time to time. These interactions generally involve:

•	obtaining compensation and benefits data and other relevant information that is not available from public sources

•	working with management to understand the scope of the various executive jobs in order to provide accurate benchmarking

•	conferring with management to understand our business strategy and circumstances

When Compensation Decisions are Made

First Quarter

•  Review executive risk outcomes assessment for the prior year

•  Receive reports from the Chief Audit Officer regarding risk management and internal control effectiveness

•  Review individual performance results of exective officers

•  Review amounts that can be earned by each NEO under various performance scenarios

•  Approve financial results and adjustments for incentive plans for the prior year

•  Determine payments/vesting for incentive plans with performance periods completed the prior year (AIP, PSU, LTIP, and RSU awards)

•  Set company financial targets and performance measures for the current year to determine AIP, PSU, and LTIP award terms

•  Set target executive officer compensation for current year – base salary, short-term, and long-term incentive targets

Second Quarter	• Review projected financial results with proposed adjustments for incentive plans • Review and approve peer group for upcoming year
Third Quarter

•  Conduct a mid-year review of current executive risk outcomes assessment

•  Review projected financial results with proposed adjustments for incentive plans

•  Review of competitive pay and market conditions

•  Review executive officer compensation relative to the market

Fourth Quarter	• Review projected financial results with proposed adjustments for incentive plans • Review director compensation • Outline incentive plan for upcoming year

2025 Proxy Statement |	59

Compensation Discussion and Analysis

Key Considerations for Compensation Decisions

PEER GROUP AND COMPETITIVE ANALYSES

The Committee uses a peer group to perform competitive assessments of executive compensation as well as to measure performance under our short- and long-term incentive plans. The Committee approves a group of publicly-traded banks or financial services holding companies each year to serve as the peer group. The Committee evaluates its peer group on an annual basis.

In evaluating the peer group, the Committee considers a number of factors, including industry and business mix, regulatory oversight, assets, revenues, and market capitalization. The Committee believes it is important for the peer group to focus on other banks for performance comparisons and as our primary market for executive talent. However, the Committee recognizes that there are currently only two regional banks similar to our size (i.e., within one-half to two times our assets and revenues) and business mix. To create a reasonable sample size for pay and performance comparisons, the Committee determined it appropriate to include additional companies that provide a balance of larger and smaller banks. Based on its comprehensive review, the Committee approved maintaining the peer group consisting of the following 10 companies. Given the wide range in sizes among the peer banks, the Committee uses its judgment in evaluating pay levels relative to the market data and does not target pay at a specific percentile of peers.

TRUIST 2024 PEER GROUP
Company Name	Assets ($ in billions)(1)	Market Capitalization ($ in billions)(1)
JPMorgan Chase (NYSE: JPM)	$4,003	$675
Bank of America (NYSE: BAC)	$3,262	$337
Wells Fargo (NYSE: WFC)	$1,930	$234
U.S. Bancorp (NYSE: USB)	$ 678	$ 75
PNC Financial (NYSE: PNC)	$ 560	$ 77
Truist Financial Corporation (NYSE: TFC)	$ 531	$ 58
Citizens Financial (NYSE: CFG)	$ 218	$ 19
Fifth Third (NASDAQ: FITB)	$ 213	$ 28
M&T (NYSE: MTB)	$ 208	$ 31
Key Corp (NYSE: KEY)	$ 187	$ 19
Regions (NYSE: RF)	$ 157	$ 21
Truist Financial Corporation percentile ranking	50%	50%

(1)	Data sourced from S&P Global Market Intelligence as of December 31, 2024.

In establishing target pay opportunities, the Committee generally compares each element of compensation as well as total compensation relative to the peer group. The Committee also reviews market data from other financial services firms. The Committee establishes pay levels for each executive that are appropriate based on market data as well as other critical factors, including each executive’s specific role, performance, experience, expertise, internal pay comparisons, and relative responsibilities of the named executives.

SHAREHOLDER FEEDBACK

The Committee considers feedback from shareholders received during Truist’s annual shareholder engagement outreach and the results of the shareholder advisory “say-on-pay” vote in its oversight of Truist’s executive-compensation program. In 2024, the executive compensation for our named executives received support from approximately 89% of the votes cast at the annual shareholders meeting. In addition, we proactively discussed the changes made to our executive-compensation program and the one-time performance-based Leadership Awards granted in 2024 during our fall 2024 shareholder engagement outreach. For more information regarding our Shareholder Engagement program, see “Shareholder Engagement Program” beginning on page 28.

RISK CONSIDERATIONS IN SETTING COMPENSATION

We expect all executive officers to exhibit the highest levels of ethics and demonstrate best practices to discourage unnecessary or excessive risk taking when conducting activities on behalf of Truist. The Committee routinely considers whether our executive-compensation program encourages unnecessary or excessive risk taking, with the goal of designing an executive-compensation program to encourage prudent risk management and discourage inappropriate risk-taking by offering a balanced portfolio of compensation opportunities to our named executives that is expected to reward the creation of shareholder value over time.

When determining short-term incentive compensation, and consistent with regulatory guidance, the Committee evaluates our current risk environment and internal control structure relevant to incentive compensation and reviews an executive risk outcomes assessment and other reports. The Committee also receives reports from our Chief Audit Officer regarding the effectiveness of our overall system of internal controls.

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Compensation Discussion and Analysis

Balanced Compensation Elements

The Committee believes that having market-competitive fixed base salaries discourages inappropriate risk-taking. In addition, executives have a significant proportion of compensation provided in the form of equity awards, such as PSUs and RSUs that have performance and vesting features that extend over several years. Additionally, LTIP awards are based on our performance over a three-year period, encouraging our named executives to focus on long-term performance, rather than just annual results, and further reducing risk-taking that is likely to produce only short-term benefits and allowing sufficient time for risk outcomes to emerge.

Performance Measures that Adjust for Risk

Under our incentive programs, we use performance metrics that closely correlate to shareholder return. Similarly, our incentive programs include measures that adjust for risk, including the use of the executive risk outcomes assessment for short-term incentive compensation.

Responsible Equity Grant Practices

Generally, the timing of our regular annual equity awards is determined months in advance of the actual grants in order to coincide with the regularly scheduled February meetings of the Board and the Committee. The grant date is established when the grants and all key terms are approved by the Board or the Committee, as the case may be. For the 2024 PSU and RSU awards, the Committee used the closing price of our common stock on the grant date to determine the number of PSU and RSU awards that were granted. In addition, the 2022 Incentive Plan includes prohibitions on the repricing of stock options without shareholder approval. We are required to recognize the expense of all share-based awards (such as PSUs and RSUs) in our income statement over the award’s minimum required service period.

Executive Risk Outcomes Assessment / Risk Adjustments

We utilize an executive risk outcomes assessment process, which the Committee may use to adjust, if necessary, the short-term incentive compensation of each named executive. In March 2024, the Committee amended the Executive Risk Outcomes Assessment Policy to enhance the process, focusing on strengthening the linkage between risk management and effectiveness and the overall performance of executive and senior leaders. The executive risk outcomes assessment now includes an independent qualitative risk management effectiveness assessment supported by data and conducted by the Chief Risk Officer and Business Unit Chief Risk Officers as a key component of the performance management process. In addition to the CEO, the executive risk outcomes assessment is now applicable to both direct reports to the CEO and their direct reports, a population that has the most direct impact on Truist’s risk and control environment. In conducting the qualitative assessments of risk management effectiveness, the Chief Risk Officer and Business Unit Chief Risk Officers evaluate factors based on impact to the risk profile of the enterprise and relevant areas of management control and influence. The Risk Committee reviews and approves the assessment before the outcomes are presented to the Committee.

The executive risk outcomes assessment:

•	provides for evaluation of both corporate and individual results that can be compared to stated risk appetites in all risk categories

•	presents the positive and negative risk outcomes that have influenced each risk category, if necessary, and includes recommended actions with respect to significant negative outcomes

•	reinforces a culture of accountability

•	aligns performance and short-term incentive compensation with the expectations and outcomes for key elements of risk management effectiveness

•	informs the recommendations of the Chief Risk Officer, the CEO, and the Committee’s own insight and evaluation

•	informs our risk review process, in which 100% of each executive officer’s short-term incentive compensation for 2024 was subject to potential adjustment

•	is reviewed by the compensation consultant

The Committee believes that the executive risk outcomes assessment is an important element to appropriately balance incentive compensation at the executive officer level based on risk. The use of this executive risk outcomes assessment has been discussed with our regulators as an additional way to conform to incentive compensation guidance and best practices.

REGULATORY CONSIDERATIONS IN SETTING COMPENSATION

Banking regulators have provided input on and influenced the compensation practices and incentive compensation structures at the largest financial institutions in the United States, focusing on the risks intrinsic to the design and implementation of compensation plans as well as the reasonableness of each element of compensation. Regulatory guidance is considered in the design and implementation of our executive-compensation programs. The Committee continues to assess our pay practices to balance risks and meet stakeholder expectations with our commitment to link named executive pay to our performance while maintaining executive-compensation programs that are market competitive and shareholder aligned.

2025 Proxy Statement |	61

Compensation Discussion and Analysis

Section 7—Related Policies and Practices

Clawback Policies
The Committee adopted the Executive Compensation Recoupment Policy (the “Recoupment Policy”) in
2023
. If there is a restatement of Truist’s financial statements, Truist is required to recover, unless the Committee determines that the recovery is impractical, the excess of any incentive-based compensation received by any (i) current or former executive officer and (ii) any other teammate of Truist and its subsidiaries designated by the Committee as subject to the Recoupment Policy (each, a “designated executive”), over the incentive-based compensation that should have been received by the designated executive during the recoupment period. The recoupment period is the three fiscal years completed immediately preceding the earlier of (i) the date that Truist concludes, or reasonably should have concluded, that Truist is required to prepare a financial restatement, and (ii) the date on which a legally authorized body causes Truist to prepare a financial restatement. Under the Recoupment Policy, Truist may not indemnify any designated executive for any losses in connection with the recovery of erroneously awarded compensation. Truist’s obligation to recover erroneously awarded compensation is not dependent on if or when the restated financial statements are filed or any fault of the designated executive for the accounting errors leading to a restatement.
In addition, our 2022 Incentive Plan, which is the plan pursuant to which we grant all of our AIP, PSU, LTIP, and RSU awards, and related award agreements contain broad language regarding clawbacks and make all awards under the 2022 Incentive Plan subject to recoupment, forfeiture, or reduction to the extent determined by the Committee as necessary to comply with applicable law or Truist’s policies. Our award agreements also allow the Committee to adjust the terms and conditions of the awards in recognition of certain events, including material restatement of our financial statements, to prevent dilution or enlargement of benefits intended to be made under the applicable award.
In 2024, the Committee enhanced its Incentive Compensation Policy to provide that the Committee may cancel, adjust, or clawback all or any part of any awards under the 2022 Incentive Plan (i) in the event of certain teammate misconduct, such as sales practices violations, a material misrepresentation by the teammate, conduct that causes material financial or reputational harm to Truist, or improperly failing to identify, raise, or assess, in a timely manner and as reasonably expected, issues or concerns with respect to risks material to Truist; (ii) if the award was based on materially inaccurate performance metrics, and the teammate was responsible for the inaccuracy; or (iii) for any other reason stated in other applicable policies, plans, or agreements.
Our Board believes that the current structure of Truist’s incentive compensation recoupment practices is appropriate, effective, provides a balanced approach to risk management and properly aligns the interests of our executive officers and shareholders.
Share Ownership Requirements
The Committee believes that executive officers, including the named executives, should accumulate meaningful equity stakes in Truist over time to further align their economic interests with the interests of shareholders, thereby promoting our objective of increasing shareholder value. We have robust stock ownership requirements so that our executives have significant value tied to long-term stock price performance, which discourages a focus on short-term results and imprudent risk-taking.
Our Corporate Governance Guidelines provide that our CEO is required to own Truist stock having a value equal to at least 6x his base salary, while other executive officers are required to own Truist stock having a value of at least 3x their base salary. The Corporate Governance Guidelines require the minimum level of ownership to be met by the later of (i) five years after initially being appointed an executive officer, or (ii) such period of time as it takes to reach the ownership requirement by continuously holding the shares or RSUs granted by Truist pursuant to its equity compensation arrangements. As of December 31, 2024, each executive officer met these requirements as applicable to him or her (whether by owning the required value of shares or still being within the grace period to achieve such ownership level).
Insider Trading Policies
All of Truist’s teammates and directors are subject to the Corporate Insider Trading Policy. The Corporate Insider Trading Policy prohibits transactions in Truist securities by teammates, directors, and other restricted parties who possess material, nonpublic information about Truist, as well as the disclosure of such information to any person where the restricted party knows or has reason to know that the recipient of such information will execute a transaction in Truist securities or will disclose such information to another person or entity who will execute a transaction in Truist securities. The Corporate Insider Trading Policy also prohibits a teammate, director, or other restricted party who, in the course of performing services for Truist, learns of material, nonpublic information about a company or other entity other than Truist or a security of a company or other entity other than Truist—including a client of Truist, a supplier of Truist, and a company or other entity involved in financial services—from (i) engaging in a securities transaction relating to the company or other entity, and (ii) disclosing the information to any person or entity where the restricted party knows or has reason to know that the recipient of the information will execute a related securities transaction or will disclose the information to another person or entity who will execute a related securities transaction. In addition, the Corporate Insider Trading Policy sets forth blackout period limitations, including regular blackout periods for directors, executive officers, and other senior Truist parties prohibiting them from trading in Truist securities in the weeks leading up to Truist’s quarterly earnings announcements until the trading day after one full trading day has passed since the release of Truist’s quarterly earnings announcements.

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Compensation Discussion and Analysis

The Corporate Trading Policy addresses transactions by Truist Financial Corporation or Truist Bank involving the purchase, sale, gift, transfer, trade, or issuance of any security of Truist Financial Corporation or Truist Bank outside of a Rule
10b5-1
plan or entry into, amendment of, or termination of a Rule
10b5-1
plan by Truist Financial Corporation or Truist Bank involving any of those transactions. The Corporate Trading Policy prohibits Truist Financial Corporation and Truist Bank from engaging in those transactions while in possession of material, nonpublic information about Truist. In addition, the Corporate Trading Policy sets forth blackout period limitations, including regular blackout periods for equity securities and debt securities. The blackout period for equity securities prohibits Truist Financial Corporation and Truist Bank from trading in Truist equity securities in the weeks leading up to Truist’s quarterly earnings announcements until the trading day after one full trading day has passed since the release of Truist’s quarterly earnings announcements. The blackout period for debt securities prohibits Truist Financial Corporation and Truist Bank from trading in Truist debt securities beginning on the first day of each fiscal quarter and continuing until the trading day after one full trading day has passed since the release of Truist’s quarterly earnings announcements.
The Corporate Insider Trading Policy may be copied, described, or summarized in other Truist policies or procedures for the convenience of readers of those policies or procedures. We believe that the Corporate Insider Trading Policy and Corporate Trading Policy are reasonably designed to promote compliance with insider trading laws, rules, and regulations and listing standards applicable to Truist.
The foregoing summary of our insider trading policies is qualified by reference to our Corporate Insider Trading Policy and Corporate Trading Policy, copies of which can be found as exhibits to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
Grant of
Non-Full
Value Awards
The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like awards as part of its compensation program. Accordingly, the Company has no policies or practices to disclose under Item 402(x) of Regulation
S-K.
Hedging and Pledging Policies
Our Corporate Insider Trading Policy prohibits directors and executives, including named executive officers, whose compensation is reviewed and approved by the Committee from engaging in any transaction that hedges the economic interest in and exposure to the full rewards and risks of ownership in a Truist security; any put or call option, futures contract, forward contract, swap, or other derivative transaction that relates to a Truist security and any similar speculative transaction (excluding any transaction under Truist’s compensation plans); and any short sale, including a short sale against the box, of a Truist security. Our Corporate Insider Trading Policy also prohibits directors and executive officers whose compensation is reviewed and approved by the Committee from pledging a Truist security as collateral, including through a margin account (excluding any pledge to a charitable organization that is recognized as such under applicable tax law). Currently, none of our directors or executive officers hold Truist shares that are subject to pledges or hedges.

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Compensation Discussion and Analysis

Compensation and Human Capital Committee Report on Executive Compensation

This Compensation and Human Capital Committee Report on Executive Compensation is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

The Compensation and Human Capital Committee is composed entirely of non-employee directors, each of whom has been determined in the Board’s business judgment to be independent based on the categorical standards for independence adopted by the Board, which include applicable NYSE independence standards. The Compensation and Human Capital Committee is responsible for oversight and review of our compensation and benefit plans, including administering our executive incentive plans, determining the compensation for the CEO, and reviewing and approving the compensation for the other executive officers.

The Compensation Discussion and Analysis section of this proxy statement is management’s report on Truist’s executive-compensation program and, among other things, explains the material elements of the compensation paid to the CEO and the other NEOs. The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on this review and discussion, the Compensation and Human Capital Committee recommended on February 28, 2025 to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.

Submitted by the Compensation and Human Capital Committee of the Board of Directors as of February 28, 2025:

Steven C. Voorhees, Chair
Thomas E. Skains
Bruce L. Tanner

Compensation and Human Capital Committee Interlocks and Insider Participation

The directors who constituted the Compensation and Human Capital Committee during 2024 were Patrick C. Graney III, Christine Sears, Thomas E. Skains, Bruce L. Tanner, and Steven C. Voorhees. None of the individuals who served as a member of the Compensation and Human Capital Committee during 2024 was at any time an officer or an employee of Truist or any of its subsidiaries or had any relationship with us requiring disclosure under SEC regulations. During 2024, none of our executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the Compensation and Human Capital Committee.

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Compensation of Executive Officers

Compensation of Executive Officers

The following summary compensation table and grants of plan-based awards table present the compensation of and awards to our NEOs during the years identified below. For a narrative description of these compensation and awards, please refer to our Compensation Discussion and Analysis above.

2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
William H. Rogers, Jr.	2024	1,200,000	—	6,488,339	—	5,867,640	—	395,564	13,951,543
Chairman and Chief	2023	1,200,000	—	6,843,578	—	2,650,167	1,107,866	599,979	12,401,590
Executive Officer	2022	1,200,000	—	6,395,548	—	5,195,725	—	446,569	13,237,842
Michael B. Maguire	2024	700,000	—	5,789,664	—	1,746,972	31,318	89,081	8,357,035
Senior Executive Vice	2023	700,000	—	1,796,711	—	899,677	183,568	115,642	3,695,598
President and Chief Financial Officer	2022	576,705	—	983,282	—	1,227,361	—	99,821	2,887,169
Kristin Lesher(6)	2024	667,614	3,500,000	8,374,422	—	1,882,090	—	149,511	14,573,637
Senior Executive Vice President and Chief Wholesale Banking Officer
Hugh S. Cummins III(7)	2024	800,000	—	3,132,295	—	3,459,547	480,156	152,553	8,024,551
Former Vice Chair and	2023	800,000	—	3,328,958	—	1,668,600	701,917	221,535	6,721,010
Chief Operating Officer	2022	800,000	—	2,989,623	—	2,892,242	191,127	179,668	7,052,660
Dontá L. Wilson	2024	750,000	—	6,412,734	—	2,399,440	9,160	98,332	9,669,666
Senior Executive Vice	2023	695,833	—	1,891,301	—	993,454	1,050,453	139,846	4,770,887
President and Chief Consumer and Small Business Banking Officer	2022	656,250	—	1,510,648	—	1,437,459	—	1,730,221	5,334,578

(1)

Salary as a percentage of total annual compensation, as disclosed in the 2024 Summary Compensation Table, for each of the NEOs in 2024 was as follows: Mr. Rogers (8.6%), Mr. Maguire (8.4%), Ms. Lesher (4.6%), Mr. Cummins (10.0%), and Mr. Wilson (7.8%).

(2)

The amounts in the “Stock Awards” column with respect to all NEOs reflect the grant date fair value of the PSUs and RSUs awarded during the year shown calculated in accordance with FASB ASC Topic 718. In 2024, annual PSUs and RSUs were granted to the NEOs on February 26, 2024. In addition, a one-time award of RSUs was granted to Ms. Lesher on March 1, 2024 in connection with her commencement of employment with Truist, and on September 3, 2024, one-time Leadership Awards of PSUs were granted to Messrs. Maguire and Wilson. For 2024, PSUs were valued using a Monte Carlo simulation assuming a probable payout as of the grant date of target performance and estimating the fair value associated with a probable payout at target ($29.72 for February 26, 2024 grants and $40.28 for September 3, 2024 grants) consistent with the approach for FASB ASC Topic 718 expensing. The February 26, 2024 RSUs were valued using the grant price of $34.53 less the present value of future dividends of $5.79, or $28.74, and the March 1, 2024 RSUs were valued using the grant price of $35.26 less the present value of future dividends of $3.94, or $31.32, consistent with the approach for FASB ASC Topic 718 expensing. At the maximum level of performance, the value of PSUs awarded in 2024 would be: $5,282,938 for Mr. Rogers, $6,497,366 for Mr. Maguire, $2,624,009 for Ms. Lesher, $2,551,076 for Mr. Cummins, and $7,011,878 for Mr. Wilson. As discussed in the Compensation Discussion and Analysis, the outstanding PSUs and RSUs remain subject to vesting criteria and accordingly, the NEO may never receive any value from such awards. The assumptions used in the calculation of these amounts for awards granted in 2024 are included in Note 15 “Benefit Plans” in the “Notes to Consolidated Financial Statements” included within Truist’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(3)

Contains AIP award and LTIP payments for the NEOs as indicated in the below table. Payments under each award occur when specific performance measures are achieved, as described in the Compensation Discussion and Analysis section above, rather than upon the date of grant.

Name	2024 Annual Incentive Performance Award ($)	2022-2024 LTIP ($)

William H. Rogers, Jr.	3,420,000	2,447,640

Michael B. Maguire	1,278,309	468,663

Kristin Lesher	1,882,090	—

Hugh S. Cummins III	2,313,131	1,146,416
Dontá L. Wilson	1,798,441	600,999

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Compensation of Executive Officers

(4)

The amounts listed are attributable to changes in the present value of the benefits under the Truist Financial Corporation Pension Plan and the Truist Financial Corporation Non-Qualified Defined Benefit Plan, as applicable, for each of the NEOs. The benefits the NEOs receive are calculated in the same manner as all plan participants. Consistent with all plan participants, the calculations for these benefits generally reference the highest levels of compensation over a five-year consecutive period in the ten-year period before retirement.

(5)	The detail relating to “All Other Compensation” for 2024 is as follows:

Name	401(k) Matching Contribution($)	NQDC Matching Contribution($)	PAC Donation Matching Contribution($)	Tax Reimbursements ($)	Perquisites ($)*

William H. Rogers, Jr.	13,800	211,310	4,992	—	165,462

Michael B. Maguire	13,800	75,281	—	—	—

Kristin Lesher	—	—	—	60,451	89,060

Hugh S. Cummins III	13,800	128,083	—	—	10,670
Dontá L. Wilson	13,800	84,532	—	—	—

*

Pursuant to SEC rules, we have not reported perquisites to those NEOs where the value of the perquisites, in the aggregate, is less than $10,000. Mr. Rogers’ perquisites for 2024 consisted of: (a) the maintenance of a residential security system, and (b) limited use of the corporate airplane (in the amount of $138,189) and driver for personal travel. Ms. Lesher’s perquisites and tax reimbursements for 2024 consisted of: (a) reimbursement for attorney review of her employment offer letter from Truist, (b) driver for personal travel, (c) reimbursement for relocation expenses (in the amount of $87,129, along with $60,451 in tax reimbursements for income attributable to relocation benefits), and (d) reimbursement for monthly cell phone usage as required by local statute. Mr. Cummins’ perquisites for 2024 consisted of (a) maintenance of a residential security system, and (b) a personal guest of Mr. Cummins accompanying him on the corporate airplane and using the corporate driver for personal travel. The Company determines the amount associated with personal use of its aircraft by calculating the incremental cost to it for each flight by summing (i) (x) the total of aircraft fuel used on each flight multiplied by (y) the fuel’s cost per gallon, and (ii) the flight’s remaining variable operating costs, which include: (1) landing, parking, terminal, passenger ground transportation, flight planning, and weather services expenses; (2) supplies, catering, and crew travel and meal expenses; and (3) any customs, foreign permit, and similar fees. Fixed costs that do not change based on usage, such as pilot salaries, depreciation of aircraft, and maintenance costs, are not included in the calculation of variable operating cost.

(6)	Ms. Lesher joined Truist in February 2024 and was not a NEO for any prior years.
(7)	Effective January 13, 2025, Mr. Cummins resigned from his position as Vice Chair and Chief Operating Officer as a result of material changes to his responsibilities.

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2024 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)(3)(4)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)(6)(7)			Grant Date Fair Value of Stock Awards ($)(8)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William H. Rogers Jr.
Performance Share Units	2/26/2024				14,813	118,505	177,757	3,521,969
Restricted Stock Units	2/26/2024					103,214		2,966,370
Annual Incentive Performance Award	2/26/2024	—	3,600,000	7,200,000
2024-2026 LTIP(1)	2/26/2024	318,000	2,544,000	3,816,000
Michael B. Maguire
Performance Share Units	2/26/2024				3,851	30,813	46,219	915,762
Performance Share Units(9)	9/03/2024				76,322	101,763	127,203	4,099,014
Restricted Stock Units	2/26/2024					26,962		774,888
Annual Incentive Performance Award	2/26/2024	—	1,260,000	2,520,000
2024-2026 LTIP(1)	2/26/2024	83,125	665,000	997,500
Kristin Lesher
Performance Share Units	2/26/2024				7,357	58,861	88,291	1,749,349
Restricted Stock Units	2/26/2024					51,259		1,473,184
Restricted Stock Units(10)	3/01/2024					164,492		5,151,889
Annual Incentive Performance Award	2/26/2024	—	1,687,500	3,375,000
2024-2026 LTIP(1)	2/26/2024	157,500	1,260,000	1,890,000
Hugh S. Cummins III
Performance Share Units	2/26/2024				7,153	57,225	85,837	1,700,727
Restricted Stock Units	2/26/2024					49,811		1,431,568
Annual Incentive Performance Award	2/26/2024	—	2,280,000	4,560,000
2024-2026 LTIP(1)	2/26/2024	153,000	1,224,000	1,836,000
Dontá L. Wilson
Performance Share Units	2/26/2024				5,294	42,354	63,531	1,258,761
Performance Share Units(9)	9/03/2024				76,322	101,763	127,203	4,099,014
Restricted Stock Units	2/26/2024					36,707		1,054,959
Annual Incentive Performance Award	2/26/2024	—	1,612,500	3,225,000
2024-2026 LTIP(1)	2/26/2024	113,438	907,500	1,361,250

(1)

LTIP awards typically have been paid in cash and are disclosed under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of this table. When the threshold, target, and maximum payments were established in 2024 for the LTIP, such payments were based on each executive’s base salary for 2024 with assumptions made for increases in base salary for subsequent years in the performance cycle. Actual payments will be based on the actual average salary over the three-year performance cycle and are determined based on satisfaction of certain performance metrics discussed in the section entitled “Long-Term Incentive Awards” within our Compensation Discussion and Analysis.

(2)	For a discussion of the terms of the PSUs, RSUs, AIP awards, and LTIP awards, see “Compensation Discussion and Analysis—Section 4—Elements of Executive Compensation.”
(3)	For the AIP award, the threshold payment is 0% of the target amount. For the LTIP, the threshold payment is 12.5% of the target amount.
(4)	For the AIP award, the maximum payment is 200% of the target amount. For the LTIP, the maximum payment is 150% of the target amount.
(5)

If the performance and vesting criteria for PSUs and RSUs are not met, awards are subject to reduction, forfeiture, or nonpayment. The ultimate number of PSUs that will vest will be determined by Truist’s performance over the three-year performance period.

(6)	For PSUs, other than the Leadership Awards, the threshold payment is 12.5% of the target amount. For the Leadership Awards, the threshold payment is 75% of the target amount.
(7)	For PSUs, other than the Leadership Awards, the maximum payment is 150% of the target amount. For the Leadership Awards, the maximum payment is 125% of the target amount.
(8)

This column reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, of PSUs and RSUs. Please refer to Note (2) in the 2024 Summary Compensation Table for additional detail on the grant date fair value of awards.

(9)

These PSUs were granted as a one-time Leadership Award to support the retention of key leaders who are critical to taking full advantage of the business opportunities created by the TIH sale. For more information, see “Compensation Discussion and Analysis—Section 5—Executive-Compensation Decisions—One-Time Performance-Based Leadership Awards.”

(10)	These RSUs were granted to Ms. Lesher in connection with her commencement of employment with the Company.

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Compensation of Executive Officers

2024 Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS					STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested(1) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($) (j)

William H. Rogers, Jr.	—	—	—	—	—	63,385	2,749,641	449,653	19,505,947

Michael B. Maguire	—	—	—	—	—	9,714	421,393	188,300	8,168,454

Kristin Lesher	—	—	—	—	—	—	—	304,042	13,189,342

Hugh S. Cummins III	—	—	—	—	—	92,862	4,028,354	232,735	10,096,044
Dontá L. Wilson	—	—	—	—	—	15,419	668,876	220,983	9,586,243

(1)	Columns (g) and (i) Unearned and/or Unvested Restricted Stock Units and Performance Share Units:

Unearned and Unvested Restricted Stock Units at Year-End

Grant Date	Vesting Date (Subject to performance)	Mr. Rogers	Mr. Maguire	Ms. Lesher	Mr. Cummins	Mr. Wilson

2/22/2021	3/15/2025	11,979	2,304	—	6,647	3,119

9/1/2021	9/15/2025	—	—	—	9,961	—

	9/15/2026	—	—	—	9,961	—

2/22/2022	3/15/2025	17,690	2,730	—	8,277	3,216

	3/15/2026	17,690	2,729	—	8,276	3,216

4/1/2022	3/15/2025	—	—	—	—	1,102

	3/15/2026	—	—	—	—	1,102

2/27/2023	3/15/2025	—	6,584	—	12,163	6,930

	3/15/2026	—	6,583	—	12,162	6,930

	3/15/2027	—	6,582	—	10,687	6,929

3/3/2023	3/15/2025	25,693	—	—	—	—

	3/15/2026	25,692	—	—	—	—

	3/15/2027	25,691	—	—	—	—

2/26/2024	3/15/2026	34,405	8,988	17,087	16,604	12,236

	3/15/2027	34,405	8,987	17,086	16,604	12,236

	3/15/2028	34,404	8,987	17,086	14,598	12,235

3/1/2024	2/12/2025	—	—	54,831	—	—

	2/12/2026	—	—	54,831	—	—
	2/12/2027	—	—	54,830	—	—

Included in column (i) are RSUs granted from 2021 through 2024 that are unearned and outstanding at year-end. If the performance criteria (the absence of both an annual operating loss for the year and the Compensation and Human Capital Committee determining that there has been a significant negative risk outcome as a result of corporate or individual action) are not met, up to 100% of the unvested portion of the RSUs is subject to forfeiture. For the 2024 fiscal year, the Compensation and Human Capital Committee determined that the performance criteria had been met. However, the awards granted to Mr. Cummins on September 1, 2021 were forfeited upon his resignation as they were conditioned on continued employment and did not provide for vesting upon retirement or resignation for good reason.

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Compensation of Executive Officers

Unearned and/or Unvested Performance Share Units at Year-End

Grant Date	Performance Period	Mr. Rogers	Mr. Maguire	Ms. Lesher	Mr. Cummins	Mr. Wilson
9/1/2021	1/1/2022-12/31/2024	—	—	—	63,257	—
2/22/2022	1/1/2022-12/31/2024	63,385	9,714	—	29,605	11,506
4/1/2022	1/1/2022-12/31/2024	—	—	—	—	3,913
2/27/2023	1/1/2023-12/31/2025	—	11,285	—	20,958	11,879
3/3/2023	1/1/2023-12/31/2025	44,247	—	—	—	—
2/26/2024	1/1/2024-12/31/2026	177,757	46,219	88,291	85,837	63,531
9/3/2024	9/01/2024-8/31/2027	—	76,322	—	—	76,322

Included in column (g) are PSUs granted in 2021 and 2022 that were unvested at year-end. For these PSUs, the Compensation and Human Capital Committee determined in February 2025 that, based on the achievement of the performance criteria, the PSUs will pay out at 104.6% of the target number. Also included in column (i) are PSUs granted in 2023 and 2024 that are unvested. In accordance with SEC rules, the number of PSUs included for the awards granted in 2023 is based on the threshold level of performance, for the awards granted in 2024, with the exception of the one-time Leadership Awards, is based on the maximum level of performance, and for the one-time Leadership Awards, is based on the threshold level of performance. SEC rules require that the number of shares reported in column (i) is based on achieving threshold performance goals, except that if the previous fiscal year’s performance has exceeded the threshold, the number of shares must be based on the next higher performance measure (target or maximum) that exceeds the previous fiscal year’s performance. The vesting date for all PSU awards is March 15 of the year following the final year of the performance period. If the performance criteria are not met, up to 100% of the PSUs is subject to forfeiture.

Option Exercises and Stock Vested in 2024(1)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
William H. Rogers, Jr.	—	—	70,268	2,449,542

Michael B. Maguire	—	—	12,845	447,777

Kristin Lesher	—	—	—	—

Hugh S. Cummins III	—	—	49,380	1,812,809
Dontá L. Wilson	—	—	17,300	603,078

(1)	This table presents gross share amounts without accounting for shares withheld upon vesting for payment of taxes.

(2)	Based on the $34.86 closing price of Truist’s common stock on March 15, 2024, $41.84 on September 13, 2024, and $45.78 on December 13, 2024, the dates of vesting.

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Compensation of Executive Officers

2024 Pension Benefits(1)

Name	Plan Name(2)	Number of Years Credited Service(3) (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
William H. Rogers, Jr.	Q	5	1,358,401	—
	NQ	5	3,784,601	—
	NQ (ERISA Excess)	31	928,545	—

	NQ (SERP)	31	4,076,411	—

Michael B. Maguire	Q	5	144,695	—

	NQ	5	437,353	—

Kristin Lesher	Q	—	—	—

	NQ	—	—	—

Hugh S. Cummins III	Q	5	341,466	—

	NQ	5	2,194,525	—

	NQ (ERISA Excess)	6	50,247	—

Dontá L. Wilson	Q	26	827,923	—
	NQ	26	3,679,353	—

(1)	The 2024 Pension Benefits table shows the estimated present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, determined using the measurement date, interest rate, and mortality rate assumptions consistent with those used in Truist’s financial statements. For these purposes, the credited years of service and present value of accumulated benefits were measured as of December 31, 2024.

(2)	Q = Pension Plan.
NQ = Non-Qualified Defined Benefit Plan.
NQ (ERISA Excess) = SunTrust ERISA Excess Plan. The purpose of this plan was to provide benefits that would have been provided under the SunTrust Banks, Inc. Retirement Plan if the Internal Revenue Code did not place annual limits on compensation and benefits.
NQ (SERP) = SunTrust Banks, Inc. Tier 2 SERP. This plan was designed to provide a targeted level of post-retirement income to a highly select group of key executives who had a significant impact on SunTrust’s long-term growth and profitability.

(3)	Each plan limits the years of credited service to a maximum of 35 years.

Narrative to 2024 Pension Benefits Table

We maintain the Pension Plan and the Non-Qualified Defined Benefit Plan. For a discussion of the valuation methods and material assumptions applied in quantifying the present value of the current accrued benefit under each of these plans, as set forth in the table above, please refer to Note 15 “Benefit Plans” in the “Notes to Consolidated Financial Statements” included with the Annual Report on Form 10-K for the year ended December 31, 2024, and filed with the SEC on February 25, 2025. A discussion of each of these plans is set forth below. Messrs. Rogers and Cummins participated in plans assumed in the merger of equals with SunTrust that created Truist. Those plans have provisions which differ from the Truist plans discussed below. The Company merged the SunTrust qualified pension plan into the Truist Pension Plan in 2020. Mr. Rogers continues to participate in the SunTrust ERISA Excess Plan and the SunTrust Banks, Inc. Tier 2 SERP, although any future benefit accruals will come only from the Pension Plan and Non-Qualified Defined Benefit Plan as benefit accruals under these heritage SunTrust plans were frozen prior to the merger. Mr. Cummins participated in the SunTrust ERISA Excess Plan until his resignation.

Tax-Qualified Defined Benefit Plan. The Pension Plan is a tax-qualified defined benefit pension plan for eligible teammates. Most teammates of Truist and its subsidiaries who have attained age 21 are eligible to participate in the Pension Plan after completing one year of service. Our contributions to the Pension Plan are computed on an actuarial basis. No participant contributions are permitted. Except as described below for teammates hired or rehired on or after January 1, 2024, a participant’s annual normal retirement benefit under the Pension Plan at age 65 is an amount equal to 1.0% of the participant’s final average compensation plus 0.5% of the participant’s final average compensation in excess of Social Security covered compensation, multiplied by the number of years of creditable service completed up to a maximum of 35 years. A participant’s final average compensation is his or her average annual cash compensation, including salary, wages, overtime, bonuses, and nonequity incentive compensation, for the five consecutive years in the last ten years in which he or she receives compensation that produces the highest average.

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Effective January 1, 2024, the formula for the pension plan was modified for new hires and rehires. Each of those participant’s annual normal retirement benefit under the Pension Plan is an amount equal to 0.94% of the participant’s final average compensation plus 0.47% of the participant’s final average compensation in excess of Social Security covered compensation, multiplied by the number of years of creditable service completed up to a maximum of 35 years. The new formula requires these participants to work two additional years in order to receive the same benefit as under the formula for participants already existing prior to January 1, 2024, in essence, moving full retirement benefits to 67 years of age.

Non-Qualified Defined Benefit Plan. The Non-Qualified Defined Benefit Plan is an excess benefit plan designed to provide supplemental pension benefits for certain highly compensated teammates, including the NEOs, to the extent that their benefits under the Pension Plan are curtailed due to IRS compensation and benefit limitations. Benefits under the Non-Qualified Defined Benefit Plan are included in the table above.

Retirement. Messrs. Rogers and Cummins have met the requirements for retirement under the Pension Plan and the Non-Qualified Defined Benefit Plan. While the general retirement age is 65, teammates with at least 10 years of service who have attained age 55 are eligible to retire and begin receiving a reduced pension immediately. If a teammate begins pension payments prior to the normal retirement age of 65, the payments are reduced based on a plan-specified reduction schedule ranging from receipt of 50% at age 55, increasing until reaching 98% at age 64, with the increases weighted more heavily toward the earlier years. Generally, pension benefits under each plan are paid to qualifying participants in the form of a life annuity for non-married participants and a joint and 50% survivor annuity for married participants.

2024 Non-Qualified Deferred Compensation

Name	Executive Contributions in 2024 ($)(1)	Truist Contributions in 2024 ($)(2)	Aggregate Earnings in 2024 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2024 ($)(4)
William H. Rogers, Jr.	211,296	211,310	2,159,612	—	11,247,307

Michael B. Maguire	82,181	75,281	91,330	36,923	782,729

Kristin Lesher	—	—	—	—	—

Hugh S. Cummins III	1,061,800	128,083	1,017,822	—	9,281,984
Dontá L. Wilson	90,807	84,532	209,962	—	1,866,196

(1)	Executive contributions were based on each NEO’s deferral elections and the salaries, AIP awards, and LTIP payments, if any, received by each NEO in 2024.

(2)	This column represents Truist’s matching contributions credited to the accounts of the NEOs during 2024 in respect of the NEO’s contributions. These values are also reflected in the “All Other Compensation” column of the 2024 Summary Compensation Table.

(3)	This column reflects earnings or losses on plan balances in 2024. Earnings may increase or decrease depending on the performance of the elected deemed investment options. These earnings are not above-market or preferential and thus are not reported in the 2024 Summary Compensation Table.

(4)	This column represents each NEO’s year-end balance under the Non-Qualified Defined Contribution Plan. These balances include the NEO’s and Truist’s respective contributions that were included in the Summary Compensation Tables in previous years. Amounts in this column include earnings that were not previously reported in the Summary Compensation Table because they were not above-market or preferential earnings.

Narrative to 2024 Non-Qualified Deferred Compensation Table

The Non-Qualified Defined Contribution Plan is an excess benefit plan that provides supplemental benefits to certain highly-compensated teammates, including the NEOs, to the extent that their benefits under the 401(k) Plan are curtailed due to the application of certain IRS benefit and compensation limitations. During 2024, eligible teammates were permitted to defer up to 50% of their cash compensation under the Non-Qualified Defined Contribution Plan, with certain participants, including each NEO, eligible to receive a matching contribution up to 6% of their compensation. Matching contributions were reduced to 4% of eligible participants’ cash compensation beginning January 1, 2025. All cash compensation is eligible for deferral unless prohibited under Internal Revenue Code Section 409A. Plan participants may select deemed investment funds under the Non-Qualified Defined Contribution Plan that are identical to the investment funds offered under the 401(k) Plan with the exception that no deemed investments in Truist common stock are permitted. Participants make an election upon entering the Non-Qualified Defined Contribution Plan regarding the timing of plan distributions. The two allowable distribution elections are distribution upon termination or distribution based on a selected age following termination not to exceed age 65. The Non-Qualified Defined Contribution Plan also allows for an in-service hardship withdrawal based on facts and circumstances that meet IRS guidelines. The Non-Qualified Defined Contribution Plan also provides participants in our incentive compensation plans with an effective means of electing to defer, on a pre-tax basis, a portion of the payments that they are entitled to receive under such plans.

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Compensation of Executive Officers

Potential Payments Upon Termination or Change of Control

The potential payments to the NEOs, with the exception of Mr. Cummins, pursuant to existing plans and arrangements in the event of their termination or a change of control at December 31, 2024 are shown in the table below. As discussed earlier in the proxy statement, Mr. Cummins resigned as our Vice Chair and Chief Operating Officer as a result of material changes to his responsibilities, effective January 13, 2025. The disclosure in the table below reflects the actual severance amounts payable to Mr. Cummins in connection with such resignation. Truist maintains the Severance Plan, which covers certain executive officers, including each of the NEOs. Several of the important provisions of the Severance Plan are discussed below, including the non-competition and non-solicitation conditions, which generally are a prerequisite to receiving termination payments under the Severance Plan.

	Voluntary / Retirement ($)	For Cause ($)	Death / Disability ($)	Other than Cause or for Good Reason ($)	Qualifying Termination following a Change of Control ($)
William H. Rogers, Jr.
Severance	—	—	—	9,600,000	9,600,000
Pro-Rata Bonus(1)	3,420,000	—	3,420,000	3,420,000	3,420,000
LTIP(2)	4,991,640	—	4,991,640	4,991,640	4,991,640
PSUs(2)	11,729,258	—	11,729,258	11,729,258	11,729,258
RSUs(3)	9,875,414	—	9,875,414	9,875,414	9,875,414
Welfare Benefits(4)	—	—	—	36,033	36,033
Outplacement	—	—	—	—	—
Reduction Per Severance Plan(5)	—	—	—	—	—

Total	30,016,312	—	30,016,312	39,652,345	39,652,345
Michael B. Maguire
Severance	—	—	—	3,920,000	3,920,000
Pro-Rata Bonus(1)	—	—	1,278,309	1,278,309	1,278,309
LTIP(2)	—	—	1,133,664	1,133,664	1,133,664
PSUs(2)	—	—	7,151,670	7,151,670	7,151,670
RSUs(3)	—	—	2,363,082	2,363,082	2,363,082
Welfare Benefits(4)	—	—	—	30,961	30,961
Outplacement	—	—	—		—
Reduction Per Severance Plan(5)	—	—	—	—	—

Total	—	—	11,926,725	15,877,686	15,877,686
Kristin Lesher
Severance	—	—	—	4,875,000	4,875,000
Pro-Rata Bonus(1)	—	—	1,882,090	1,882,090	1,882,090
LTIP(2)	—	—	420,000	420,000	420,000
PSUs(2)	—	—	2,553,390	2,553,390	2,553,390
RSUs(3)	—	—	9,359,279	9,359,279	9,359,279
Welfare Benefits(4)	—	—	—	32,340	32,340
Outplacement	—	—	—	—	—
Reduction Per Severance Plan(5)	—	—	—	—	—

Total	—	—	14,214,759	19,122,099	19,122,099
Hugh S. Cummins III(6)
Severance	—	—	—	6,160,000	—
Pro-Rata Bonus(1)	—	—	—	2,313,131	—
LTIP(2)	—	—	—	2,370,416	—
PSUs(2)	—	—	—	8,329,177	—
RSUs(3)	—	—	—	4,599,062	—
Welfare Benefits(4)	—	—	—	14,702	—
Outplacement	—	—	—	110,000	—
Reduction Per Severance Plan(5)	—	—	—	—	—
Total	—	—	—	23,896,488	—

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Compensation of Executive Officers

	Voluntary / Retirement ($)	For Cause ($)	Death / Disability ($)	Other than Cause or for Good Reason ($)	Qualifying Termination following a Change of Control ($)
Dontá L. Wilson
Severance	—	—	—	4,725,000	4,725,000
Pro-Rata Bonus(1)	—	—	1,798,441	1,798,441	1,798,441
LTIP(2)	—	—	1,385,444	1,385,444	1,385,444
PSUs(2)	—	—	7,951,337	7,951,337	7,951,337
RSUs(3)	—	—	3,004,108	3,004,108	3,004,108
Welfare Benefits(4)	—	—	—	41,738	41,738
Outplacement	—	—	—	—	—
Reduction Per Severance Plan(5)	—	—	—	—	—
Total	—	—	14,139,330	18,906,068	18,906,068

(1)

If termination occurs on or after March 31, 2024 due to retirement, death, disability, or other than for Cause or for Good Reason, the NEO will receive pro-rated short-term incentive awards. The amounts for these NEOs reflect fiscal year 2024 actual AIP award payouts as the table assumes termination on December 31, 2024.

(2)

Following termination due to retirement, death, disability, or other than for Cause or for Good Reason, LTIP and PSU awards remain subject to the Company’s actual performance. Therefore, we have calculated these amounts using actual performance for the 2022 LTIP and PSU awards and an assumption of target performance for both the 2023 and 2024 LTIP and PSU awards. However, these are forward-looking statements that may not be representative of actual performance. For these scenarios, the amounts include for the 2023 and 2024 LTIP awards pro-rated numbers reflecting a termination date of December 31, 2024 as LTIP awards are calculated as a percentage of the NEO’s average salary over the three-year performance period, and salary for periods after termination is zero. Following a change of control, the NEO is entitled to LTIP payments prorated through the date of the change of control. The amounts shown above include actual payments for the 2022-2024 LTIP cycle and projected pro rata payments for the two outstanding three-year LTIP cycles that have not been completed as of December 31, 2024, assuming that the Company’s performance criteria are met at 100% of the NEO’s target opportunity and such payment being prorated through the date of the change of control (assumed to be December 31, 2024 for purposes of this table). Following a change of control, the NEO is entitled to PSU payments, with performance based on actual results for the completed calendar year(s) and target performance assumed for the remaining uncompleted calendar year(s). The amounts shown above include actual performance awarded for the 2022-2024 PSU awards, and PSU awards for 2023 and 2024 at the target level of performance.

(3)	Value determined by multiplying the number of RSUs that vest by $43.38, the closing market price of a share of our common stock on December 31, 2024.

(4)	Amounts include life, medical, and disability benefits to be paid under the applicable plan.

(5)

The amount reflects the reduction to the NEO’s payments in the event of a qualifying termination following a change of control such that the payments are not deemed to be “excess parachute payments” under Internal Revenue Code Section 280G. For NEOs who are retirement eligible, amounts related to LTIP awards, PSUs, and RSUs are not included in the calculation of excess parachute payments.

(6)

As permitted by SEC rules, amounts reflect Mr. Cummins’ actual benefits owed in connection with his resignation for Good Reason effective January 13, 2025, which include: (i) his fiscal year 2024 actual AIP award, (ii) separation pay pursuant to the Severance Plan in the gross amount of $6,174,701.92 (including welfare benefits), (iii) PSU and LTIP awards vesting based on the Company’s actual performance, and (iv) RSU awards vesting on the original schedule, except that the remaining outstanding RSU awards granted to Mr. Cummins on September 1, 2021 were forfeited as they were conditioned on employment without continued vesting for retirement or resignation for Good Reason. Amounts for PSU and LTIP awards have been calculated as described in footnote 2 above for a termination due to Good Reason.

Narrative to Potential Payments Upon Termination or Change of Control Table

Amounts shown in the table above and in the discussion below assume the NEO, with the exception of Mr. Cummins, terminated employment on December 31, 2024 and are estimates of the amounts such NEOs would receive upon termination pursuant to the Severance Plan, the BB&T Corporation 2012 Incentive Plan (the “2012 Incentive Plan”), the 2022 Incentive Plan, and the award agreements applicable to the NEO as in effect on December 31, 2024. The actual amounts to be paid can only be determined at the time of a NEO’s termination of employment. The amounts reported above do not include amounts that would be provided to the NEOs under plans and arrangements that are generally available to all salaried teammates or amounts reported in the “2024 Pension Benefits” and “2024 Non-Qualified Deferred Compensation” tables. The amounts reported above for Mr. Cummins reflect the actual amounts that he is entitled to receive as a result of his resignation due to material changes to his responsibilities, effective January 13, 2025, as described in more detail below.

Named Executive Officers

Under the Severance Plan, each of the NEOs, who undergoes a qualifying termination (i) other than for Cause, or (ii) for Good Reason, including in the case of such a termination of employment that occurs within 24 months after a Change of Control, will receive, subject to the NEO’s execution of a general release of claims:

(i)

A lump sum payment equal to two times the sum of (a) the NEO’s annual base salary (annualized), as most recently increased, plus (b) the annual cash bonus the NEO would have received for the year of termination assuming target performance, offset by the extent to which the NEO receives base salary or annual cash bonus payments during the garden leave period described below; and

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Compensation of Executive Officers

(ii)

To the extent the NEO has been participating in the medical, dental, or vision plans of Truist or an affiliate as of the date of termination, Truist will pay to the NEO a lump sum payment in cash equal to the product of (a) 24 multiplied by (b) the monthly COBRA premium as of the date of termination for the medical, dental, and vision coverage the NEO had immediately prior to the date of termination minus the monthly dollar amount the NEO would have paid to Truist for such coverage, offset by the extent to which the NEO participates in such benefit plans during the garden leave period described below.

All outstanding PSUs, RSUs, and LTIP awards as of the termination date will either be forfeited or vest under the terms and conditions of the incentive plans and award agreements under which they were granted depending on the circumstances of the termination and the retirement eligibility of the NEO.

In the event of the death or disability of any NEO, the Company and Truist Bank will use their best efforts to accelerate vesting of any unvested benefits to which the NEO may be entitled under any stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plans.

The Severance Plan also includes a non-competition obligation applicable to participants who have been designated by the Board as “officers” within the meaning of Rule 16a-1(f) promulgated under the Exchange Act (“Section 16 Officers”), and for all participants an obligation not to solicit Truist teammates or clients, each obligation continuing for 12 consecutive months after the date of termination of employment. These prohibitions generally preclude the Section 16 Officers (currently all NEOs participating in the Severance Plan are Section 16 Officers) from working for a direct competitor providing banking or financial products or services within the continental United States. Additionally, the non-solicitation covenants prohibit the participant from soliciting or assisting in the solicitation of any recipient of the Company’s banking or financial products or services and other Company clients or inducing any of our teammates to terminate their employment with the Company or its affiliates. The Severance Plan also provides for a three month garden leave period for participants who resign with or without Good Reason. The participant must provide the Company with three months’ advance written notice of his or her termination of employment, and during the three month garden leave period, he or she will remain employed by Truist.

The Severance Plan provides for reductions in payments to the extent necessary to avoid exceeding the limits established by Section 280G of the Internal Revenue Code. Payments in excess of these limits are often referred to as “excess parachute payments,” and exceeding the Section 280G limits generally triggers an excise tax on the payments. Under the Severance Plan, if termination payments and benefits to be provided (along with any other payments and benefits available to the NEO) will constitute an excess parachute payment, then the payments will be reduced to an amount that is $1.00 less than the amount that would cause the payments to be an excess parachute payment; provided, however, that such a reduction will only be imposed if the reduction results in a greater after-tax benefit to the NEO than if such payments had not been reduced.

For purposes of the Severance Plan, the 2012 Incentive Plan, the 2022 Incentive Plan, and award agreements, “Change of Control” means a change in ownership or effective control of Truist or a change in the ownership of a substantial portion of the assets of Truist (as described under Section 409A of the Internal Revenue Code).

For purposes of the Severance Plan, “Cause” generally means one or more of the following by the NEO: (i) dishonesty, theft, or embezzlement; (ii) refusal or failure to perform the NEO’s assigned duties for the Company or any of its affiliates in a satisfactory manner; or (iii) engaging in any conduct that could be materially damaging to the Company or any of its affiliates without a reasonable good faith belief that such conduct was in the best interest of the Company or any of its affiliates; provided, however, that if capable of cure, a termination for Cause under clauses (ii) or (iii) will only be effective if the NEO fails to cure the circumstances giving rise to termination for Cause within 30 days following delivery of a notice of termination by the Company.

The Severance Plan generally defines “Good Reason” as one or more of the following conditions without the NEO’s express written consent, in each case, that is not cured by the Company within 30 days following delivery of a notice of termination by the NEO:

(i)

a material diminution in the NEO’s position, authority, duties, or responsibilities (including the assignment to the NEO of any duties or responsibilities materially and adversely inconsistent with the NEO’s position, authority, duties, or responsibilities then in effect, excluding for this purpose an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the NEO);

(ii)	a material reduction (other than pursuant to a uniform reduction applicable to other similarly situated executives of the Company) in the base salary or annual target bonus opportunity of the NEO;

(iii)	the Company’s requirement that the NEO relocate the NEO’s principal business office to any location more than 35 miles from its then-current location; or

(iv)

the Company’s failure to obtain the assumption of the Severance Plan by any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company, or any business of the Company for which the NEO’s services are principally performed.

The NEO must deliver the notice of termination to the Company within 90 days of actual knowledge of the act or omission constituting Good Reason.

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Compensation of Executive Officers

For purposes of the 2012 Incentive Plan, the 2022 Incentive Plan, and related award agreements, “Disability” means: (i) the NEO incurs a separation from service for disability under a disability insurance program of Truist or an affiliate in which the NEO participates, (ii) if the NEO is not a participant in a disability insurance program of Truist or an affiliate, if the NEO suffers from any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the individual to be unable to perform the duties of employment or any substantially similar position of employment and the NEO incurs a “separation from service,” within the meaning of Internal Revenue Code Section 409A, from Truist and its affiliates, and (iii) with respect to any incentive option, the “permanent and total disability” of the NEO as defined in Section 22(e)(3) of the Internal Revenue Code.

Hugh S. Cummins III

Mr. Cummins’ resignation resulted from material changes to his responsibilities by Truist following completion of several strategic initiatives in which Mr. Cummins played a key role, including the sale of TIH and the development of Truist’s strategic direction after that transaction. As a result, Mr. Cummins was entitled to the benefits of a resignation for Good Reason under the Severance Plan and received separation pay in the gross amount of $6,174,701.92 (including welfare benefits). Mr. Cummins also remained eligible for his full AIP award for 2024 and is receiving outplacement benefits from Truist. Mr. Cummins’ unvested PSU, LTIP, and RSU awards remain subject to the terms and conditions of the incentive plans and award agreements under which they were granted. As a result of a resignation for Good Reason, PSU and LTIP awards continue to vest based on the Company’s actual performance, and RSU awards continue to vest on the original schedule, except that the remaining outstanding RSU awards granted to Mr. Cummins on September 1, 2021 were forfeited as they were conditioned on employment without continued vesting for retirement or resignation for Good Reason.

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Pay Ratio Disclosure

SEC rules require us to disclose the ratio of the annual total compensation of our CEO to the median employee’s (teammate’s) annual total compensation. For 2024, Mr. Roger’s annual total compensation was $13,968,666, and the median teammate’s annual total compensation was $93,785. These amounts include the value of certain non-discriminatory benefits. Based upon this information, the ratio of the annual total compensation of our CEO to the median teammate was 149 to 1.

The CEO pay ratio rules allow us to use the same median teammate for comparison purposes for up to three years. Although we identified a median teammate for 2023, we have decided to select a new median teammate for 2024 due to changes in our teammate population as a result of the cost savings program we completed in early 2025 and the sale of TIH. For purposes of identifying our median teammate for 2024, we examined our teammate population, excluding our CEO, as of December 31, 2024. As permitted by SEC rules, we excluded (i) 39 teammates working in Canada given the small number of teammates in that jurisdiction, and (ii) 418 teammates that were on unpaid leave of absence for all of 2024. The median teammate was determined as of December 31, 2024 by reviewing wages, tips, and other compensation on payroll records for our teammate population, as reported to the IRS on Form W-2.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio as permitted by SEC rules.

76	| 2025 Proxy Statement

Pay Versus Performance

As required by SEC rules, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to the “Compensation Discussion and Analysis” (the “CD&A”).

	$		$		$		$		$		$		$			$		$
		Summary Compensation Table Total for First PEO (1) (Kelly S. King)		Summary Compensation Table Total for Second PEO (1) (William H. Rogers, Jr.)		Compensation Actually Paid to First PEO (2) (Kelly S. King)		Compensation Actually Paid to Second PEO (2) (William H. Rogers, Jr.)		Average Summary Compensation Table Total for Non-PEO NEOs (3)		Average Compensation Actually Paid to Non-PEO NEOs (4)		Value of Initial Fixed $100 Investment Based On:			Net Income (millions) (7)		EPS (8)
Year													Total Shareholder Return (5)		Peer Group Total Shareholder Return (6)
(a)		(b)		(b)		(c)		(c)		(d)		(e)		(f)	(g)		(h)		(i)
2024		—		$13,951,543		—		$18,337,254		$10,156,222		$12,295,764		$ 96.99	$132.63		$4,840		$3.81
2023		—		$12,401,590		—		$ 4,483,210		$ 9,336,938		$ 4,007,586		$ 78.39	$ 96.66		$(1,047)		$3.81
2022		—		$13,237,842		—		$11,774,153		$ 6,193,618		$ 6,642,889		$ 85.70	$ 97.53		$6,267		$4.96
2021		$15,288,905		$10,395,426		$23,785,332		$24,811,139		$ 9,296,667		$ 9,957,776		$112.04	$124.08		$6,437		$5.53
2020		$14,823,906		—		$11,068,514		—		$ 7,678,184		$ 5,076,214		$ 88.87	$ 89.69		$4,492		$3.80

1.
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. William H. Rogers, Jr. (our Chief Executive Officer) and Mr. Kelly S. King (our former Chief Executive Officer) for each corresponding year in the “Total” column of the applicable Summary Compensation Table. Refer to “Compensation of Executive Officers – Summary Compensation Table.” Mr. King served as our Chief Executive Officer during 2020 and 2021. Effective September 12, 2021, Mr. Rogers succeeded Mr. King as Chief Executive Officer. Mr. Rogers has continued to serve as our Chief Executive Officer since that time.

2.
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to the PEOs, Mr. Rogers and Mr. King, as computed in accordance with Item 402(v) of Regulation
S-K.
These dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Rogers or King, as applicable, during the pertinent year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Rogers’ total compensation for 2024 to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Change in the Actuarial Present Value of Pension Benefits (c)	Pension Benefit Adjustments (d)	Compensation Actually Paid to PEO
2024	$13,951,543	$(6,488,339)	$10,840,513	—	$33,537	$18,337,254

(a)
Represents the deduction from the “Reported Summary Compensation Table Total for PEO” column for the total grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the 2024 Summary Compensation Table.

(b)
The equity award adjustments for 2024 include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in 2024 that were outstanding and unvested as of the end of 2024; (ii) the amount of change as of the end of 2024 (from the end of the prior fiscal year) in fair value of any awards granted in prior years that were outstanding and unvested as of the end of 2024; (iii) for awards that were granted and vested in 2024, the fair value as of the vesting date; (iv) for awards granted in prior years that vested in 2024, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during 2024, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2024 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2024. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Outstanding and Unvested as of the End of the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$8,749,933	$2,199,271	—	$(108,691)	—	—	$10,840,513

(c)	Represents the deduction for the “Change in Pension Value & Nonqualified Deferred Compensation Earnings” column of the 2024 Summary Compensation Table.

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Pay Versus Performance

(d)
The total pension benefit adjustments for 2024 include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Rogers during 2024 (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during 2024 that were attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2024	$33,537	—	$33,537

3.
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. King and/or Mr. Rogers, as applicable) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Messrs. King and Rogers, as applicable, as described above in Note 1) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Michael B. Maguire, Kristin Lesher, Hugh S. Cummins III, and Dontá L. Wilson; (ii) for 2023, Michael B. Maguire, Hugh S. Cummins III, Clarke R. Starnes III, Dontá L. Wilson, and John M. Howard; (iii) for 2022, Daryl N. Bible, Michael B. Maguire, Hugh S. Cummins III, Clarke R. Starnes III, and Dontá L. Wilson; (iv) for 2021, Hugh S. Cummins III, Clarke R. Starnes III, Daryl N. Bible, John M. Howard, and Christopher L. Henson; and (v) for 2020, William H. Rogers, Jr., Christopher L. Henson, Clarke R. Starnes III, and Daryl N. Bible.

4.
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. King and/or Mr. Rogers, as applicable), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. King and/or Mr. Rogers, as applicable) during the pertinent year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the average total compensation for the NEOs as a group (excluding Mr. Rogers) for 2024 to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$10,156,222	$(5,927,279)	$7,936,749	$(130,159)	$260,231	$12,295,764

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$7,096,774	$827,099	22,947	$(10,071)	—	—	$7,936,749

(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

Year	Average Service Cost	Average Prior Service Cost	Total Average Pension Benefit Adjustments
2024	$260,231	—	$260,231

5.
Cumulative TSR is calculated by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company’s share price at the end and the beginning of the measurement period, by (ii) the Company’s share price at the beginning of the measurement period.

6.
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the KBW Nasdaq Bank Index (BKX).

7.	The dollar amounts reported represent the amount of GAAP net income reflected in the Company’s audited financial statements for the applicable year.

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Pay Versus Performance

8.
For purposes of our incentive compensation plans, EPS was calculated for 2024 by dividing the Company’s net income available to common shareholders for the applicable year, adjusted for certain unexpected or non-core
performance items as determined by the Compensation and Human Capital Committee, by the average number of fully diluted common shares outstanding during the year. Because the method of calculating EPS for 2024 differed from the approach used in prior years, the EPS values for 2020–2023 have been recalculated for purposes of this Pay Versus Performance table to be consistent with the method of calculation for 2024. While the Company uses numerous financial and non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table above) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. EPS for purposes of our incentive compensation plans is a non-GAAP
financial measure. See
Annex A
for a reconciliation of GAAP earnings per share to EPS for purposes of our incentive compensation plans for 2024 and 2023. For reconciliations of GAAP earnings per share to EPS for purposes of our incentive compensation plans for 2020-2022, see our fourth quarter earnings presentations for each of those years.

Financial Performance Measures

As described in greater detail in the CD&A, the Company’s executive-compensation program reflects a pay-for-performance
culture at Truist that is rooted in our Purpose, Mission, and Values. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	EPS;

•	PPNR;

•	NIE;

•	TBVPS Plus Dividend Growth;

•	CET1 Capital Ratio; and

•	One-Year TSR.

EPS, PPNR, and NIE as discussed in this pay versus
performance
(“PvP”) section are
non-GAAP
financial measures that include adjustments to the corresponding GAAP amounts approved by the Compensation and Human Capital Committee. As such, the terms “EPS,” “PPNR,” and “NIE” used in this PvP section refer to these as-adjusted
values. Accordingly, the
as-adjusted
EPS, PPNR, and NIE values used for compensation purposes may differ from those identified in the Key Financial and Operational Accomplishments in 2024 in “Section 2—Business and Performance” of the CD&A or the Company’s financial reporting disclosures. For additional detail regarding these adjustments and the calculation of EPS, PPNR, and NIE for 2024 and 2023, please refer to
Annex A
. TBVPS is a non-GAAP financial measure that excludes the impact of intangible assets, net of deferred taxes. Please refer to
Annex A
for the calculation of TBVPS for 2024 and 2023.
Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in the CD&A, the Company’s executive-compensation program reflects a pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the PvP table set forth above. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between information presented in the PvP table.

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Pay Versus Performance

Compensation Actually Paid and Cumulative TSR

PEO and NEO Compensation Actually Paid vs. Truist TSR
Compensation Actualy Paid
$20,000,000
$10,000,000
$0
Truist TSR
$150
$100
$50
$0
$88.87
$112.04
$85.70
$78.39
$96.99
2020
2021
2022
2023
2024
Compensation Actually Paid to Kelly S. King
Compensation Actually Paid to William H. Rogers, Jr.
Average Compensation Actually Paid to Non-PEO NEOs
Truist TSR

The amount of compensation actually paid to the PEOs, Messrs. King and Rogers (as applicable), and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. King and/or Rogers, as applicable) is generally aligned with the Company’s cumulative TSR over the five years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is primarily because a significant portion of the compensation actually paid to the NEOs is comprised of equity awards. As described in more detail in the CD&A, as of December 31, 2024, approximately 51% of the value of total target compensation awarded to the CEO and 47% of the value of total target compensation awarded to the other NEOs consists of equity awards, including RSU and PSU awards.
Compensation Actually Paid and GAAP Net Income

PEO and NEO Compensation Actually Paid vs. Net Income
Compensation Actualy Paid
$20,000,000
$10,000,000
$0
$4,492
$6,437
$6,267
$(1,047)
$4,840
$8,000
-$2,000
Net Income (Millions)
2020
2021
2022
2023
2024
Compensation Actually Paid to Kelly S. King
Compensation Actually Paid to William H. Rogers, Jr.
Average Compensation Actually Paid to Non-PEO NEOs
Net Income (Millions)

The amount of compensation actually paid to the PEOs, Messrs. King and Rogers (as applicable), and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. King and/or Rogers, as applicable) is generally aligned with the Company’s GAAP net income over the five years presented in the PvP table. While the Company has not emphasized net income as a performance measure in the overall executive-compensation program, the measure of net income is correlated with several of the performance measures which the Company uses when assessing performance or setting goals in the Company’s short-term and long-term incentive compensation plans, such as EPS and PPNR. Each of these measures is either calculated using net income as a component or is a significant driver of net income. As described in more detail in the CD&A, as of December 31, 2024, approximately 68% of the value of total target compensation awarded to the CEO and 66% of the value of total target compensation

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Pay Versus Performance

awarded to the other NEOs is performance-based pay largely dependent on financial measures that are calculated using net income as a key element or that have a significant impact on net income.
Compensation Actually Paid and EPS

The amount of compensation actually paid to the PEOs, Messrs. King and Rogers (as applicable), and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. King and/or Rogers, as applicable) is generally aligned with the Company’s EPS over the five years presented in the PvP table, although EPS remained flat in 2024 while compensation actually paid increased as discussed below. For purposes of our incentive compensation plans, EPS is defined as the Company’s net income available to common shareholders for the applicable year, adjusted for certain unexpected or non-core
performance items as determined by the Compensation and Human Capital Committee, divided by the average number of fully diluted common shares outstanding during the year.
EPS for purposes of our incentive compensation plans is a
non-GAAP
financial measure. See
Annex A
for a reconciliation of GAAP earnings per share to EPS as used in our incentive compensation plans for 2024 and 2023. While the Company uses numerous financial and non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the PvP table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. The Compensation and Human Capital Committee has chosen EPS as a primary financial measure in the Company’s AIP award program. In 2024, the Compensation and Human Capital Committee determined to use EPS (both absolute EPS and EPS growth relative to peers) as the primary performance metrics for the 2024–2026 PSU and LTIP awards. As described in more detail in the CD&A, as of December 31, 2024, approximately 24% of the value of total target compensation awarded to the CEO and 26% of the value of total target compensation awarded to the other NEOs consists of amounts determined under the Company’s AIP awards, and approximately 44% of the value of total target compensation awarded to the CEO and 40% of the value of total target compensation awarded to the other NEOs consists of PSU and LTIP awards. Although EPS as adjusted for incentive compensation purposes remained flat in 2024, compensation actually paid increased for the year because of a number of factors, including Truist outperforming the Original Plan, the Final Plan, and most peers in EPS due, in part, to the successful completion of the TIH sale, the related securities portfolio repositioning, and an expense reduction program as well as the rise in the Company’s stock price during 2024, which caused a large increase in the value of the significant portion of NEO pay comprised of equity awards.

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Pay Versus Performance

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

Comparison of Truist TSR and Peer Group TSR
TSR (FYE 2019 Indexed to $100)
$140
$120
$100
$80
$60
$40
$20
$0
$100.00
$100.00
$89.69
$88.87
$124.08
$112.04
$97.53
$85.70
$96.66
$78.39
$132.63
$96.99
Dec. 31, 2019
Dec. 31, 2020
Dec. 31, 2021
Dec. 31, 2022
Dec. 31, 2023
Dec. 31, 2024
Truist TSR
Peer Group TSR

The Company’s cumulative TSR over the five-year period presented in the PvP table was
-3.0%,
while the cumulative TSR of the peer group presented for this purpose, the KBW Nasdaq Bank Index (BKX), was +32.6% over the five years presented in the PvP table. For more information regarding the Company’s performance and the companies that the Compensation and Human Capital Committee considers when determining compensation, refer to the CD&A.

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Stock Ownership Information

The table below sets forth the beneficial ownership of Truist common stock as of January 31, 2025 by (i) all current directors and persons nominated to become directors, (ii) the named executive officers (or NEOs) in this proxy statement, (iii) all then-current directors and executive officers of Truist as a group, and (iv) each person who is known by Truist to be the beneficial owner of more than five percent of our common stock. Unless otherwise indicated, all persons listed below have sole voting and investment powers over all shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Shares of Common Stock Subject to a Right to Acquire(2)	Total(3)	Percentage of Common Stock
Directors and Executive Officers
Jennifer S. Banner	27,969		—	27,969	*
K. David Boyer, Jr.	15,317		—	15,317	*
Agnes Bundy Scanlan	6,208		—	6,208	*
Dallas S. Clement	2,923		—	2,923	*
Linnie M. Haynesworth	2,923		—	2,923	*
Donna S. Morea	39,415		—	39,415	*
Charles A. Patton	75,017	(4)	—	75,017	*
William H. Rogers, Jr.	1,139,334	(5)	118,747	1,258,081	*
Thomas E. Skains	31,891	(6)	—	31,891	*
Laurence Stein	3,203		—	3,203	*
Bruce L. Tanner	16,882		—	16,882	*
Steven C. Voorhees	60,873		—	60,873	*
Hugh S. Cummins III	368,004		119,949	487,953	*
Kristin Lesher	—		54,831	54,831	*
Michael B. Maguire	75,319		21,332	96,651	*
Dontá L. Wilson	45,829		29,786	75,615	*
Directors and Executive Officers as a group (17 persons)	1,543,103		231,774	1,774,877	*
Beneficial Owners Holding More Than 5%
BlackRock, Inc.(7) 50 Hudson Yards New York, NY 10001	104,220,735		—	104,220,735	7.9%
Capital International Investors(8) 333 South Hope Street, 55th Fl. Los Angeles, CA 90071	92,167,594		—	92,167,594	6.9%
Vanguard Group, Inc.(9) 100 Vanguard Blvd. Malvern, PA 19355	119,129,225		—	119,129,225	9.0%

*	Less than 1%.

(1)

As reported to Truist by the directors and executive officers, and includes shares held by spouses, minor children, Individual Retirement Accounts (IRAs), affiliated companies, partnerships, limited liability companies, and trusts as to which each such person has beneficial ownership. With respect to executive officers, also includes shares allocated to such persons’ individual accounts under the Truist Financial Corporation 401(k) Savings Plan. Our Corporate Insider Trading Policy prohibits pledging and hedging of Truist securities by directors and executive officers.

(2)	Amount includes RSUs and PSUs that will vest within sixty days of January 31, 2025.

(3)	Amount includes common shares and RSUs and PSUs that will vest within sixty days of January 31, 2025.

(4)	Mr. Patton also owns 5,000 depositary shares representing fractional interests in Truist’s Series I Perpetual Preferred Stock.

(5)

Amount includes 249,982 shares held by grantor retained annuity trusts for which Mr. Rogers’ wife is the trustee, and Mr. Rogers is the sole recipient of the annuity payments made by the GRAT. Amount also includes 185,000 shares held by an irrevocable trust for which Mr. Rogers’ wife is the trustee, and his wife and children are the beneficiaries.

(6)	Amount includes 29,391 shares jointly owned with spouse with shared investment and voting powers. Amount also includes 2,500 shares held in an IRA.

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Stock Ownership Information

(7)

Based upon information contained in the Form 13F-HR filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 7, 2025, BlackRock (or its subsidiary institutional investment managers) held investment discretion over 104,220,735 shares of common stock as of December 31, 2024.

(8)

Based upon information contained in the Schedule 13G/A filed by Capital International Investors with the SEC on February 14, 2025, Capital International Investors beneficially owned 92,167,594 shares of common stock as of December 31, 2024, with sole voting power over 91,887,399 shares, shared voting power over none of such shares, sole dispositive power over 92,167,594 shares, and shared dispositive power over none of such shares.

(9)

Based upon information contained in the Form 13F-HR filed by Vanguard Group, Inc. (“Vanguard”) with the SEC on February 11, 2025, Vanguard (or its affiliated institutional investment managers) held investment discretion over 119,129,225 shares of common stock as of December 31, 2024.

Director Phantom Shares

Certain of our independent directors have deferred annual equity awards or cash fees payable to them pursuant to deferred compensation plans provided by Truist or a predecessor company. These deferred awards and fees are treated as if they were invested in shares of Truist common stock with payouts being made in shares or cash after the director’s retirement or other separation from the Board depending on the terms of the plan pursuant to which the awards or fees were deferred. These phantom shares are not deemed to be common stock beneficially owned as of January 31, 2025 under applicable SEC rules for purposes of the stock ownership table set forth above but achieve the same objectives of creating long-term alignment with shareholder interests. Accordingly, the table below sets forth the phantom shares accrued by Truist’s independent directors pursuant to these deferred compensation plans as of January 31, 2025. These phantom shares convert to Truist common stock or the cash equivalent value thereof on a one-for-one basis.

Name of Director	Phantom Shares Settled in Cash	Phantom Shares Settled in Stock

Jennifer S. Banner	—	14,825

K. David Boyer, Jr.	—	—

Agnes Bundy Scanlan	3,660	14,825

Dallas S. Clement	28,819	14,825

Linnie M. Haynesworth	—	14,825

Donna S. Morea	—	14,825

Charles A. Patton	—	14,825

Thomas E. Skains	—	14,825

Laurence Stein	—	—

Bruce L. Tanner	28,140	—
Steven C. Voorhees	11,889	14,825

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Voting and Other Information

Record Date and Shares Entitled to Vote at the Meeting

Pursuant to the provisions of the North Carolina Business Corporation Act, February 20, 2025 has been fixed as the record date for the determination of holders of Truist common stock entitled to notice of and to vote at the Annual Meeting.

Each share of our common stock issued and outstanding on the record date is entitled to one vote on each proposal at the meeting. Shares held in a fiduciary capacity by Truist Bank and certain other of our affiliates may only be voted in accordance with the instruments creating the fiduciary capacity. As of the close of business on February 20, 2025, there were 1,305,390,708 shares of our common stock outstanding and entitled to vote.

Quorum Requirements

In order to obtain a quorum to conduct the Annual Meeting, a majority of shares of our common stock outstanding at the record date must be present (virtually) or by proxy. Shareholders who deliver valid proxies or attend the virtual meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting, unless a new record date is or must be set for the adjourned meeting. Abstentions and broker “non-votes” (explained below) are counted as present and entitled to vote for purposes of determining whether a quorum exists. In the event of an adjournment, postponement, or emergency that changes the time, date, or location of the Annual Meeting, we will make an announcement, issue a press release, or post information on our Investor Relations website, https://ir.truist.com, under the heading “Newsroom” to notify shareholders.

How to Vote

Proxies are being solicited on behalf of the Board of Directors for use at our 2025 Annual Meeting. To be valid, your vote must be received by the deadline specified on the proxy card, voting instruction form, or Notice of Internet Availability. Shareholders can vote using one of the following four methods:

Online, prior to the Annual Meeting: • Go to www.proxyvote.com and follow the instructions on the website.	Mail: • You may vote by signing, dating, and mailing the proxy card or the voting instruction form you received.

Online, during the Annual Meeting:

•  Shareholders attending the Annual Meeting virtually may vote by going to www.virtualshareholdermeeting.com/TFC2025 and logging in by entering your name, a valid email address, and the 16-digit control number found on your proxy card, voting instruction form, or Notice of Internet Availability, as applicable. This control number will grant you access to the meeting, including the ability to vote and submit questions.

Telephone: • Shareholders may vote by calling toll-free 1-800-690-6903 and following the instructions on the proxy card or voting instruction form.

We encourage you to vote your shares prior to the Annual Meeting. If you vote via the internet or by telephone, please do not return your proxy card. Shareholders who vote via the internet may incur costs, such as telephone and internet access charges, for which the shareholder is responsible. The internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. ET on Monday, April 28, 2025 (or 1:00 a.m. ET on Friday, April 25, 2025 for Truist 401(k) plan participants). If you have questions or need assistance in voting your shares, please call our proxy solicitor, Georgeson LLC, at (888) 613-3524 (toll free). If you participate in the Truist Financial Corporation 401(k) Savings Plan and your plan account has investments in shares of Truist Financial Corporation common stock, you must provide voting instructions to the plan trustee (by the internet, telephone, or proxy card) for your shares to be voted according to your instructions. You should follow the instructions contained on the proxy card or Notice of Internet Availability sent to you in order to provide voting instructions to the plan trustee. If you hold shares in the Truist 401(k) plan and also hold shares in other accounts, you may receive one proxy card or email covering all of the shares in your accounts. If you receive one proxy card or email covering all of the shares in your accounts, you must provide voting instructions by April 25, 2025, at 1:00 a.m. ET, to vote your shares. After the applicable deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares.

Shareholders who hold shares through a broker, bank, or other nominee are considered the “beneficial owners” of shares held in “street name” and should instruct their nominee to vote their shares by following the instructions provided by the nominee.

A proxy that is properly signed and dated, but which does not contain voting instructions, will be voted in accordance with our Board’s recommendations for each proposal. Three of our executives, William H. Rogers, Jr., Michael B. Maguire, and Scott A. Stengel, are designated as the proxies to cast the votes of our shareholders at the Annual Meeting.

Your vote as a shareholder is important. Please vote as soon as possible to ensure that your shares are represented.

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Voting and Other Information

How to Attend the Annual Meeting

If you are a registered shareholder or beneficial owner of common stock holding shares at the close of business on the record date, you may attend the annual meeting by visiting www.virtualshareholdermeeting.com/TFC2025 and logging in by entering your name, a valid email address, and the 16-digit control number found on your proxy card, voting instruction form, or Notice of Internet Availability, as applicable. If you lost your 16-digit control number or are not a shareholder, you will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/TFC2025 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote shares, examine our list of shareholders, or submit questions during the meeting. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 p.m. ET on April 28, 2025, and enter your name, email address, and 16-digit control number.

We have structured our virtual Annual Meeting to provide shareholders the same rights as if they were present in person, including the ability to vote shares electronically during the meeting and submit questions in accordance with the rules of conduct for the meeting. Shareholders may submit questions through the web portal prior to and during the Annual Meeting. We may exercise our discretion in selecting questions submitted through the web portal to be answered during the Annual Meeting. We may not be able to address all questions asked during the time allotted for questions during the Annual Meeting and will focus on those issues that appear to be of the greatest interest to shareholders.

You may log into and attend the virtual Annual Meeting beginning at 10:45 a.m. ET on April 29, 2025. The Annual Meeting will begin promptly at 11:00 a.m. ET. If you experience technical difficulties during the meeting, please call 844-976-0738 (U.S.) or 303-562-9301 (International) for assistance.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance online, or if you received or requested printed copies of the proxy materials, by phone or by mail, so that your shares will be represented at the Annual Meeting. Shareholders who participate in the Annual Meeting virtually by way of the link provided above will be deemed to be present in person, including for purposes of determining a quorum.

Please note that participation in the virtual Annual Meeting is subject to capacity limits of the virtual meeting platform provider and access to the meeting will be granted on a first-come, first-served basis. Additional information regarding the rules and procedures for participating in our Annual Meeting will be provided in our meeting rules of conduct, which shareholders can view during the meeting on the meeting website.

Votes Required, Non-Votes, Abstentions, and Revocations

For the election of directors, each director nominee must receive the affirmative vote of a majority of votes cast in order to be elected. Proposals 2 and 3 require the affirmative vote of a majority of votes cast on each proposal. An affirmative majority of the votes cast means the number of votes cast “for” the applicable director or proposal exceeds the number of votes cast “against” the applicable director or proposal.

A broker or other nominee may generally vote your shares without instruction on routine matters but not on non-routine matters. A broker “non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular “non-routine” proposal because your broker does not have authority to vote on that proposal and has not received specific voting instructions from you. Brokers and other nominees who are New York Stock Exchange members are expected to have discretionary voting power only for Proposal 2, the ratification of PricewaterhouseCoopers LLP as our independent auditor, but not for any other proposals. As a result, if you do not provide specific voting instructions to your record holder, New York Stock Exchange rules will allow the record holder to vote only on Proposal 2, and not on Proposals 1 or 3. Broker non-votes, as well as abstentions, will be counted in the number of shares represented for purposes of determining whether a quorum is present, but they will not be counted as votes cast for or against any of the proposals, and therefore will not affect the outcome of the vote. Holders of our common stock do not have cumulative voting rights in the election of directors.

A proxy may be revoked by a shareholder at any time before it is exercised by submitting to the Corporate Secretary of Truist an instrument revoking it, submitting a duly executed proxy bearing a later date (including a proxy given over the internet or by telephone), or by attending the virtual Annual Meeting and electing to vote using the virtual platform. Even if you plan to attend the virtual Annual Meeting, you are encouraged to vote your shares in advance by proxy.

Delivering Proxy Materials

We deliver proxy materials primarily through the internet in accordance with SEC rules. In addition to reducing the amount of paper used in producing the materials, this method lowers the costs associated with mailing the proxy materials to shareholders. Shareholders who own Truist common shares directly and not through a bank, broker, or nominee (“record holders”) will have proxy materials or the Notice of Internet Availability delivered directly to their mailing address or electronically if they have previously consented to delivery by email. Shareholders whose shares are held for them by banks, brokers, or other nominees (“beneficial holders”) will have the proxy materials or the Notice of Internet Availability forwarded to them by the intermediary that holds the shares.

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Voting and Other Information

If you received only a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions on the notice. The Notice of Internet Availability also contains instructions for accessing and reviewing the proxy materials over the internet and provides directions for submitting your vote over the internet.

In accordance with SEC rules, we sent proxy materials or a Notice of Internet Availability on or about March 17, 2025 to our shareholders of record as of the close of business on February 20, 2025. To reduce the expenses of delivering duplicate proxy materials to shareholders, we rely on SEC rules that permit us to deliver only one set of applicable proxy materials to multiple shareholders who share an address, unless we receive contrary instructions from any shareholder at that address. All shareholders sharing an address will continue to receive separate proxy cards based on their registered ownership of Truist common stock. Any shareholder sharing an address who does not receive an individual proxy statement, our 2025 Annual Report, and our 2024 Annual Report on Form 10-K may write or call Broadridge Investor Communication Solutions, Inc., as specified below, and we will promptly deliver the materials at no cost. For future meetings, a registered shareholder may request separate copies of our proxy materials or request that we only send one set of these materials if the shareholder is receiving multiple copies by telephoning our transfer agent at 1-800-213-4314, or writing the transfer agent at: Computershare Trust Company N.A., P.O. Box 43078, Providence, RI 02940-3078. If your shares are held in “street name,” you may contact Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095.

How to Request and Receive a Paper or Email Copy

A shareholder may obtain a copy of this proxy statement, our 2025 Annual Report, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (including the financial statements and financial statement footnotes), without charge, by contacting Broadridge Investor Communication Solutions, Inc. or their bank, broker, or other nominee.

When requesting a copy from Broadridge Investor Communication Solutions, you will need to include your 16-digit control number found on your proxy card, voting instruction form, or Notice of Internet Availability. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

• By Internet: www.proxyvote.com	• By Telephone: 1-800-579-1639	• By Email: sendmaterial@proxyvote.com

Proxy Costs

All expenses incurred in the solicitation of proxies for the Annual Meeting will be paid by Truist. In addition to soliciting proxies by mail, over the internet, and by telephone, our directors, officers, and teammates may solicit proxies on behalf of Truist without additional compensation. We have engaged Georgeson LLC to act as our proxy solicitor and have agreed to pay such firm $23,000 plus (i) itemized charges based on the number of calls made and votes received by Georgeson, and (ii) reasonable expenses for such services. Banks, brokerage houses, and other institutions, nominees, and fiduciaries are requested to forward the proxy materials to beneficial holders and to obtain voting instructions from them. Upon request, we will reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial holders.

Proposals for the 2026 Annual Meeting of Shareholders

Shareholder proposals for inclusion in our proxy statement. Under SEC Rule 14a-8, a shareholder desiring to make a proposal to be included in the proxy statement for the 2026 annual meeting of shareholders must present such proposal to the following address: Corporate Secretary, Truist Financial Corporation, 214 N. Tryon Street, 43rd Floor, Mail Code 500-93-43-13, Charlotte, North Carolina 28202. Proposals must be received no later than the close of business on November 17, 2025 and must comply with SEC Rule 14a-8 in order for the proposal to be considered for inclusion in the Company’s proxy statement.

Director nominations under Proxy Access. As set forth in our bylaws, a shareholder or group of up to 20 shareholders that has held at least 3% of Truist’s stock for at least three years is able to submit director nominees for up to the greater of two directors or 25% of the Board for inclusion in our proxy statement if the shareholder(s) and nominee(s) satisfy the requirements specified in our bylaws and notice is received at least 120 days, but not earlier than 150 days, before the anniversary of the date the proxy statement for the prior year’s annual meeting was released to shareholders. In order for a nominee to be considered for inclusion in our proxy statement for the 2026 annual meeting of shareholders, a shareholder must deliver timely notice in writing to the Corporate Secretary (at the address above) no earlier than October 18, 2025, and no later than November 17, 2025. The notice must contain the specific information required by Article II, Section 14 of our bylaws.

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Voting and Other Information

Other shareholder proposals and director nominations (Advance Notice Provisions). Our bylaws also allow shareholders to submit nominations for director or other business proposals to be considered at a meeting of shareholders where such proposals or nominees will not be included in our proxy materials (including any shareholder proposal not submitted under Rule 14a-8 or any director nomination not made pursuant to the proxy access bylaw). These advance notice provisions are separate from the requirements that a shareholder must meet in order to have a proposal included under Rule 14a-8 or the requirements that a shareholder must meet in order to have a director nomination included in the proxy statement under our proxy access bylaw. Under the advance notice provisions of our bylaws, for business to be properly brought before an annual meeting by a shareholder, a shareholder must deliver timely notice in writing to our Corporate Secretary (at the address above) at least 120 days, but no more than 150 days, in advance of the first anniversary of the date of our proxy statement for the preceding year’s annual meeting (for the 2026 annual meeting of shareholders, no earlier than October 18, 2025 and no later than November 17, 2025). The notice must contain the information required by Article II, Section 10 of our bylaws. The chairman of the meeting will declare that the nomination will be disregarded or such other business will not be transacted if notice thereof is not received within the applicable deadlines or the nomination or other business was not made or proposed in compliance with the bylaws.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Truist’s nominees must provide notice to Truist that sets forth the information required by SEC Rule 14a-19 no later than March 2, 2026.

Other Business

As of the date of this proxy statement, the Board does not know of any matter to be presented for consideration at the 2025 Annual Meeting of Shareholders, other than the items referred to in this proxy statement. If any other matter requiring a vote of shareholders is properly brought before the meeting for shareholder action, it is the intention of the persons named in the accompanying proxy to vote your shares in accordance with their discretion.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this proxy statement are or may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical or current facts, including statements regarding our plans, targets, commitments, strategies, or goals, made in this proxy statement, and the assumptions underlying those statements, are forward-looking. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, and results may differ materially from those set forth in any forward-looking statement. You should consider the uncertainties and risks discussed in our most recent Annual Report on Form 10-K and subsequent SEC filings. The forward-looking statements in this proxy statement are made as of the date of this proxy statement, unless otherwise indicated, and Truist undertakes no obligation to revise or update any forward-looking statements, except to the extent required by applicable law or regulation. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this proxy statement. The Corporate Responsibility and Sustainability Report, TCFD Report, similar reports, and our Board committee charters, policies, and governance documents referred to in this proxy statement are not incorporated by reference herein.

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Annex A—Non-GAAP Financial Measures

As previously described, for the purposes of measuring Truist’s performance under Truist’s compensation plans, the Compensation and Human Capital Committee typically makes adjustments to Truist’s GAAP results so that the participants are compensated for Truist’s core performance. Typically, the Compensation and Human Capital Committee adjusts Truist’s GAAP results for items such as gains or losses on sales of businesses, restructuring charges, and similar non-core performance items, on a pre-tax basis, provided the adjustment is not solely a tax-related item. These adjustments are made so that participants are compensated for Truist’s core performance in comparison to planned levels and are neither penalized nor rewarded for non-core charges, unusual gains, or similar non-core events. Senior management also uses these financial measures in evaluating Truist’s financial performance. To the extent practicable, the Compensation and Human Capital Committee also makes similar adjustments to the reported performance of peer group members when assessing Truist’s performance relative to the peer group.

The adjustments for 2024 affect the EPS, PPNR, and NIE performance metrics for the AIP awards and the three-year average ROACE and ROATCE for LTIP and PSU purposes. Each of these adjusted financial measures is determined by methods other than in accordance with GAAP and are thus non-GAAP metrics. The EPS, PPNR, and NIE measures are calculated in the same manner as their GAAP or unadjusted counterparts, except that the Compensation and Human Capital Committee approved adjustments shown in the tables below are taken into account in the calculations. In addition, the calculation of EPS uses a different number of weighted average shares outstanding than the calculation of GAAP earnings per share for periods ended with a net loss available to common shareholders from continuing operations, which was the case in 2023 and 2024, as described in footnote (2) to the table below.

Tangible common equity per common share, which is a component of a primary financial metric assessed in the AIP award program (TBVPS plus dividend growth), is a non-GAAP financial measure that excludes the impact of intangible assets, net of deferred taxes. A reconciliation from common shareholders’ equity to tangible common shareholders’ equity is shown in the third table below.

Please refer to the LTIP and PSU adjustments table and accompanying narratives below for additional detail on the adjusted ROACE and ROATCE calculations and GAAP reconciliations.

2024 Adjusted Financial Metrics for Annual Incentive Performance Award

	Year-to-Date

Adjusted Net Income and EPS ($ in millions, except per share data; shares in thousands)	Dec. 31, 2024	Dec. 31, 2023

Net income (loss) available to common shareholders from continuing operations	$(394)	$(1,864)
Securities (gains) losses	5,090	—
Goodwill impairment	—	6,078
Charitable contribution	115	—
FDIC special assessment	49	387
Restructuring charges	92	244
Gain (loss) on early extinguishment of debt	—	3
Discrete tax benefit	—	(204)
Adjusted net income available to common shareholders from continuing operations(1)	$4,952	$4,644
Net income available to common shareholders from discontinued operations	$4,863	$412
Restructuring charges	62	42
Accelerated TIH equity compensation expense	76	—
Gain on sale of TIH	(4,830)	—
Adjusted net income available to common shareholders from discontinued operations(1)	$171	$454
Net income (loss) available to common shareholders(1)	$4,469	$(1,452)
Adjusted net income available to common shareholders(1)	5,123	5,098
Weighted average shares outstanding - diluted (GAAP net income (loss) available to common shareholders)(2)	1,331,087	1,331,963
Weighted average shares outstanding - diluted (adjusted net income available to common shareholders)(2)	1,344,912	1,339,895
GAAP earnings per share(2)	3.36	(1.09)
EPS(1)(2)	3.81	3.81

(1)	Adjusted net income available to common shareholders and EPS are non-GAAP in that these measures exclude selected items, net of tax. Truist’s management uses these measures in their analysis of the Company’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges.

2025 Proxy Statement |	89

Annex A—Non-GAAP Financial Measures

(2)	For periods ended with a net loss available to common shareholders from continuing operations, the calculation of GAAP diluted earnings per share uses the basic weighted average shares outstanding. EPS calculations include the impact of outstanding equity-based awards for all periods.

	Year-to-Date

NIE and PPNR ($ in millions)	Dec. 31, 2024	Dec. 31, 2023
Revenue (A)	$13,278	$20,022
Taxable equivalent adjustment (B)	212	220
Securities (gains) losses	6,651	—
Adjusted revenue (C)	$20,141	$20,242
Noninterest expense (D)	$12,009	$18,678
Restructuring charges	(120)	(320)
Gain (loss) on early extinguishment of debt	—	(4)
Goodwill impairment	—	(6,078)
Charitable contribution	(150)	—
FDIC special assessment	(64)	(507)
Amortization of intangibles	(345)	(395)
NIE (E)	$11,330	$11,374
Unadjusted PPNR(1) (A+B-D)	$1,481	$1,564
PPNR(1) (C-E)	$8,811	$8,868

(1)	Unadjusted PPNR is a non-GAAP measure that modifies net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and the provision for income taxes. PPNR is a non-GAAP measure that additionally excludes securities gains (losses), restructuring charges, amortization of intangible assets, and other selected items. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance the comparability of results with prior periods. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value.

TBVPS ($ in millions, except per share data; shares in thousands)	Dec. 31, 2024	Dec. 31, 2023
Common shareholders’ equity	$57,772	$52,428
Less: Intangible assets, net of deferred taxes	18,274	23,306
Tangible common shareholders’ equity(1)	$39,498	$29,122
Outstanding shares at end of period	1,315,936	$1,333,743
TBVPS(1)	$30.01	$21.83

(1)	Tangible common equity is a non-GAAP measure that excludes the impact of intangible assets, net of deferred taxes, and their related amortization and impairment charges. This measure is useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses this measure to assess profitability, returns relative to balance sheet risk, and shareholder value.

LTIP and PSU Adjustments

Truist’s 2022-2024 LTIP and PSU awards reference Truist’s three-year ROACE and ROATCE performance. Truist derives GAAP ROACE from its GAAP net income available to common shareholders for each year of the performance period and non-adjusted ROATCE (which is a non-GAAP measure) from its GAAP net income available to common shareholders for each year of the performance period after adding back the amortization of intangibles, net of tax. Truist derives the adjusted ROACE and adjusted ROATCE non-GAAP performance metrics from its non-GAAP adjusted net income (and, in the case of adjusted ROATCE, after adding back the amortization of intangibles, net of tax). The adjustments include the items detailed in the table below. Results for 2024 are presented through March 31, 2024 because the Compensation and Human Capital Committee determined to stop measuring actual performance following the first quarter of 2024 as a result of the TIH sale and its expected impact on our capital structure and assumed that a target level of performance was achieved over the final three calendar quarters of 2024. Information for 2023 and 2022 is presented through December 31 of the applicable calendar year, respectively.

90	| 2025 Proxy Statement

Annex A—Non-GAAP Financial Measures

	ROACE and ROATCE Measures ($ in millions)

	2024	2023	2022
GAAP Net Income (Loss) Available to Common Shareholders(1) (A)	$1,091	$(1,452)	$5,927
Amortization of intangibles, net of tax	84	402	446
Net Income (Loss) for ROATCE (B)	$1,175	$(1,050)	$6,373
GAAP Net Income (Loss) Available to Common Shareholders(1)	$1,091	$(1,452)	$5,927
Compensation and Human Capital Committee Approved Adjustments
Goodwill Impairment	—	6,078	—
Securities Losses	—	—	69
Gain on sale of business	—	—	(75)
Incremental operating expenses related to the merger	—	—	465
Merger-related and restructuring charges, net	70	375	513
Accelerated recognition of TIH equity-based compensation	89	—	—
Adjustments Subtotal	159	6,453	972
Tax Effect of Adjustments(2)	(38)	(89)	(228)
Adjusted Net Income Available to Common Shareholders (C)	$1,212	$4,912	$6,671
Amortization of intangibles, net of tax	84	402	446
Adjusted Net Income for Adjusted ROATCE (D)	$1,296	$5,314	$7,117
GAAP Average Shareholders’ Equity	$59,011	$63,099	$63,817
Preferred stock	(6,673)	(6,673)	(6,673)
Noncontrolling interest	(172)	(120)	(20)
Average Common Shareholders’ Equity (E)	$52,166	$56,306	$57,124
Less: Average Intangible Assets	(23,244)	(29,651)	(29,253)
Average Tangible Common Shareholders’ Equity (F)	$28,922	$26,655	$27,871
GAAP ROACE(1) (A/E)	8.41%	(2.58)%	10.38%
Adjusted ROACE(1) (C/E)	9.34%	8.72%	11.68%
ROATCE(1) (B/F)	16.34%	(3.94)%	22.87%
Adjusted ROATCE(1) (D/F)	18.02%	19.94%	25.54%

(1)	The Compensation and Human Capital Committee uses GAAP net income available to common shareholders to calculate return on common equity and return on tangible common equity performance as this reflects income attributable to common equity. Results for 2024 are presented through March 31, 2024. Information for 2023 and 2022 is presented through December 31 of the applicable calendar year, respectively.

(2)	GAAP net income includes the effect of applicable taxes. The Compensation and Human Capital Committee’s approved adjustments are pre-tax items, provided the adjustment is not solely a tax-related item. Accordingly, the tax effect of the adjustments, if any, has been deducted to accurately reflect the impact of the adjustments on net income. Goodwill is not tax deductible; therefore, no tax effect has been deducted for this adjustment.

The above disclosures in this Annex A should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to similar non-GAAP measures that may be presented by other companies.

2025 Proxy Statement |	91

Annex A—Non-GAAP Financial Measures

Non-GAAP Reconciliations

Adjusted diluted earnings per share, adjusted net income available to common shareholders, PPNR, and NIE are presented in the Key Financial and Operational Accomplishments in 2024 on page 40 of this proxy statement. The following table presents the reconciliation of adjusted diluted earnings per share and adjusted net income available to common shareholders as shown in the Key Financial and Operational Accomplishments in 2024 to the most directly comparable measures under U.S. Generally Accepted Accounting Principles. PPNR and NIE as presented in the Key Financial and Operational Accomplishments in 2024 and PPNR and NIE as presented in this proxy statement for compensation purposes are the same, and those reconciliations are set forth above in “2024 Adjusted Financial Metrics for Annual Incentive Performance Award” in this Annex A. In the Key Financial and Operational Accomplishments in 2024, the CET1 ratio is presented as of December 31 of the applicable year.

	Year-to-Date

Adjusted Net Income and Adjusted Diluted Earnings Per Share ($ in millions, except per share data; shares in thousands)	Dec. 31, 2024	Dec. 31, 2023
Net income (loss) available to common shareholders from continuing operations	$(394)	$(1,864)
Securities (gains) losses	5,090	—
Goodwill impairment	—	6,078
Charitable contribution	115	—
FDIC special assessment	49	387
Discrete tax benefit	—	(204)
Adjusted net income available to common shareholders from continuing operations(1)	$4,860	$4,397
Net income available to common shareholders from discontinued operations	$4,863	$412
Accelerated TIH equity compensation expense	76	—
Gain on sale of TIH	(4,830)	—
Adjusted net income available to common shareholders from discontinued operations(1)	$109	$412
Net income (loss) available to common shareholders	$4,469	$(1,452)
Adjusted net income available to common shareholders(1)	4,969	4,809
Weighted average shares outstanding - diluted (GAAP net income (loss) available to common shareholders)(2)	1,331,087	1,331,963
Weighted average shares outstanding - diluted (adjusted net income available to common shareholders)(2)	1,344,912	1,339,895
Diluted earnings per share - GAAP(2)	3.36	(1.09)
Diluted earnings per share - adjusted(1)(2)	3.69	3.59

(1)	Adjusted net income available to common shareholders and adjusted diluted earnings per share are non-GAAP in that these measures exclude selected items, net of tax. Truist’s management uses these measures in their analysis of the Company’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Impact of individual items may not add up to the total difference between GAAP diluted and adjusted diluted earnings per share due to rounding.

(2)	For periods ended with a net loss available to common shareholders from continuing operations, the calculation of GAAP diluted earnings per share uses the basic weighted average shares outstanding. Adjusted diluted earnings per share calculations include the impact of outstanding equity-based awards for all periods.

92	| 2025 Proxy Statement

TRUIST

Truist Bank, Member FDIC. © 2025 Truist Financial Corporation.
TRUIST, the Truist logo and Truist Purple are service marks of
Truist Financial Corporation. C0001125078

TRUIST FINANCIAL CORPORATION 214 N. TRYON STREET CHARLOTTE, NC 28202

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date (or 1:00 a.m., Eastern Time, April 25, 2025 for 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TFC2025
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date (or 1:00 a.m., Eastern Time, April 25, 2025 for 401(k) plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V60839-P24482-Z89233 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRUIST FINANCIAL CORPORATION

The Board of Directors recommends a vote FOR each of the director nominees in Proposal 1.

1.	The election of twelve directors, each for a one-year term expiring at the 2026 Annual Meeting of Shareholders.		For	Against	Abstain

	1a.	Jennifer S. Banner	☐	☐	☐

	1b.	K. David Boyer, Jr.	☐	☐	☐

	1c.	Agnes Bundy Scanlan	☐	☐	☐

	1d.	Dallas S. Clement	☐	☐	☐

	1e.	Linnie M. Haynesworth	☐	☐	☐

	1f.	Donna S. Morea	☐	☐	☐

	1g.	Charles A. Patton	☐	☐	☐

	1h.	William H. Rogers, Jr.	☐	☐	☐

	1i.	Thomas E. Skains	☐	☐	☐

	1j.	Laurence Stein	☐	☐	☐

	For	Against	Abstain

1k. Bruce L. Tanner	☐	☐	☐

1l. Steven C. Voorhees	☐	☐	☐

Management Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.	For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as Truist’s independent registered public accounting firm for 2025.	☐	☐	☐

3. Advisory vote to approve Truist’s executive compensation program.	☐	☐	☐

NOTE: Designated proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2025 Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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V60840-P24482-Z89233

Proxy — TRUIST FINANCIAL CORPORATION

ANNUAL MEETING — APRIL 29, 2025

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRUIST FINANCIAL CORPORATION

The undersigned shareholder of Truist Financial Corporation, a North Carolina corporation (“Truist”), appoints William H. Rogers, Jr., Michael B. Maguire, and Scott A. Stengel, or any of them, with full power to act alone, the true and lawful proxies of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of Truist that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Truist to be held virtually at www.virtualshareholdermeeting.com/TFC2025, on Tuesday, April 29, 2025 at 11:00 a.m. Eastern Time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as stated on the reverse side hereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO INSTRUCTION TO THE CONTRARY IS GIVEN, THIS PROXY WILL BE VOTED:

•    “FOR” EACH OF THE NOMINEES FOR DIRECTOR DESCRIBED IN PROPOSAL 1

•    “FOR” PROPOSALS 2 AND 3

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE NAMED PROXIES.

The undersigned acknowledges receipt of the Notice of the Truist Annual Meeting and 2025 Proxy Statement.

NOTICE TO 401(k) PLAN PARTICIPANTS:

This card also constitutes voting instructions for participants in the Truist Financial Corporation 401(k) Savings Plan (the “Plan”). Plan participants should mark their voting instructions on the reverse side hereof and sign and date this card. If voting instructions are not marked or received, the trustee will vote the shares allocated to the participant’s account in the same proportion on each nominee or proposal as it votes those shares that reflect all participants’ interests in the Truist Common Stock Fund (in the aggregate) for which it received voting instructions from participants. Voting instructions from 401(k) plan participants must be received by 1:00 a.m., Eastern Time, on Friday, April 25, 2025 to allow sufficient time for processing.

(To be marked on other side)